                                                                   Exhibit 10.12

                                CREDIT AGREEMENT

                                      Among

                             BURLINGTON RESINS, INC.
                                 as the Company

                                       and

                    TEXAS COMMERCE BANK NATIONAL ASSOCIATION
                   Individually, as Issuing Bank and as Agent,

                                       and

                             FINANCIAL INSTITUTIONS
                         NOW OR HEREAFTER PARTIES HERETO

                      $5,500,000 Revolving Credit Facility
                              $5,500,000 Term Loan

                                 August 18, 1995

                                TABLE OF CONTENTS

                                    ARTICLE I

                            DEFINITIONS; CONSTRUCTION

   Section 1.01  Definitions................................................  1
   Section 1.02  Accounting Terms and Determinations........................ 16
   Section 1.03  Other Definitional Terms................................... 16


                                   ARTICLE II

                            AMOUNT AND TERMS OF LOANS

   Section 2.01  Loans and Commitments...................................... 16
   Section 2.02  Borrowing Requests......................................... 17
   Section 2.03  Letters of Credit.......................................... 18
   Section 2.04  Disbursement of Funds...................................... 22
   Section 2.05  Notes...................................................... 23
   Section 2.06  Interest................................................... 24
   Section 2.07  Repayment of Loans......................................... 24
   Section 2.08  Termination or Reduction of Revolving Credit Commitments... 24
   Section 2.09  Prepayments................................................ 25
   Section 2.10  Fees....................................................... 26
   Section 2.11  Payments, etc.............................................. 27
   Section 2.12  Capital Adequacy........................................... 28
   Section 2.13  Sharing of Payments, etc................................... 28
   Section 2.14  Taxes...................................................... 29
   Section 2.15  Pro Rata Treatment......................................... 31
   Section 2.16  Restoration Account........................................ 31


                                   ARTICLE III

                         CONDITIONS TO BORROWINGS AND TO
                       PURCHASE, RENEWAL AND REARRANGEMENT

   Section 3.01  Closing.................................................... 34
   Section 3.02  Conditions Precedent to Initial Loan....................... 34

   Section 3.03  Conditions Precedent to Each Loan.......................... 36
   Section 3.04  Recordings................................................. 37



                                   ARTICLE IV

                         REPRESENTATIONS AND WARRANTIES

   Section 4.01  Corporate Existence........................................ 37
   Section 4.02  Corporate Power and Authorization.......................... 37
   Section 4.03  Binding Obligations........................................ 37
   Section 4.04  No Legal Bar or Resultant Lien............................. 38
   Section 4.05  No Consent................................................. 38
   Section 4.06  Financial Information...................................... 38
   Section 4.07  Investments and Guaranties................................. 38
   Section 4.08  Litigation................................................. 38
   Section 4.09  Federal Reserve Regulations.  ............................. 38
   Section 4.10  Compliance with ERISA...................................... 39
   Section 4.11  Taxes; Governmental Charges................................ 40
   Section 4.12  Titles, etc................................................ 40
   Section 4.13  Defaults................................................... 40
   Section 4.14  Casualties; Taking of Properties........................... 40
   Section 4.15  Compliance with the Law.................................... 41
   Section 4.16  No Material Misstatements.................................. 41
   Section 4.17  Investment Company Act..................................... 41
   Section 4.18  Public Utility Holding Company Act......................... 41
   Section 4.19  Subsidiaries............................................... 41
   Section 4.20  Insurance.................................................. 41
   Section 4.21  Mortgaged Property......................................... 42
   Section 4.22  Solvency................................................... 42
   Section 4.23  Environmental Matters...................................... 42


                                    ARTICLE V

                                    COVENANTS

   Section 5.01  Certain Affirmative Covenants.............................. 44
            (a)  Maintenance and Compliance, etc............................ 44
            (b)  Payment of Taxes and Claims, etc........................... 44
            (c)  Further Assurances......................................... 44
            (d)  Performance of Obligations................................. 45
            (e)  Insurance.................................................. 45
            (f)  Accounts and Records....................................... 49

            (g)  Right of Inspection........................................ 49
            (h)  Operation and Maintenance of Mortgaged Property............ 49
            (i)  Syndication Efforts........................................ 50

   Section 5.02  Reporting Covenants........................................ 50
            (a)  Annual Financial Statements................................ 50
            (b)  Quarterly Financial Statements............................. 50
            (c)  Monthly Financial Statements............................... 50
            (d)  No Default/Compliance Certificate.......................... 51
            (e)  Auditors' No Default Certificate; Management Letters....... 51
            (f)  Title Information.......................................... 51
            (g)  Events or Circumstances with respect to Mortgaged Property. 51
            (h)  Monthly Borrowing Base Reports............................. 51
            (i)  Notice of Certain Events................................... 52
            (j)  Shareholder Communications, Filings, etc................... 52
            (k)  Litigation................................................. 52
            (l)  ERISA Information and Compliance........................... 52
            (m)  Borrowing Base Audit....................................... 53
            (n)  Aged Accounts.............................................. 53
            (o)  Business Plan.............................................. 53
            (p)  Other Information.......................................... 54
   Section 5.03  Financial Covenants........................................ 54
            (a)  Tangible Net Worth......................................... 54
            (b)  Current Ratio.............................................. 54
            (c)  Fixed Charge Coverage Ratio................................ 54
            (d)  Interest Coverage Ratio.................................... 54
   Section 5.04  Certain Negative Covenants................................. 54
            (a)  Indebtedness............................................... 54
            (b)  Liens...................................................... 55
            (c)  Mergers, Sales, etc........................................ 56
            (d)  Dividends, etc............................................. 56
            (e)  Investments, Loans, etc.................................... 57
            (f)  Lease Payments............................................. 57
            (g)  Sales and Leasebacks....................................... 58
            (h)  Nature of Business......................................... 58
            (i)  ERISA Compliance........................................... 58
            (j)  Sale or Discount of Receivables............................ 59
            (k)  Proceeds of Loans.......................................... 59
            (l)  Transactions with Affiliates............................... 59
            (m)  Unconditional Purchase Obligations......................... 60
            (n)  Stock...................................................... 60
            (o)  Capital Expenditures....................................... 60
            (p)  Preservation of Assigned Agreements........................ 60

            (q)  Subsidiaries and Partnerships.............................. 60
            (r)  Restoration Account........................................ 60
            (s)  Prepayment on Subordinated Note............................ 60


                                    ARTICLE VI


                                 EVENTS OF DEFAULT

   Section 6.01  Payments................................................... 61
   Section 6.02  Covenants Without Notice................................... 61
   Section 6.03  Other Covenants............................................ 61
   Section 6.04  Other Financing Document Obligations....................... 61
   Section 6.05  Representations............................................ 61
   Section 6.06  Non-Payments of Other Indebtedness......................... 61
   Section 6.07  Defaults Under Other Agreements............................ 62
   Section 6.08  Bankruptcy................................................. 62
   Section 6.09  ERISA...................................................... 62
   Section 6.10  Money Judgment............................................. 62
   Section 6.11  Discontinuance of Business................................. 63
   Section 6.12  Security Instruments....................................... 63
   Section 6.13  Change of Control.......................................... 63
   Section 6.14  Mandatory Prepayments...................................... 63
   Section 6.15  Material Adverse Event..................................... 63

                                   ARTICLE VII

                                    THE AGENT

   Section 7.01  Appointment of Agent....................................... 63
   Section 7.02  Nature of Duties of Agent.................................. 64
   Section 7.03  Lack of Reliance on the Agent.............................. 64
   Section 7.04  Certain Rights of the Agent................................ 64
   Section 7.05  Reliance by Agent.......................................... 65
   Section 7.06  INDEMNIFICATION OF AGENT................................... 65
   Section 7.07  The Agent in its Individual Capacity....................... 65
   Section 7.08  May Treat Lender as Owner.................................. 65
   Section 7.09  Successor Agent............................................ 65

                                  ARTICLE VIII

                                  MISCELLANEOUS

   Section 8.01  Notices.................................................... 66
   Section 8.02  Amendments, etc............................................ 66
   Section 8.03  No Waiver; Remedies Cumulative............................. 67
   Section 8.04  Payment of Expenses, Indemnities, etc...................... 67
   Section 8.05  Right of Setoff............................................ 69
   Section 8.06  Benefit of Agreement....................................... 69
   Section 8.07  Assignments and Participations............................. 70
   Section 8.08  Governing Law; Submission to Jurisdiction; Etc............. 72
   Section 8.09  Independent Nature of Lenders' Rights...................... 72
   Section 8.10  Invalidity................................................. 72

   Section 8.11  Satisfaction Requirement................................... 73
   Section 8.12  Renewal, Extension or Rearrangement........................ 73
   Section 8.13  Interest................................................... 73
   Section 8.14  Taxes, etc................................................. 74
   Section 8.15  Confidential Information................................... 74
   Section 8.16  ENTIRE AGREEMENT........................................... 74
   Section 8.17  Attachments................................................ 74
   Section 8.18  Counterparts............................................... 75
   Section 8.19  Survival of Agreements..................................... 75
   Section 8.20  Headings Descriptive....................................... 75
   Section 8.21  Effectiveness.............................................. 75
   Section 8.22  EXCULPATION PROVISIONS..................................... 75


ANNEXES

Annex I - Commitments

SCHEDULES

Schedule 4.05 - Consents
Schedule 4.07 - Investment and Guaranties
Schedule 4.08 - Litigation
Schedule 4.10 - ERISA
Schedule 4.12 - Titles
Schedule 4.13 - Defaults
Schedule 4.20 - Insurance
Schedule 4.23 - Environmental Matters

Schedule 5.04(a) - Existing Indebtedness
Schedule 5.04(b) - Liens

EXHIBITS

Exhibit A - Form of Revolving Note
Exhibit B - Form of Term Note
Exhibit C-1 - Form of Borrowing Request for Revolving Credit Loans Exhibit C-2 - Form of Borrowing Request for the Term Loan
Exhibit D - Form of Opinion of Connell, Foley & Geiser.

Exhibit E - Form of Assignment and Acceptance
Exhibit F - Form of Borrowing Base Report
Exhibit G - Form of Consent and Agreement

                                CREDIT AGREEMENT

         THIS CREDIT AGREEMENT is made and entered into as of this 18th day of August, 1995, among BURLINGTON RESINS, INC., a Delaware corporation (the "Company"), TEXAS COMMERCE BANK NATIONAL ASSOCIATION, individually, as Issuing Bank and as Agent, and each of the lenders that is a signatory hereto or which becomes a party hereto as provided in Section 8.07 (individually, a "Lender" and, collectively, the "Lenders").

         In consideration of the mutual covenants and agreements herein contained, the Company, the Agent, the Issuing Bank and the Lenders agree as follows:

                                    ARTICLE I

                            DEFINITIONS; CONSTRUCTION

         Section 1.01 Definitions. As used herein, the following terms shall have the meanings herein specified (to be equally applicable to both the singular and plural forms of the terms defined). Reference to any party to a Financing Document means that party and its successors and assigns.

                  "Advance Notice" shall mean written or telecopy notice (or telephonic notice promptly confirmed in writing), which in each case shall be irrevocable, from the Company to be received by the Agent no later than 10:00 a.m. (Houston time) on the same Business Day of (and not earlier than two Business Days before) any borrowing or prepayment of any Loan pursuant to this Agreement. The Agent, the Issuing Bank and each Lender are entitled to rely upon and act upon telecopy notice made or purportedly made by the Company, and the Company hereby waives the right to dispute the authenticity and validity of any such transaction once the Agent or any Lender has advanced funds or the Issuing Bank has issued Letters of Credit, absent manifest error.

                  "Affiliate" of any Person shall mean any other Person directly or indirectly controlling, controlled by, or under common control with, such Person, whether through the ownership of voting securities, by contract or otherwise.

                  "Agent" shall mean Texas Commerce Bank National Association, acting in the manner and to the extent described in Article VII.

                  "Aggregate Revolving Credit Exposure" shall mean the sum of each Lender's Revolving Credit Exposure.

                  "Agreement" shall mean this Credit Agreement, as amended, supplemented or modified from time to time.


                  "Applicable Margin" shall mean, on any day and with respect to any Loan, one and one-quarter of one percent (1 1/4%) per annum.

                  "Application" shall mean an "Application and Agreement for Letters of Credit," or similar instruments or agreements, entered into between the Company and the Issuing Bank in connection with any Letter of Credit.

                  "Assigned Agreements" shall mean the Purchase Agreement and the Supply Contracts.

                  "Assignment and Acceptance" shall have the meaning assigned such term in Section 8.07(b).

                  "Bankruptcy Code" shall have the meaning provided in Section 6.08.

                  "Base Rate" shall have the meaning provided in Section
         2.06(a).

                  "Benefit Plan" shall mean any employee pension benefit plan, as defined in section 3(2) of ERISA (other than a Multiemployer Plan), which (a) is currently or hereafter sponsored, maintained or contributed to by the Company or an ERISA Affiliate or (b) was at any time during the six calendar years preceding the date of this Agreement, sponsored, maintained or contributed to by the Company or an ERISA Affiliate.

                  "Borrowing" shall mean a borrowing pursuant to a Borrowing Request.

                  "Borrowing Base" shall mean at any time the amount equal to the sum of (i) eighty percent (80%) of Eligible Accounts plus (ii) seventy percent (70%) of Eligible Inventory during the period from the Closing Date through the 120th day following the Closing Date and fifty percent (50%) of Eligible Inventory thereafter.

                  "Borrowing Base Report" shall mean the report of the Company concerning the amount of the Borrowing Base, to be delivered pursuant to Section 5.02(h), substantially in the form attached as Exhibit F.

                  "Borrowing Request" shall mean, with respect to Revolving Credit Loans, a request for a Borrowing pursuant to Section 2.02(a)(i), substantially in the form attached as Exhibit C-1 and, with respect to the Term Loan, a request for a Borrowing pursuant to Section 2.02(a)(ii), substantially in the form attached as Exhibit C-2.

                  "Burlington South Plant" shall mean the buildings, equipment, facilities and real estate interests constituting the specialty polyvinyl chloride resin production facility located at Burlington, New Jersey and being acquired by the Company pursuant to the Purchase Agreement.

                  "Business Day" shall mean any day excluding Saturday, Sunday and any other day on which banks are required or authorized to close in Houston, Texas.

                  "Capital Expenditures" shall mean capital expenditures for capital or fixed assets, whether by way of acquisition or otherwise.

                  "Capital Lease Obligations" shall mean, as to any Person, the obligations of such person to pay rent or other amounts under a lease of (or other agreement conveying the right to use) real and/or personal property which obligations are required to be classified and accounted for as a liability for a capital lease on a balance sheet of such Person and, for purposes of this Agreement, the amount of such obligations shall be the capitalized amount thereof.

                  "Cash Flow" shall mean, as to any Person, the sum of the net income of such Person after taxes for any period plus, to the extent deducted from net income, all non-cash items, including, but not limited to, depreciation, depletion and impairment, amortization of intangibles and deferred taxes, in each case for such period and determined as to such Person minus, to the extent included in net income, all non-cash income.

                  "Change of Control" shall mean a change resulting when any Unrelated Person (other than Ozite) or any Unrelated Persons acting together which would constitute a Group together with any Affiliates thereof (in each case also constituting Unrelated Persons) shall at any time Beneficially Own more than 25% of the aggregate voting power of all classes of Voting Stock of the Company. As used herein (a) "Beneficially Own" means "beneficially own" as defined in Rule 13d-3 of the Securities Exchange Act of 1934, as amended, or any successor provision thereto; provided, however, that, for purposes of this definition, a Person shall not be deemed to Beneficially Own securities tendered pursuant to a tender or exchange offer made by or on behalf of such Person or any of such Person's Affiliates until such tendered securities are accepted for purchase or exchange; (b) "Group" means a "group" for purposes of Section 13(d) of the Securities Exchange Act of 1934, as amended; (c) "Unrelated Person" means at any time any Person other than the Company and other than any trust for any employee benefit plan of the Company; and (d) "Voting Stock" of any Person shall mean capital stock of such Person which ordinarily has voting power for the election of directors (or persons performing similar functions) of such Person, whether at all times or only so long as no senior class of securities has such voting power by reason of any contingency.

                  "Closing Date" shall mean the as of date of this Agreement set forth in the first paragraph hereof.

                  "Code" shall mean the Internal Revenue Code of 1986, as amended, and any successor statute and the regulations promulgated thereunder.

                  "Commitment" shall mean, with respect to each Lender, the obligation of such Lender to make loans to the Company under Section 2.01, up to the maximum amount set forth opposite such Lender's name on Annex I under the caption "Total Commitment." Each Lender's Commitment is the sum of its Revolving Credit Commitment and its Term Loan Commitment.

                  "Company" shall mean Burlington Resins, Inc., a Delaware corporation.

                  "Cover" for Letter of Credit Liabilities shall be effected by paying to the Agent in immediately available funds, to be held by the Agent in a collateral account maintained by the Agent at its Payment Office and collaterally assigned as security pursuant to the Cash Collateral Account Agreement dated as of the Closing Date between the Company and the Agent, an amount equal to the maximum amount of each applicable Letter of Credit available for drawing at any time. Such amount shall be retained by the Agent in such collateral account until such time as the applicable Letter of Credit shall have expired and Reimbursement Obligations, if any, with respect thereto shall have been fully satisfied.

                  "Current Assets" of any Person, on any date of determination shall mean, without duplication, all assets of such Person that would, in accordance with GAAP, be classified at such date as current assets of a company conducting a business the same as or similar to that of such Person, after deducting adequate reserves in each case in which a reserve is proper in accordance with GAAP.

                  "Current Liabilities" of any Person, on any date of determination, shall mean, without duplication, all obligations of such Person that would, in accordance with GAAP, be classified at such date as current liabilities of a company conducting a business the same as or similar to that of such Person, including but not limited to current maturities of long-term Indebtedness.

                  "Default" shall mean an Event of Default or any condition or event which, with notice or lapse of time or both, would constitute an Event of Default.

                  "Dollar" and the sign "$" shall mean lawful money of the United States of America.


                  "EBITDA" shall mean, as to the Company and for each Rolling Period, the amount equal to net income of the Company less any non-cash income included in net income, plus, to the extent deducted from net income, interest expense, depreciation, depletion and impairment, amortization of intangibles, other non-cash expenses, and taxes, provided, that, non-recurring extraordinary items shall not be included in EBITDA.

                  "Effective Date" shall mean the date on which (i) each of the conditions precedent set forth in Article III have been satisfied or waived by each of the Lenders, (ii) the conditions to effectiveness set forth in Section 8.22 have been satisfied and (iii) the initial Loans have been made, or the initial Letter of Credit has been issued. Subject to Section 3.01, the Effective Date and Closing Date may be the same date.

                  "Eligible Account" shall mean at any time the net invoice or ledger amount owing on each account (which shall mean any "account" as such term is defined in Section 9.106 of the UCC and any "chattel paper" as such term is defined in Section 9.105(a)(2) of the UCC) of the Company (net of any credit balance, returns, trade discounts, or unbilled amounts or retention) for which each of the following statements is accurate and complete (and the Company by including such account in any computation of the Borrowing Base shall be deemed to represent and warrant to the Agent, the Issuing Bank and the Lenders the accuracy and completeness of such statements):

                           (a) Said account is a binding and valid obligation of
                  the obligor thereon in full force and effect;

                           (b) Said account is genuine as appearing on its face
                  or as represented in the books and records of the Company;

                           (c) Said account is free from claims regarding
                  rescission, cancellation or avoidance, whether by operation of law or otherwise;

                           (d) Payment of said account is not more than 90 days
                  past the invoice date thereof and is less than 60 days past due;

                           (e) Said account is net of concessions, offset
                  (excluding any accounts payable offset supported by a Letter of Credit) or understandings with the obligor thereon of any kind;

                           (f) Said account is, and at all times will be, free

                  and clear of all Liens, except in favor of the Agent, and the Agent has a first priority, perfected security interest in such account;

                           (g) Said account is derived from goods sold or leased
                  or services rendered to the obligor in the ordinary course of the Company's business;

                           (h) Said account is not (i) carried on the books of
                  the Company as an "exchange account receivable" or (ii) subject to an exchange agreement with another Person;

                           (i) Said account is not payable by an obligor who is
                  more than 30 days past due with regard to 20% or more of the total accounts owed by such obligor;

                           (j) The account debtor has sent an invoice within 10
                  days after said account has been entered on the financial records of the Company;

                           (k) All consents, licenses, approvals or
                  authorizations of, or registrations or declarations with, any Governmental Authority required to be obtained, effected or given in connection with the execution, delivery and performance of said account by each party obligated thereunder have been duly obtained, effected or given and are in full force and effect;

                           (l) The obligor on said account is not the subject of
                  any bankruptcy or insolvency proceeding, has not had a trustee or receiver appointed for all or a substantial part of its property, has not made an assignment for the benefit of creditors, admitted its inability to pay its debts as they mature or suspended its business;

                           (m) The obligor on said account is not affiliated,
                  directly or indirectly, with the Company, as an Affiliate, employee or otherwise; provided, however, that subject to
                  Section 5.04(l), accounts that are obligations of the Colorite Division of Plastic Specialties and Technologies, a Delaware corporation, may be included as Eligible Accounts in an aggregate amount not to exceed $500,000;

                           (n) The goods sold or leased or services rendered
                  resulting in the right to payment in connection with said account were sold, leased or rendered in a state or territory of the United States of America (excluding however, such goods which are sold or leased for export outside of the United States of America), which is payable in the United States of America, and the obligor of which is subject to the jurisdiction of federal or state courts in the United States of America, unless said account is backed by a letter of credit in form and substance, and issued by an issuer, acceptable to the Agent;

                           (o) Said account, which when added to all other
                  accounts that are obligations of the same obligor, does not at any time result in a total sum that exceeds 10% of the total balance then due on all of the Company's accounts; and

                           (p) Said account has not been otherwise determined by
                  the Agent, in its good faith discretion, to be unacceptable in accordance with its customary practices for facilities of this nature.

                  "Eligible Inventory" shall mean, at any time, all inventory (as such term is defined in Section 9.109(4) of the UCC) of the Company (less the Obsolescence Reserve at such time) valued at the lower of cost or current market for which each of the following statements is accurate and complete (and the Company by including such inventory in any computation of the Borrowing Base shall be deemed to represent and warrant to the Agent, the Issuing Bank and each Lender the accuracy and completeness of such statements):

                           (a) Said inventory is, and at all times will be, free
                  and clear of all Liens, except for Liens in favor of the Agent, and the Agent has a first priority, perfected security interest in such inventory;

                           (b) Said inventory does not include capitalized goods
                  which are part of inventory of the Company;

                           (c) Said inventory does not include goods that have
                  been damaged or returned;

                           (d) Said inventory does not include goods that are
                  not owned by the Company or are held by the Company pursuant to a consignment agreement;

                           (e) Said inventory does not include "private-label"
                  goods; and

                           (f) Said inventory does not include goods that are

                  classified as "work-in-progress."

                  "Eligible Transferee" shall mean any financial institution which is a Lender as of the Effective Date or which is a commercial bank, a financial institution or an "accredited investor" (as defined in Regulation D) which makes loans in the ordinary course of its business and that makes or acquires Loans for its own account in the ordinary course of its business and which has capital, surplus and undivided profits aggregating at least $500,000,000 (as of the date of its most recent financial statements).

                  "Environmental Laws" shall mean any and all laws, statutes, ordinances, rules, regulations, orders, or determinations of any Governmental Authority pertaining to health or the environment in effect in any and all jurisdictions in which the Company is conducting or at any time has conducted business, or where any Property of the Company is located, or where any hazardous substances generated by or disposed of by the Company are located, including but not limited to the Oil Pollution Act of 1990 ("OPA"), the Clean Air Act, as amended, the Comprehensive Environmental, Response, Compensation, and Liability Act of 1980 ("CERCLA"), as amended, the Federal Water Pollution Control Act, as amended, the Occupational Safety and Health Act of 1970, as amended, the Resource Conservation and Recovery Act of 1976 ("RCRA"), as amended, the Safe Drinking Water Act, as amended, the Toxic Substances Control Act, as amended, the Superfund Amendments and Reauthorization Act of 1986, as amended, and other environmental conservation or protection laws. The term "oil" shall have the meaning specified in OPA; the terms "hazardous substance," "release" and

         "threatened release" have the meanings specified in CERCLA, and the terms "solid waste" and "disposal" (or "disposed") have the meanings specified in RCRA; provided, however, in the event either CERCLA or RCRA is amended so as to broaden the meaning of any term defined thereby, such broader meaning shall apply subsequent to the effective date of such amendment, and provided, further, that, to the extent the laws of the state in which any Property of the Company is located establish a meaning for "oil," "hazardous substance," "release," "solid waste" or "disposal" which is broader than that specified in either OPA, CERCLA or RCRA, such broader meaning shall apply.

                  "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended, and the regulations promulgated thereunder and any successor statute.

                  "ERISA Affiliate" shall mean each trade or business (whether or not incorporated) which together with the Company would be deemed to be a "single employer" within the meaning of section 4001(b)(1) of ERISA or subsections (b), (c), (m) or (o) of section 414 of the Code.

                  "ERISA Event" shall mean (i) a "Reportable Event" described in section 4043 of ERISA and the regulations issued thereunder, (ii) the withdrawal of the Company or any ERISA Affiliate from a Plan during a plan year in which it was a "substantial employer" as defined in section 4001(a)(2) of ERISA, (iii) the filing of a notice of intent to terminate a Plan or the treatment of a Plan amendment as a termination under section 4041 of ERISA, (iv) the institution of proceedings to terminate a Plan by the PBGC, (v) any other event or condition which might constitute grounds under section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan or (vi) the partial or complete withdrawal of the Company or any ERISA Affiliate from a Multiemployer Plan.

                  "Event of Default" shall have the meaning provided in Article VI.

                  "Event of Loss" shall mean, with respect to the Burlington South Plant, (a) the loss of all or any material portion of the Burlington South Plant due to destruction or damage beyond repair; (b) the loss of use of all or any material portion of the Burlington South Plant for a period reasonably expected to extend for at least three months for any of the reasons referenced in clause (a); (c) the receipt of insurance proceeds based upon an actual or constructive total loss with respect to the Burlington South Plant; (d) the condemnation, confiscation or seizure of title to all or any portion of the Burlington South Plant such that the then remaining portion cannot practically be utilized for the purposes intended; (e) the condemnation, confiscation, seizure or requisition for use of the Burlington South Plant (in its entirety or a material portion as aforesaid) for a stated period which shall exceed, or for an indefinite period which is reasonably expected to exceed, three months; or (f) shutdown of the Burlington South Plant as a result of any Governmental Requirement for a period exceeding three consecutive months.

                  "Excess Cash Flow" shall mean (a) Cash Flow of the Company for any fiscal year, minus (b) regularly scheduled payments of principal on Indebtedness for any fiscal year, minus (c) those fees set forth in
         Section 2.10, minus (d) the lesser of (i) actual Capital Expenditures of the Company and (ii) Capital Expenditures permitted pursuant to Subsection 5.04(o), during such fiscal year.

                  "Federal Funds Rate" shall mean, for any period, a fluctuating interest rate per annum equal for each day during such period to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for such day on such transactions received by the Agent from three Federal funds brokers of recognized standing selected by it.

                  "Final Maturity Date" shall mean August 18, 2002.

                  "Financial Statements" shall mean the financial statements of the Company described or referred to in Section 4.06.

                  "Financing Documents" shall mean this Agreement, the Notes, the Security Instruments, the Applications, the Letters of Credit, Borrowing Requests, Borrowing Base Reports, and the other documents, instruments or agreements described in Subsection 3.02(d), together with any other document, instrument or agreement (other than participation, agency or similar agreements among the Lenders or between any Lender and any other bank or creditor with respect to any indebtedness or obligations of the Company hereunder) now or hereafter entered into in connection with the Loans, the Lender Indebtedness or the Mortgaged Properties, as such documents, instruments or agreements may be amended, modified or supplemented from time to time.

                  "Fixed Charges" shall mean, as to the Company and for each Rolling Period, the sum of scheduled debt payments on Indebtedness (including, without limitation, Capital Lease Obligations payable during such Rolling Period), plus interest expense paid or accrued, plus cash dividends, plus Capital Expenditures.

                  "Form 1001 Certification" shall have the meaning provided in
         Section 2.14(f).

                  "Form 4224 Certification" shall have the meaning provided in
         Section 2.14(f).

                  "GAAP" shall mean generally accepted accounting principles as applied in accordance with Section 1.02.

                  "Governmental Authority" shall mean any (domestic or foreign) federal, native American Indian, state, province, county, city, municipal or other political subdivision or government, department, commission, board, bureau, court, agency or any other instrumentality of any of them, which exercises jurisdiction over the Company or any of its Property.


                  "Governmental Requirement" shall mean any law, statute, code, ordinance, order, rule, regulation, judgment, decree, injunction, franchise, permit, certificate, license, authorization or other direction or requirement (including but not limited to any of the foregoing which relate to Environmental Laws, energy regulations and occupational, safety and health standards or controls) of any Governmental Authority.

                  "Highest Lawful Rate" shall mean, with respect to each Lender, the maximum nonusurious interest rate, if any, that at any time or from time to time may be contracted for, taken, reserved, charged or received on the Notes or on other Lender Indebtedness, as the case may be, owed to it under the law of any jurisdiction whose laws may be mandatorily applicable to such Lender notwithstanding other provisions of this Agreement, or law of the United States of America applicable to such Lender and the Transactions which would permit such Lender to contract for, charge, take, reserve or receive a greater amount of interest than under such jurisdiction's law.

                  "Indebtedness" of any Person shall mean, without duplication:

                           (i) all obligations of such Person for borrowed money
                  and obligations evidenced by bonds, debentures, notes or other similar instruments;

                           (ii) all obligations of such Person (whether
                  contingent or otherwise) in respect of bankers' acceptances, letters of credit, surety or other bonds and similar instruments;

                           (iii) all obligations of such Person to pay the
                  deferred purchase price of Property or services (other than for borrowed money);

                           (iv) all Capital Lease Obligations in respect of
                  which such Person is liable, contingently or otherwise, as obligor, guarantor or otherwise, or in respect of which obligations such Person otherwise assures a creditor against loss;

                           (v) all guaranties (direct or indirect), and other
                  contingent obligations of such Person in respect of, or obligations to purchase or otherwise acquire or to assure payment of, Indebtedness of others;

                           (vi) Indebtedness of others secured by any Lien upon
                  Property owned by such Person, whether or not assumed;

                           (vii) all obligations or undertakings of such Person
                  to maintain or cause to be maintained the financial position or covenants of other Persons; and

                           (viii) obligations to deliver goods or services in
                  consideration of advance payments.

                  "Initial Funding Date" shall mean the date on which the initial Loan is made.

                  "Interest Coverage Ratio" shall mean the ratio of (i) EBITDA for the Rolling Period immediately preceding the date of determination to (ii) interest expense paid or accrued during such Rolling Period.

                  "Issuing Bank" shall mean, for each Letter of Credit, TCB as the issuing bank for such Letter of Credit.

                  "Lender" shall have the meaning assigned such term in the opening paragraph of this Agreement.

                  "Lender Indebtedness" shall mean any and all amounts owing or to be owing by the Company to the Agent, the Issuing Bank or the Lenders with respect to or in connection with the Loans, any Letter of Credit Liabilities, the Notes, this Agreement, or any other Financing Document and shall include, without limitation, the fees payable pursuant to Section 2.10.

                  "Lending Office" shall mean for each Lender the office specified opposite such Lender's name on the signature pages hereof, or in the Assignment and Acceptance pursuant to which it became a Lender, with respect to each Loan, or such other office as such Lender may designate in writing from time to time to the Company and the Agent with respect to each Loan.

                  "Letters of Credit" shall have the meaning assigned such term in Section 2.03(a).

                  "Letter of Credit Liabilities" shall mean, at any time and in respect of any Letter of Credit, the sum of (i) the amount available for drawings under such Letter of Credit as of the date of determination plus (ii) the aggregate unpaid amount of all Reimbursement Obligations due and payable as of the date of determination in respect of previous drawings made under such Letter of Credit.

                  "Lien" shall mean any interest in Property securing an obligation owed to, or a claim by, a Person other than the owner of the Property, whether such interest is based on the common law, statute or contract, and including but not limited to the lien or security interest arising from a mortgage, encumbrance, pledge, security agreement, conditional sale or trust receipt or a lease, consignment or bailment for security purposes. The term "Lien" shall include reservations, exceptions, encroachments, easements, rights of way, covenants, conditions, restrictions, leases and other title exceptions and encumbrances affecting Property. For the purposes of this Agreement, the Company shall be deemed to be the owner of any Property which it has acquired or holds subject to a conditional sale agreement, financing lease or other arrangement pursuant to which title to the Property has been retained by or vested in some other Person for security purposes.

                  "Loan" shall mean a Revolving Credit Loan or a Term Loan, and "Loans" shall mean collectively the Revolving Credit Loans or Term Loans or one or more of them as provided herein.

                  "Majority Lenders" shall mean at any time (a) prior to the Commitments expiring or being terminated in full, Lenders holding at least 66-2/3% of the Commitments in effect at such time, or (b) thereafter, Lenders holding at least 66-2/3% of the sum of (i) the then Aggregate Revolving Credit Exposure, plus (ii) the then unpaid principal amount of the Term Loans at such time.

                  "Margin Stock" shall have the meaning provided in Regulation U and Regulation X.

                  "Material Adverse Effect" shall mean any material and adverse effect on (i) the assets, liabilities, financial condition or operations of the Company, or (ii) the ability of the Company to carry out its business or meet its obligations under the Notes, this Agreement or the other Financing Documents, on a timely basis.

                  "Maximum Available Amount" shall mean, at any date, an amount equal to the lesser of (a) the aggregate Revolving Credit Commitments as of such date and (b) the Borrowing Base as of such date.

                  "Maximum Revolving Credit Loan Available Amount" shall mean, at any date, an amount equal to the difference between (a) Maximum Available Amount as of such date and (b) the aggregate amount of all Letter of Credit Liabilities as of such date.

                  "Mortgage" shall mean the Mortgage and Security Agreement dated as of the Closing Date between the Company and the Agent.

                  "Mortgaged Property" shall mean the Company's Properties described in and subject to the Liens, privileges, priorities and security interests existing and to exist under the terms of the Security Instruments, including but not limited to the Burlington South Plant, which have been or are hereafter mortgaged to the Agent for the benefit of the Lenders pursuant to the Security Instruments.


                  "Multiemployer Plan" shall mean a multiemployer plan as defined in section 3(37) or 4001 (a)(3) of ERISA which is, or within the six calendar years preceding this Agreement was, contributed to by the Company or an ERISA Affiliate.

                  "Notes" shall mean the Revolving Credit Notes and the Term Notes.

                  "Obsolescence Reserve" shall mean the amount at any time and from time to time that is or should, in accordance with GAAP, be included as a contra-account to inventory on the Company's balance sheet as the "reserve for obsolescence," "reserve for slow-moving inventory" or other similar contra-account to inventory (excluding, however, any "LIFO reserve").

                  "Other Taxes" shall have the meaning provided in Subsection 2.14(b).

                  "OxyChem" shall mean Occidental Chemical Corporation, a New York corporation.

                  "Ozite" shall mean Ozite Corporation, a Delaware corporation.

                  "Payment Office" shall mean the Agent's office located at 712 Main Street, Houston, Texas, 77002; Attention: Mr. P. Stan Burge.

                  "PBGC" shall mean the Pension Benefit Guaranty Corporation, or any successor thereto.

                  "Percentage Share" shall mean, as to any Lender, the fraction, expressed as a percentage, the numerator of which is the amount of such Lender's Revolving Credit Commitment and the denominator of which is the amount of the aggregate Revolving Credit Commitments.

                  "Person" shall mean any individual, partnership, firm, corporation (including, but not limited to the Company), association, joint venture, trust or other entity, or any government or political subdivision or agency, department or instrumentality thereof; provided,however, for the purpose of the definition of "Change of Control," "Person" shall mean a "person" or group of persons within the meaning of Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended.

                  "Plan" shall mean each Benefit Plan and Multiemployer Plan.

                  "Prime Rate" shall mean the rate which the Agent announces from time to time as its prime rate, and is thereafter entered in the minutes of the Agent's Loan and Discount Committee. Without notice to the Company or any other Person, the Prime Rate shall change automatically from time to time as and in the amount by which such prime rate shall fluctuate. The Prime Rate is a reference rate and does not necessarily represent the lowest or best rate actually charged to any customer. The Agent may make commercial loans or other loans at rates of interest at, above or below the Prime Rate.

                  "Property" shall mean any interest in any kind of property or asset, whether real, personal or mixed, or tangible or intangible.

                  "Purchase Agreement" shall mean the Asset Transfer Agreement dated as of September 29, 1994 between OxyChem and Ozite, as amended by the First Amendment to Asset Transfer Agreement dated as of October 3, 1994, the Second Amendment to Asset Transfer Agreement dated as of October 14, 1994, the Third Amendment to Asset Transfer Agreement dated as of May 24, 1995 and the Fourth Amendment to Asset Transfer Agreement dated as of the Closing Date.

                  "Pure Tech" shall mean Pure Tech International, Inc., a Delaware corporation.

                  "Quarterly Dates" shall mean the last day of each January, April, July and October, in each year, the first of which shall be October 31, 1995; provided, however, that if any such day is not a Business Day, such Quarterly Date shall be the next succeeding Business Day.

                  "Register" shall mean the register maintained by the Agent at its Payment Office showing the name and address of each Lender, its Commitment, and the principal amount of the Loans owing to each Lender from time to time.

                  "Regulation D", "Regulation U" and "Regulation X" shall mean, respectively, Regulation D under the Securities and Exchange Act of 1933, as amended or modified from time to time, and Regulation U and Regulation X of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor thereto.

                  "Reimbursement Obligations" shall mean, at any date, the obligations of the Company then outstanding in respect of the Letters of Credit, to reimburse the Agent for the account of the Issuing Bank for the amount paid by the Issuing Bank in respect of any drawings under the Letters of Credit.

                  "Responsible Officer" shall mean, with respect to any corporation, the chairman of the board, the president, any vice president, the chief executive officer or the chief operating officer, or any equivalent officer (regardless of his or her title), and, in respect of financial or accounting matters, the chief financial officer, the vice president of finance, the treasurer, the controller, or any equivalent officer (regardless of his or her title); and, with respect to any partnership, the chairman of the board, the president, any vice president, the chief executive officer or the chief operating officer, or any equivalent officer (regardless of his or her title), and, in respect of financial or accounting matters, the chief financial officer, the vice president of finance, the treasurer, the controller, or any equivalent officer (regardless of his or her title), of any general partner. Unless otherwise specified, all references to a Responsible Officer herein shall mean a Responsible Officer of the Company.

                  "Restoration Account" shall have the meaning assigned such term in the Security Agreement.

                  "Revolving Credit Commitment" shall have the meaning assigned such term in Subsection 2.01(b).

                  "Revolving Credit Exposure" shall mean, at any time and as to each Lender, the sum of (a) the aggregate principal amount of the Revolving Credit Loans made by such Lender as of such date plus (b) such Lender's Percentage Share of the aggregate amount of all Letter of Credit Liabilities as of such date.

                  "Revolving Credit Loan" shall have the meaning provided in Subsection 2.01(a)(ii); the Revolving Credit Loans shall not include any Letter of Credit Liabilities.

                  "Revolving Credit Note" shall mean a promissory note of the Company described in Section 2.05(a) payable to any Lender and being substantially in the form of Exhibit A, evidencing the aggregate Indebtedness of the Company to such Lender resulting from Revolving Credit Loans made by such Lender.

                  "Rolling Period" shall mean (i) for the fiscal quarter ending on October 31, 1995, such quarter, (ii) for the fiscal quarter ending on January 31, 1996C, such quarter and the preceding fiscal quarter, (iii) for the fiscal quarter ending on April 30, 1996 such quarter and the two preceding fiscal quarters (in each case determined on an annualized basis from the Closing Date forward) and for each fiscal quarter thereafter, such quarter and the three preceding fiscal quarters.


                  "Security Instruments" shall mean the agreements or instruments described or referred to in Subsections 3.02(d)(i) through
         (vi) and any and all other agreements or instruments now or hereafter executed and delivered by the Company or any other Person as security for the payment or performance of the Lender Indebtedness.

                  "Subsidiary" of any Person shall mean a corporation of which a majority of the outstanding shares of stock of each class having ordinary voting power is owned by such Person, by one or more Subsidiaries of such Person, or by such Person and one or more of its Subsidiaries.

                  "Supply Contracts" shall mean (i) the VCM Supply Agreement dated as of the Closing Date between OxyChem and Ozite, (ii) the VAM Supply Agreement dated as of the Closing Date between OxyChem and Ozite and (iii) the AFA Chemical Supply and License Agreement dated as of the Closing Date between OxyChem and Ozite.

                  "Tangible Net Worth" shall mean, at any time and from time to time, the sum of preferred or common stock not subject to a mandatory redemption obligation (other than a mandatory redemption obligation that can be satisfied by the tendering of common stock of the Company) as of the date of determination, par value of common stock, additional paid-in capital of common stock, and retained earnings less treasury stock (if any), less good will, cost in excess of net assets acquired and all other assets as are properly classified as intangible assets, in each case as to the Company.

                  "Taxes" shall have the meaning provided in Subsection 2.14(a).

                  "TCB" shall mean Texas Commerce Bank National Association, in its individual capacity or as Issuing Bank, as the case may be, and not as Agent.

                  "Term Loan" shall have the meaning provided in Subsection 2.01(a)(i).

                  "Term Loan Commitment" shall have the meaning assigned such term in Subsection 2.01(c)

                  "Term Note" shall mean a promissory note of the Company described in Section 2.05(b) payable to any Lender and being substantially in the form of Exhibit B, evidencing the aggregate indebtedness of the Company to such Lender resulting from the Term Loan made by such Lender.

                  "Transactions" shall mean the transactions provided for in and contemplated by this Agreement and the other Financing Documents.

                  "UCC" shall mean the Uniform Commercial Code as from time to time in effect in the State of New Jersey or, where applicable as to specific Mortgaged Property, any other relevant state.

         Section 1.02 Accounting Terms and Determinations. Unless otherwise defined or specified herein, all accounting terms shall be construed herein, all accounting determinations hereunder shall be made, all financial statements required to be delivered hereunder shall be prepared and all financial records shall be maintained in accordance with GAAP applied on a basis consistent with the Financial Statements.

         Section 1.03 Other Definitional Terms. The words "hereof," "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and article, section, schedule, exhibit and like references are to this Agreement unless otherwise specified.

                                   ARTICLE II

                            AMOUNT AND TERMS OF LOANS

         Section 2.01 Loans and Commitments.

                  (a) Loans. Subject to the terms and conditions and relying on the representations and warranties contained herein, each Lender severally agrees (i) to make, on the Initial Funding Date, a term loan (each a "Term Loan") to the Company; and (ii) on any Business Day prior to the Final Maturity Date, to make Revolving Credit Loans (each a "Revolving Credit Loan") to the Company.

                  (b) Revolving Credit Commitments. Each Lender's Revolving Credit Exposure shall not exceed at any one time the amount set forth opposite such Lender's name on Annex I under the caption "Revolving Credit Commitment" (as the same may be reduced pursuant to Section 2.08 or otherwise from time to time modified pursuant to Section 8.07(b), its "Revolving Credit Commitment," and collectively for all Lenders, the "Revolving Credit Commitments"); provided, however, that the Aggregate Revolving Credit Exposure at any one time outstanding shall not exceed the Maximum Available Amount in effect at such time; and, provided, further, the aggregate principal amount of all Revolving Credit Loans at any one time outstanding shall not exceed the Maximum Revolving Credit Loan Available Amount in effect at such time. There may be more than one Borrowing with respect to Revolving Credit Loans on any day. Within the foregoing limits and subject to the conditions set out in Article III, the Company may obtain Borrowings of Revolving Credit Loans, repay or prepay such Revolving Credit Loans, and reborrow such Revolving Credit Loans.

                  (c) Term Loan Commitments. The Term Loan made pursuant hereto by each Lender shall not exceed in aggregate principal amount outstanding the amount set forth opposite such Lender's name on Annex I under the caption "Term Loan Commitment", its "Term Loan Commitment,"

         and collectively for all Lenders, the "Term Loan Commitments"). There may be one Borrowing of Term Loans on the Initial Funding Date. Any portion of each Lender's

         Term Loan Commitment not utilized on the Initial Funding Date shall be permanently cancelled. Any Term Loans that are repaid or prepaid may not be reborrowed.

                  (d) Amounts of Borrowings, etc. The aggregate principal amount of each Borrowing of Loans hereunder shall be not less than $250,000 and shall be in an integral multiple of $50,000, except that any Borrowing of Revolving Credit Loans may be in the aggregate amount of the unused Maximum Revolving Credit Loan Amount in effect at such time.

         Section 2.02 Borrowing Requests.

                  (a) Borrowing Requests.

                           (i) Revolving Credit Loans. Whenever the Company
                  desires to make a Borrowing of Revolving Credit Loans hereunder, it shall give Advance Notice in the form of a Borrowing Request for Revolving Credit Loans, specifying, subject to the provisions hereof, (A) the aggregate principal amount of the Revolving Credit Loans to be made pursuant to such Borrowing and (B) the date of Borrowing (which shall be a Business Day).

                           (ii) Term Loans. The Company shall give Advance
                  Notice in the form of a Borrowing Request for Term Loans, specifying, subject to the provisions hereof, (A) the aggregate principal amount of the Term Loan to be made pursuant to such Borrowing and (B) the date of the Initial Funding Date (which shall be a Business Day).

                  (b) Notice by Agent. The Agent shall promptly give each Lender telecopy or telephonic notice (and, in the case of telephonic notices, confirmed by telecopy or otherwise in writing) of the proposed Borrowing, of such Lender's Percentage Share thereof and of the other matters covered by the Advance Notice. Without in any way limiting the Company's obligation to confirm in writing any telephonic notice, the Agent may act without liability upon the basis of telephonic notice believed by the Agent in good faith to be from the Company prior to receipt of written confirmation. In each such case, the Company hereby waives the right to dispute the Agent's record of the terms of such telephonic notice, absent manifest error.

         Section 2.03 Letters of Credit.


                  (a) Issuance of Letters of Credit. Subject to the terms and conditions hereof, and on the condition that the aggregate Letter of Credit Liabilities shall not at any time exceed $3,000,000, the Company shall have the right, in addition to Revolving Credit Loans provided for in Section 2.01, to utilize the Revolving Credit Commitments from time to time prior to the Final Maturity Date by obtaining the issuance of letters of credit for the account of the Company by the Issuing Bank if the Company shall so request in the notice referred to in Subsection 2.03(b)(i) (such letters of credit being collectively referred to as the "Letters of Credit"); provided, however, that the Aggregate Revolving Credit Exposure at any one time outstanding shall not exceed the Maximum Available Amount in effect at such time. The Letters of Credit may be issued to support the obligations of the Company. Upon the date of the issuance of a Letter of Credit, the Issuing Bank shall be deemed, without further action by any party hereto, to have sold to each Lender, and each Lender shall be deemed, without further action by any party hereto, to have purchased from the Issuing Bank, a participation, to the extent of such Lender's Percentage Share, in such Letter of Credit and the related Letter of Credit Liabilities. No Letter of Credit issued pursuant to this Agreement shall have an expiry date later than one year from date of issuance , provided that any Letter of Credit having an expiry date after the Final Maturity Date shall have been fully Covered or shall be backed by a letter of credit in form and substance, and issued by an issuer, acceptable to each of the Agent and the Issuing Bank in their sole discretion, provided, further, that, subject to the immediately preceding proviso, any Letter of Credit may give the beneficiary thereof the right to draw such Letter of Credit unless the expiry date thereof is extended for periods of up to one year per extension.

                  (b) Additional Letter of Credit Provisions. The following additional provisions shall apply to each Letter of Credit:

                  (i) The Company shall give the Agent and the Issuing Bank at least three Business Days' prior notice (effective upon receipt), or in each case, such shorter period as may be agreed to by the Issuing Bank, specifying the date such Letter of Credit is to be issued (which shall be a Business Day) and the Issuing Bank and describing: (A) the face amount of the Letter of Credit, (B) the expiration date of the Letter of Credit, (C) the name and address of the beneficiary, (D) information concerning the transaction proposed to be supported by such Letter of Credit as the Agent or the Issuing Bank may reasonably request, (E) such other information and documents relating to the Letter of Credit as the Agent or the Issuing Bank may reasonably request, and (F) a precise description of documents and the verbatim text of any certificate to be presented by the beneficiary, which, if presented prior to the expiry date of the Letter of Credit, would require the Issuing Bank to make payment under the Letter of Credit; provided that the Issuing Bank, in its reasonable judgment, may require changes in such documents and certificates; and provided further that the Issuing Bank shall not be required to issue any Letter of Credit that on its terms requires payment thereunder prior to the third Business Day following receipt by the Issuing Bank of such documents and certificates. Each such notice shall be accompanied by the Issuing Bank's Application and by a certificate executed by a Responsible Officer setting forth calculations evidencing availability for such Letter of Credit pursuant to Subsection 2.03(b)(ii) and stating that all conditions precedent to such issuance have been satisfied. Each Letter of Credit shall, to the extent not inconsistent with the express terms hereof or the applicable Application, be subject to the Uniform Customs and Practice for Documentary Credits (1993 Revision), International Chamber of Commerce Publication No. 500 (together with any subsequent revisions thereof approved by a Congress of the International Chamber of Commerce and adhered to by the Issuing Lender, the "UCP"), and shall, as to matters not governed by the UCP, be governed by, and construed and interpreted in accordance with, the laws of the State of New Jersey. In determining whether to pay any Letter of Credit, the Issuing Bank shall be responsible only to use reasonable care to determine that the documents and certificates required to be delivered under that Letter of Credit have been delivered and that they comply on their face with the requirements of that Letter of Credit.

                  (ii) No Letter of Credit may be issued if after giving effect thereto the Aggregate Revolving Credit Exposure would exceed the Maximum Available Amount. On each day during the period commencing with the issuance of any Letter of Credit and until such Letter of Credit shall have expired or have been terminated, the Revolving Credit Commitment of each Lender shall be deemed to be utilized for all purposes hereof in an amount equal to such Lender's Percentage Share of the amount of the Letter of Credit Liabilities related to such Letter of Credit.

                  (iii) Upon receipt from the beneficiary of any Letter of Credit of any demand for payment thereunder, the Issuing Bank shall promptly notify the Company and the Agent of such demand (provided that the failure of the Issuing Bank to give such notice shall not affect the Reimbursement Obligations of the Company hereunder) and the Company shall immediately, and in any event no later than 11:00 a.m. (Houston, Texas time) on the date of such drawing, reimburse the Agent for the account of the Issuing Bank for any amount paid by the Issuing Bank upon any drawing under any Letter of Credit, without presentment, demand, protest or other formalities of any kind in an amount, in same day funds, equal to the amount of such drawing. Unless prior to 11:00 a.m. (Houston, Texas time) on the date of such drawing, the Company shall have either notified the Issuing Bank and the Agent that the Company intends to reimburse the Agent for the account of the Issuing Bank for the amount of such drawing with funds other than the proceeds of a Revolving Credit Loan or delivered to the Agent a Borrowing Request for Revolving Credit Loans in an amount equal to such drawing, the Company will be deemed to have given a Borrowing Request to the Agent requesting that the Lenders make Revolving Credit Loans on the date on which such drawing is honored in an amount equal to the amount of such drawing. Such Loans shall be subject to satisfaction of the conditions in Article III and to existence of Maximum Revolving Credit Loan Available Amount. Subject to the preceding sentence, if so requested by the Agent, the Lenders shall, on the date of such drawing, make such Revolving Credit Loans in an amount equal to such Lender's Percentage Share of such drawing, the proceeds of which shall be applied directly by the Agent to reimburse the Issuing Bank for the amount of such drawing.

                  (iv) If the Company fails to reimburse the Issuing Bank as provided in clause (iii) above, the Issuing Bank shall promptly notify the Agent and the Agent shall notify each Lender of the unreimbursed amount of such drawing and of such Lender's respective participation therein based on such Lender's Percentage Share. Each Lender will pay to the Agent for the account of the Issuing Bank on the date of such notice an amount equal to such Lender's Percentage Share of such unreimbursed drawing (or, if such notice is made after 11:00 a.m. (Houston, Texas time) on such date, on the next succeeding Business
         Day). If any Lender fails to make available to the Issuing Bank the amount of such Lender's participation in such Letter of Credit as provided in this clause (iv), the Issuing Bank shall be entitled to recover such amount on demand from such Lender together with interest at the Federal Funds Rate for one Business Day and thereafter at the Base Rate. Nothing in this clause (iv) shall be deemed to prejudice the right of any Lender to recover from the Issuing Bank any amounts made available by such Lender to the Issuing Bank pursuant to this clause
         (iv) if it is determined by a court of competent jurisdiction that the payment with respect to a Letter of Credit by the Issuing Bank was wrongful and such wrongful payment was the result of gross negligence or willful misconduct on the part of the Issuing Bank. The Issuing Bank shall pay to the Agent and the Agent to each Lender such Lender's Percentage Share of all amounts received from the Company for payment, in whole or in part, of the Reimbursement Obligation in respect of any Letter of Credit, but only to the extent such Lender has made payment to the Issuing Bank in respect of such Letter of Credit pursuant to this clause (iv).

                  (v) The issuance by the Issuing Bank of each Letter of Credit shall, in addition to the conditions precedent set forth in Article III, be subject to the conditions precedent that such Letter of Credit shall be in such form and contain such terms as shall be reasonably satisfactory to the Issuing Bank, and that the Company shall have executed and delivered such other instruments and agreements relating to such Letter of Credit as the Issuing Bank shall have reasonably requested and that are not inconsistent with the terms of this Agreement including the Issuing Bank's Application therefor. In the event of a conflict between the terms of this Agreement and the terms of any Application, the terms of this Agreement shall control.

                  (vi) AS BETWEEN THE COMPANY AND THE ISSUING BANK, THE COMPANY ASSUMES ALL RISKS OF THE ACTS AND OMISSIONS OF OR MISUSE OF THE LETTERS OF CREDIT ISSUED BY THE ISSUING BANK BY THE RESPECTIVE BENEFICIARIES OF SUCH LETTERS OF CREDIT. IN FURTHERANCE AND NOT IN LIMITATION OF THE FOREGOING, THE ISSUING BANK SHALL NOT BE RESPONSIBLE: (A) FOR THE FORM, VALIDITY, SUFFICIENCY, ACCURACY, GENUINENESS OR LEGAL EFFECT OF ANY DOCUMENT SUBMITTED BY ANY PERSON IN CONNECTION WITH THE APPLICATION FOR OR ISSUANCE OF SUCH LETTERS OF CREDIT, EVEN IF IT SHOULD IN FACT PROVE TO BE IN ANY OR ALL RESPECTS INVALID, INSUFFICIENT, INACCURATE, FRAUDULENT OR FORGED; (B) FOR THE VALIDITY OR SUFFICIENCY OF ANY INSTRUMENT TRANSFERRING OR ASSIGNING OR PURPORTING TO TRANSFER OR ASSIGN ANY SUCH LETTER OF CREDIT OR THE RIGHTS OR BENEFITS THEREUNDER OR PROCEEDS THEREOF, IN WHOLE OR IN PART, WHICH MAY PROVE TO BE INVALID OR INEFFECTIVE FOR ANY REASON; (C) FOR FAILURE OF THE BENEFICIARY OF ANY SUCH LETTER OF CREDIT TO COMPLY FULLY WITH CONDITIONS REQUIRED IN ORDER TO DRAW UPON SUCH LETTER OF CREDIT, WHICH FAILURE IS NOT THE RESULT OF GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF THE ISSUING BANK AS DETERMINED BY A COURT OF COMPETENT JURISDICTION; (D) FOR ERRORS, OMISSIONS, INTERRUPTIONS OR DELAYS IN TRANSMISSION OR DELIVERY OF ANY MESSAGES, BY MAIL, CABLE, TELEGRAPH, TELEX OR OTHERWISE, WHETHER OR NOT THEY ARE IN CIPHER; (E) FOR ERRORS IN INTERPRETATION OF TECHNICAL TERMS; (F) FOR ANY LOSS OR DELAY IN THE TRANSMISSION OR OTHERWISE OF ANY DOCUMENT REQUIRED IN ORDER TO MAKE A DRAWING UNDER ANY SUCH LETTER OF CREDIT OR OF THE PROCEEDS THEREOF; (G) FOR THE MISAPPLICATION BY THE BENEFICIARY OF ANY SUCH LETTER OF CREDIT OF THE PROCEEDS OF ANY DRAWING UNDER SUCH LETTER OF CREDIT; AND (H) FOR ANY CONSEQUENCES ARISING FROM CAUSES BEYOND THE CONTROL OF THE ISSUING BANK, INCLUDING, WITHOUT LIMITATION, THE ACTIONS OF ANY GOVERNMENTAL AUTHORITY. NONE OF THE ABOVE SHALL AFFECT, IMPAIR, OR PREVENT THE VESTING OF ANY OF THE ISSUING BANK'S RIGHTS OR POWERS HEREUNDER. NOTWITHSTANDING ANYTHING TO THE CONTRARY CONTAINED IN THIS CLAUSE (VI), THE COMPANY SHALL HAVE NO OBLIGATION TO INDEMNIFY THE ISSUING BANK IN RESPECT OF ANY LIABILITY INCURRED BY THE ISSUING BANK ARISING SOLELY OUT OF THE GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF THE ISSUING BANK, AS DETERMINED BY A COURT OF COMPETENT JURISDICTION.

                  (vii) The Issuing Bank will send to the Company and the Agent immediately upon issuance of any Letter of Credit, or an amendment thereto, a true and complete copy of such Letter of Credit, or such amendment thereto. Upon issuance of any Letter of Credit or an amendment thereto, the Agent shall promptly notify each Lender of the terms of such Letter of Credit or amendment thereto, the Issuing Bank for such Letter of Credit or amendment thereto, and of such Lender's Percentage Share of the amount of such Letter of Credit or amendment thereto, and the Agent shall provide to each Lender a copy of such Letter of Credit or such amendment thereto. Upon cancellation or termination of any Letter of Credit, the Issuing Bank shall promptly notify the Agent and the Company, and the Agent will then promptly notify each Lender, of such cancellation or termination.

                  (viii) The obligation of the Company to reimburse the Issuing Bank for Reimbursement Obligations with regard to the Letters of Credit issued by it and the obligations of Lenders under clause (iv) shall be unconditional and irrevocable and shall be paid strictly in accordance with the terms of this Agreement and under all circumstances including, without limitation, the following circumstances:

                           (A) any lack of validity or enforceability of any Letter of Credit;

                           (B) the existence of any claim, set-off, defense or other right that the Company may have at any time against a beneficiary or any transferee of any Letter of Credit (or any Persons for whom any such transferee may be acting), any Lender or any other Person, whether in connection with this Agreement, the transactions contemplated herein or any unrelated transaction (including any underlying transaction between the Company and the beneficiary for which the Letter of Credit was procured) other than a defense based on the gross negligence or willful misconduct of the Issuing Bank, as determined by a court of competent jurisdiction;

                           (C) any draft, demand, certificate or any other document presented under any Letter of Credit is proved to be forged, fraudulent, invalid or insufficient in any respect or any statement therein is untrue or inaccurate in any respect;

                           (D) payment by the Issuing Bank under any Letter of Credit against presentation of a demand, draft or certificate or other document that does not comply with the terms of such Letter of Credit, provided that such payment does not occur as a result of the gross negligence or willful misconduct of the Issuing Bank, as determined by a court of competent jurisdiction;

                           (E) any adverse change in the condition (financial or otherwise) of the Company;

                           (F) any breach of this Agreement or any other

         Financing Document by the Company, Agent or any Lender (other than the Issuing Bank);

                           (G) any other circumstance or happening whatsoever which is similar to any of the foregoing; provided that such other occurrence or happening is not the result of the gross negligence or willful misconduct of the Issuing Bank, as determined by a court of competent jurisdiction; or

                           (H) the fact that a Default shall have occurred and be continuing.

         Section 2.04      Disbursement of Funds.

                  (a) Availability. No later than 11:00 a.m. (Houston time) on the date of each Borrowing, each Lender will make available to the Agent such Lender's Percentage Share of the amount (if any) by which the principal amount of the Borrowing requested to be made on such date exceeds the principal amount of Loans (if any) maturing or Reimbursement Obligations (if any) due and owing on such date, in Dollars and in immediately available funds at the Payment Office. The Agent will make available to the Company at the Payment Office the aggregate of the amounts (if any) so made available by the Lenders by depositing such amounts, in immediately available funds, to an account of the Company at the Agent designated by the Company for such purpose. To the extent that Loans mature or Reimbursement Obligations are due and owing on the date of a requested Borrowing of Revolving Credit Loans, the Lenders shall apply the proceeds of the Revolving Credit Loans then being made, to the extent thereof, to the repayment of such maturing Loans or Reimbursement Obligations, such Revolving Credit Loans and repayments intended to be a contemporaneous exchange.

                  (b) Funds to the Agent. Unless the Agent shall have been notified by any Lender prior to the date of a Borrowing that such Lender does not intend to make available to the Agent such Lender's Percentage Share of the Borrowing to be made on such date, the Agent may assume that such Lender has made such amount available to the Agent on such date, and the Agent may make available to the Company a corresponding amount. If such corresponding amount is not in fact made available to the Agent by such Lender on the date of a Borrowing, the Agent shall be entitled to recover such corresponding amount on demand from such Lender together with interest at the Federal Funds Rate. If such Lender does not pay such corresponding amount forthwith upon the Agent's demand therefor, the Agent shall promptly notify the Company, and the Company shall immediately pay such corresponding amount to the

         Agent together with interest at the rate specified for the Borrowing which includes such amount paid. Nothing in this Section shall be deemed to relieve any Lender from its obligation to fulfill its Commitment hereunder or to prejudice any rights which the Company may have against any Lender as a result of any default by such Lender hereunder.

                  (c) Lenders' Responsibilities. No Lender shall be responsible for any default by any other Lender in its obligation to make Loans hereunder, and each Lender shall be obligated to make the Loans provided to be made by it hereunder, regardless of the failure of any other Lender to fulfill its Commitment hereunder.

         Section 2.05               Notes.

                  (a) Revolving Credit Notes. The Company's obligation to pay the principal of, and interest on, the Revolving Credit Loans made by each Lender shall be further evidenced by the Company's issuance, execution and delivery of a Revolving Credit Note payable to the order of each such Lender in the amount of such Lender's Revolving Credit Commitment and shall be dated as of the date of issuance of such Revolving Credit Note. The principal amount of each Revolving Credit Note shall be payable on or before the Final Maturity Date.

                  (b) Term Notes. The Company's obligation to pay the principal of, and interest on, the Term Loan made by each Lender shall be further evidenced by the Company's issuance, execution and delivery of a Term Note payable to the order of each such Lender in the amount of such Lender's Term Loan Commitment and dated as of the date of issuance of such Term Note. The principal amount of each Term Note shall be payable in twenty-eight (28) equal installments commencing on October 31, 1995, and on each Quarterly Date thereafter. The

         Company agrees to make such installments on each Quarterly Date with the final installment in the amount of the aggregate unpaid principal balance then owing thereunder being payable on or before the Final Maturity Date. Any prepayment of the principal amount of the Term Notes shall be applied to the installments unpaid at such time in the inverse order of maturity.

         Section 2.06 Interest.  In all cases subject to Section 8.13:

                  (a) Base Rate Loans. Subject to Section 2.06(b), the Company agrees to pay interest in respect of the unpaid principal amount of each Loan from the date thereof until payment in full thereof at a rate per annum which shall be, for any day, equal to the sum of the Applicable Margin plus the Base Rate in effect on such day, but in no event to exceed the Highest Lawful Rate. The term "Base Rate" shall mean the higher of (i) the Prime Rate in effect on such day or (ii) one-half of one percent (1/2%) plus the Federal Funds Rate in effect for such day (rounded upwards, if necessary, to the nearest 1/16th of 1%), but in no event to exceed the Highest Lawful Rate. For purposes of this Agreement, any change in the Base Rate due to a change in the Federal Funds Rate or the Prime Rate shall be effective on the effective date of such change in the Federal Funds Rate or the Prime Rate, as the case may be. If for any reason the Agent shall have determined (which determination shall be conclusive and binding, absent manifest error) that it is unable to ascertain the Federal Funds Rate for any reason, including but not limited to the inability of the Agent to obtain sufficient bids or publications in accordance with the terms hereof, the Base Rate shall be the Prime Rate until the circumstances giving rise to such inability no longer exist.

                  (b) Default Interest. Overdue principal and, to the extent permitted by law, overdue interest in respect of each Loan and all other amounts owing hereunder shall bear interest for each day that such amounts are overdue at a rate per annum equal to two percent (2%) in excess of the Base Rate, in effect for each such day, but in no event shall any such rate exceed the Highest Lawful Rate.

                  (c) Interest Payment Dates. Interest on each Loan shall accrue from and including the date of such Loan to but excluding the date of payment in full thereof. Interest on each Loan shall be payable on each Quarterly Date, commencing on the first Quarterly Date to occur after such Loan is made, at maturity (whether by acceleration or otherwise) and, after maturity, on demand.

         Section 2.07 Repayment of Loans. Subject to the provisions of Sections
2.08 and 2.09, the Company shall pay to the Agent for the ratable benefit of the Lenders the unpaid principal amount of each Loan on or before the Final Maturity Date.

         Section 2.08 Termination or Reduction of Revolving Credit Commitments.

                  (a) Voluntary Reduction of Revolving Credit Commitment. The Company may, upon at least five Business Days' notice to the Agent, terminate entirely at any time, or proportionately reduce from time to time by an aggregate amount of $1,000,000 or any larger multiple of $100,000, the unused portions of the Revolving Credit Commitments, without penalty or premium, provided that any such reduction shall apply proportionately to the Revolving Credit Commitment of each Lender. If the Revolving Credit Commitments are terminated in their entirety, all accrued commitment fees with respect thereto shall be payable on the effective date of such termination. Any such reduction or termination of the Revolving Credit Commitment shall be permanent.

                  (b) Mandatory Reduction of Revolving Credit Commitment. If at any time the Company shall make a prepayment of Revolving Credit Loans or provide Cover for Letter of Credit Liabilities, in each case pursuant to Section 2.09(d)(ii), the Revolving Credit Commitments shall be permanently reduced (to the extent that such Revolving Credit Commitments exceed $5,000,000) by an amount equal to the principal amount of such prepayment or Cover.

         Section 2.09 Prepayments.

                  (a) Mandatory Sale Proceeds Prepayments. The Company shall apply the net proceeds of any sale or other disposition of any Property of the Company in the ordinary course of business to pay or prepay an aggregate principal amount of the Term Loans equal to the proceeds of such sale or disposition, together with any accrued interest thereon. Any such payment or prepayment shall be applied to the installments of principal in the inverse order of their maturity.

                  (b) Mandatory Prepayments Upon an Event of Loss. If an Event of Loss (whether resulting from damage or destruction or from condemnation, confiscation, seizure, requisition or forced shutdown) with respect to the Burlington South Plant shall occur and if the Company shall not have satisfied the conditions of Subsection 2.16(b) within 60 days of the determination of the occurrence of such Event of Loss or within 90 days of the event giving rise to such determination, whichever period is shorter, then the Company shall prepay an aggregate principal amount of the Loans equal to the funds received as proceeds from such Event of Loss, together with accrued interest thereon to the date of prepayment, on or before the 60th day following the date of the determination of the occurrence of such Event of Loss or within 90 days of the event giving rise to such determination, whichever period is shorter; provided that, if the Company shall have given the Agent written notice on or before the 60th day following the date of determination of the occurrence of such Event of Loss or within 90 days of the event giving rise to such determination, whichever period is shorter, stating that it believes the Burlington South Plant could be repaired and/or restored and the conditions of Subsection 2.16(b) could be satisfied, and that the Company is diligently working to obtain the necessary information to meet the conditions of Subsection 2.16(b), the Company may defer such prepayment of the Loans and compliance with the provisions of Subsection 2.16(b) for a period of up to 30 additional days. From the date of the determination of the occurrence of such Event of Loss, the Company shall provide to each Lender a monthly status report describing the status of discussions with contractors and insurers or Governmental Authorities, as the case may be (including information on cost and scheduling estimates). On such date of prepayment, any funds constituting proceeds from such damage or destruction, condemnation, confiscation, seizure, requisition or forced shutdown shall (to the extent not already so applied) be applied in satisfaction (to the extent of such proceeds) of such obligation to prepay the Loans.



                  (c) Mandatory Commitment Reduction/Borrowing Base Prepayments. If at any time the Aggregate Revolving Credit Exposure is in excess of the Maximum Available Amount, the Company shall make a prepayment of Revolving Credit Loans or provide Cover for Letter of Credit Liabilities, or a combination thereof, in an amount equal to such excess together with accrued interest thereon and any related costs. Any such prepayment or Cover shall be payable or provided in full on the date on which the reduction or termination of the Revolving Credit Commitments pursuant to Section
         2.08 becomes effective or within 30 days of the date of the Borrowing Base Report first reporting such excess, as applicable.

                  (d) Mandatory Excess Cash Flow Prepayments. Concurrently with the delivery of the financial statements referred to in Section 5.02(a), the Company shall prepay (by payment to the Agent for the benefit of the Lenders) (i) an aggregate principal amount of Term Loans equal to 75% of Excess Cash Flow for the fiscal year ending on such date less the amount of any voluntary prepayments of Term Loans made by the Company pursuant to Subsection 2.09(e) during such fiscal year; such prepayments shall be applied to installments of principal in the inverse order of their maturity, and (ii) upon payment in full of the Term Loans, an aggregate principal amount of Revolving Credit Loans in an amount equal to 75% of Excess Cash Flow for the fiscal year ending on such date, provided that such Excess Cash Flow shall be so applied only to the extent necessary to reduce the Revolving Credit Loans to $5,000,000.

                  (e) Voluntary Prepayments. The Company may, at its option, at any time and from time to time, prepay Loans, in whole or in part, without premium or penalty, upon giving five Business Day's prior written notice to the Agent. Such notice shall specify the date and amount of prepayment and the Loan or Loans to which such prepayment is to be applicable. Upon receipt of such notice, the Agent shall promptly notify each Lender of the contents thereof and of such Lender's ratable share of such prepayment. The payment amount specified in the such notice shall be due and payable on the date specified. Each prepayment of Term Loans shall be in the minimum principal amount of $500,000 and in integral multiples of $100,000, or the aggregate balance outstanding on the applicable Notes. Each prepayment shall be applied ratably to prepay the Term Loan of the several Lenders.

                  (f) Notice by Agent. Upon receipt of a notice of prepayment pursuant to this Section, the Agent shall promptly notify each Lender of the contents thereof and of such Lender's ratable share of such prepayment.


         Section 2.10 Fees.

                  (a) Revolving Credit Commitments. The Company shall pay to the Agent for the account of and distribution to each Lender in accordance with its Percentage Share, a commitment fee for the period commencing on the Closing Date to and including the Final Maturity Date (or such earlier date as the Revolving Credit Commitments shall have been terminated entirely) computed at a rate equal to one-half of one percent (1/2%) per annum on the average daily excess amount of the Revolving Credit Commitments over the Revolving Credit Exposure, payable in arrears on the Quarterly Dates, commencing on the first Quarterly Date to occur after the Closing Date.

                  (b) Letters of Credit. As consideration for the issuance of any Letter of Credit, the Company will pay to the Agent for the account of and pro rata distribution to each Lender, a fee on the daily average amount available for drawings under each Letter of Credit, in each case for the period from and including the date of issuance of such Letter of Credit to and excluding the date of expiration or termination thereof computed at a rate equal to one and one-quarter (1 1/4%) of one percent per annum, payable on the date of issuance of such Letter of Credit. The Company shall pay to the Issuing Bank in arrears on each Quarterly Date, with respect to any amendment or transfer of any Letter of Credit and for each drawing made thereunder, documentary and processing charges in accordance with the Issuing Bank's standard schedule for such charges in effect at the time of such amendment, transfer or drawing, as the case may be.

                  (c) Contingent Fee. Concurrently with the delivery of the financial statements pursuant to Section 5.02(a), the Company shall pay to Agent for its own account, a contingent fee for the period commencing on the Closing Date to and including August 31, 2002 computed at a rate equal to three percent (3%) per annum of EBITDA payable in arrears for each annual period, commencing with the annual period ending on December 31, 1995. The obligations of the Borrower pursuant to this paragraph shall survive the payment in full of the Loans and the Letter of Credit Liabilities.

                  (d) Agent Fees. The Company shall pay to the Agent such fees as are set forth in the letter agreement and summary of indicative terms and conditions attached thereto between the Agent and the Company dated as of October 17, 1994, and accepted and agreed to by the Company as of October 19, 1994, as amended on November 10, 1994 and as the same has been or may be hereafter amended or supplemented, on the dates specified therein.

         Section 2.11 Payments, etc.


                  (a) Without Setoff, etc. Except as otherwise specifically provided herein, all payments under this Agreement shall be made to the Agent on behalf of the Lenders without defense, set-off or counterclaim to the Agent not later than 11:00 a.m. Houston time on the date when due and shall be made in Dollars in immediately available funds at the Payment Office. The Agent will promptly thereafter distribute funds in the form received relating to the payment of principal or interest or commitment fees ratably to the Lenders for the account of their respective Lending Offices, and funds in the form received relating to the payment of any other amount payable to any Lender to such Lender for the account of its Lending Office.

                  (b) Non-Business Days. Whenever any payment to be made hereunder or under any Note shall be stated to be due on a day which is not a Business Day, the due date thereof shall be extended to the next succeeding Business Day and, with respect to payments of principal, interest thereon shall be payable at the applicable rate during such extension.

                  (c) Computations. All computations of interest shall be made on the basis of a year of 365 or 366 days (as the case may be) in the case of Loans, and all computations of fees shall be made on the basis of a year of 360 days (unless such calculation would result in a usurious rate, in which case interest shall be calculated on the basis of a year of 365 or 366 days, as the case may be), in each case for the factual number of days (including the first day but excluding the last day) occurring in the period for which such interest or fees are payable. Each determination by the Agent of an interest rate or fee hereunder shall, except for manifest error, be final, conclusive and binding for all purposes, provided that such determination shall be made in good faith in a manner generally consistent with the Agent's standard practice. If the Agent and the Company determine that manifest error exists, said parties shall correct such error by way of an adjustment to the payment due on the next Quarterly Date.

         Section 2.12 Capital Adequacy.

                  (a) The Company shall pay directly to each Lender from time to time on request such amounts as such Lender may determine to be necessary to compensate such Lender or its parent or holding company for any costs which it determines are attributable to the maintenance by such Lender or its parent or holding company, pursuant to any law or regulation or any interpretation, directive or request (whether or not having the force of law) of any court or Governmental Authority, of capital in respect of its Commitment or making, funding or maintaining any Loans or Letters of Credit (such compensation to include, without limitation, an amount equal to any reduction of the rate of return on assets or equity of such Lender or its parent or holding company to a level below that which such Lender or its parent or holding company could have achieved but for such law, regulation, interpretation, directive or request). Each Lender will notify the Company that it is entitled to compensation pursuant to this Section 2.12 as promptly as practicable after it determines to request such compensation.

                  (b) Determinations and allocations by any Lender for purposes of this Section 2.12 shall be conclusive, provided that such determinations and allocations are made on a reasonable basis.

         Section 2.13 Sharing of Payments, etc. If any Lender shall obtain any payment or reduction (including, but not limited to, any amounts received as adequate protection of a deposit treated as cash collateral under the Bankruptcy
Code) of any obligation of the Company hereunder (whether voluntary, involuntary, through the exercise of any right of set-off, or otherwise) in excess of its ratable share of payments or reductions on account of such obligations obtained by all the Lenders, such Lender shall forthwith (i) notify each of the other Lenders and the Agent of such receipt, and (ii) purchase from the other Lenders such participations in the affected obligations as shall be necessary to cause such purchasing Lender to share the excess payment or reduction, net of costs incurred in connection therewith, ratably with each of them, provided that if all or any portion of such excess payment or reduction is thereafter recovered from such purchasing Lender or additional costs are incurred, the purchase shall be rescinded and the purchase price restored to the extent of such recovery or such additional costs, but without interest. The Company agrees that any Lender so purchasing a participation from another Lender pursuant to this Section may, to the fullest extent permitted by law, exercise all its rights of payment (including the right of set-off) with respect to such participation as fully as if such Lender were the direct creditor of the Company in the amount of such participation.

         Section 2.14 Taxes.

                  (a) Payments Free and Clear. Any and all payments by the Company under this Agreement or any other Financing Document shall be made, in accordance with Section 2.11, free and clear of and without deduction for any and all present or future taxes, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto, excluding, in the case of each Lender, the Agent and the Issuing Bank, taxes imposed on its income, and franchise or similar taxes imposed on it, by (i) any jurisdiction (or political subdivision thereof) of which the Agent, the Issuing Bank or such Lender, as the case may be, is a citizen or resident or in which such Lender has a permanent establishment (or is otherwise engaged in the active conduct of its banking business through an office or a branch) which is such Lender's applicable Lending Office, (ii) the jurisdiction (or any political subdivision thereof) in which the Agent, the Issuing Bank or such Lender is organized, or (iii) any jurisdiction (or political subdivision thereof) in which such Lender, the Issuing Bank or the Agent is presently doing business which taxes are imposed solely as a result of doing business in such jurisdiction (all such non-excluded taxes, levies, imposts, deductions, charges, withholdings and liabilities so arising out of payments by the Company being hereinafter referred to as "Taxes"). If the Company shall be required by law to deduct any Taxes from or in respect of any sum payable hereunder to the Lenders, the Issuing Bank or the Agent (i) the sum payable shall be increased by the amount necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 2.14) such Lender, the Issuing Bank or the Agent (as the case may be) shall receive an amount equal to the sum it would have received had no such deductions been made, (ii) the Company shall make such deductions and (iii) the Company shall pay the full amount deducted to the relevant taxing authority or other Governmental Authority in accordance with applicable law.

                  (b) Other Taxes. In addition, the Company agrees to pay any present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies that arise from any payment made hereunder or from the execution, delivery or registration of, or otherwise with respect to, this Agreement, any Assignment and Acceptance or any other Financing Document (hereinafter referred to as "Other Taxes").

                  (c) INDEMNIFICATION. THE COMPANY WILL INDEMNIFY EACH LENDER, THE ISSUING BANK AND THE AGENT FOR THE FULL AMOUNT OF TAXES AND OTHER TAXES (INCLUDING, BUT NOT LIMITED TO, ANY TAXES OR OTHER TAXES IMPOSED BY ANY JURISDICTION ON AMOUNTS PAYABLE UNDER THIS SECTION 2.14) PAID BY SUCH LENDER OR THE ISSUING BANK OR THE AGENT (ON THEIR BEHALF OR ON BEHALF OF ANY LENDER), AS THE CASE MAY BE, AND ANY LIABILITY (INCLUDING PENALTIES, INTEREST AND EXPENSES) ARISING THEREFROM OR WITH RESPECT THERETO, WHETHER OR NOT SUCH TAXES OR OTHER TAXES WERE CORRECTLY OR LEGALLY ASSERTED. ANY PAYMENT PURSUANT TO SUCH INDEMNIFICATION SHALL BE MADE WITHIN 30 DAYS AFTER THE DATE ANY LENDER, THE ISSUING BANK OR THE AGENT, AS THE CASE MAY BE, MAKES WRITTEN DEMAND THEREFOR. IF ANY LENDER, THE ISSUING BANK OR THE AGENT RECEIVES A REFUND OR CREDIT IN RESPECT OF ANY TAXES OR OTHER TAXES FOR WHICH SUCH LENDER, THE ISSUING BANK OR THE AGENT HAS RECEIVED PAYMENT FROM THE COMPANY HEREUNDER IT SHALL PROMPTLY NOTIFY THE COMPANY OF SUCH REFUND OR CREDIT AND SHALL, WITHIN 30 DAYS AFTER RECEIPT OF A REQUEST BY THE COMPANY (OR PROMPTLY UPON RECEIPT, IF THE COMPANY HAS REQUESTED APPLICATION FOR SUCH REFUND OR CREDIT PURSUANT HERETO), PAY AN AMOUNT EQUAL TO SUCH REFUND OR CREDIT TO THE COMPANY WITHOUT INTEREST (BUT WITH ANY INTEREST SO REFUNDED OR CREDITED), PROVIDED THAT THE COMPANY, UPON THE REQUEST OF SUCH LENDER, THE ISSUING BANK OR THE AGENT, AGREES TO RETURN SUCH REFUND OR CREDIT (PLUS PENALTIES, INTEREST OR OTHER CHARGES) TO SUCH

         LENDER, THE ISSUING BANK OR THE AGENT IN THE EVENT SUCH LENDER, THE ISSUING BANK OR THE AGENT IS REQUIRED TO REPAY SUCH
         REFUND OR CREDIT.

                  (d) Receipts. Within 30 days after the date of any payment of Taxes or Other Taxes withheld by the Company in respect of any payment to any Lender, the Issuing Bank or the Agent, the Company will furnish to the Agent the original or a certified copy of a receipt evidencing payment thereof.


                  (e) Survival. Without prejudice to the survival of any other agreement contained herein, the agreements and obligations contained in this Section 2.14 shall survive the payment in full of principal and interest hereunder.

                  (f) Lender Representations. Each Lender represents that it is either (i) a corporation organized under the laws of the United States of America or any state thereof or (ii) it is entitled to complete exemption from United States withholding tax imposed on or with respect to any payments, including fees, to be made to it pursuant to this Agreement (A) under an applicable provision of a tax convention to which the United States of America is a party or (B) because it is acting through a branch, agency or office in the United States of America and any payment to be received by it hereunder is effectively connected with a trade or business in the United States of America. Each Lender that is not a corporation organized under the laws of the United States of America or any state thereof agrees to provide to the Company and the Agent on the Effective Date, or on the date of its delivery of the Assignment and Acceptance pursuant to which it becomes a Lender, and at such other times as required by United States law or as the Company or the Agent shall reasonably request, two accurate and complete original signed copies of either (A) Internal Revenue Service Form 4224 (or successor form) certifying that all payments to be made to it hereunder will be effectively connected to a United States trade or business (the "Form 4224 Certification") or (B) Internal Revenue Service Form 1001 (or successor form) certifying that it is entitled to the benefit of a provision of a tax convention to which the United States of America is a party which completely exempts from United States withholding tax all payments to be made to it hereunder (the "Form 1001 Certification"). In addition, each Lender agrees that if it previously filed a Form 4224 Certification it will deliver to the Company and the Agent a new Form 4224 Certification prior to the first payment date occurring in each of its subsequent taxable years; and if it previously filed a Form 1001 Certification, it will deliver to the Company and the Agent a new certification prior to the first payment date falling in the third year following the previous filing of such certification. Each Lender also agrees to deliver to the Company and the Agent such other or supplemental forms as may at any time be required as a result of changes in applicable law or regulation in order to confirm or maintain in effect its entitlement to exemption from United States withholding tax on any payments hereunder, provided that the circumstances of the Lender at the relevant time and applicable laws permit it to do so. If a Lender determines, as a result of any change in either (i) applicable law, regulation or treaty, or in any official application thereof or (ii) its circumstances, that it is unable to submit any form or certificate that it is obligated to submit pursuant to this Section, or that it is required to withdraw or cancel any such form or certificate previously submitted, it shall promptly notify the Company and the Agent of such fact. If a Lender is organized under the laws of a jurisdiction outside the United States of America, unless the Company and the Agent have received a Form 1001 Certification or Form 4224 Certification satisfactory to them indicating that all payments to be made to such Lender hereunder are not subject to United States withholding tax, the Company shall withhold taxes from such payments at the applicable statutory rate, provided that such withholding shall not increase the amount of payments for the account of such Lender to be made by the Company pursuant to Subsection

         2.14(a). Each Lender agrees to indemnify and hold harmless from any United States taxes, penalties, interest and other expenses, costs and losses incurred or payable by (i) the Agent as a result of such Lender's failure to submit any form or certificate that it is required to provide pursuant to this Section or (ii) the Company or the Agent as a result of their reliance on any such form or certificate which it has provided to them pursuant to this Section.

                  (g) Efforts to Avoid or Reduce. Any Lender claiming any additional amounts payable pursuant to this Section 2.14 shall use reasonable efforts (consistent with legal and regulatory restrictions) to file any certificate or document requested by the Company or the Agent or to change the jurisdiction of its applicable Lending Office or to contest any tax imposed if the making of such a filing or change or contesting such tax would avoid the need for or reduce the amount of any such additional amounts that may thereafter accrue and would not, in the sole determination of such Lender, be otherwise disadvantageous to such Lender.

         Section 2.15 Pro Rata Treatment. Each Borrowing, each payment or prepayment of principal of any Borrowing, each payment of interest on the Loans, each payment of the fees, each reduction of the Commitments, and each refinancing of any Borrowing, shall be allocated ratably and pro rata among the Lenders in accordance with their respective Percentage Share. Each Lender agrees that in computing such Lender's portion of any Borrowing to be made hereunder, the Agent may, in its discretion, round each Lender's portion of such Borrowing to the next higher or lower whole dollar amount.

         Section 2.16 Restoration Account. Subject to the terms and conditions of the Security Agreement, the Company will establish, at the times provided in the Security Agreement, the Restoration Account.

                  (a) Deposits and Release of Funds. Upon the occurrence of an Event of Loss, the Company shall give the Agent written notice thereof as soon as possible. All amounts of insurance proceeds in excess of $100,000 for Property losses and all other proceeds in excess of $100,000 (whether resulting from damage or destruction or from condemnation, confiscation, seizure, requisition or forced shutdown) relating to any single event with respect to the Burlington South Plant shall be deposited into the Restoration Account (except proceeds of business interruption insurance maintained or caused to be maintained by the Company pursuant to Section 5.01(e) or otherwise) and, in the case of proceeds payable or paid as a result of an Event of Loss to the Burlington South Plant, held and released pursuant to the provisions of
         Section 2.09(b) unless the Company shall satisfy the conditions of Subsection 2.16(b) within 60 days of the determination of the occurrence of such Event of Loss and within 90 days of the event giving rise to such determination (in either case, subject to extension in accordance with the provisions of Section 2.09(b) hereof), in which case the proceeds shall be released as specified in Subsection 2.16(c) and in the case of any other proceeds (whether related to the Burlington South Plant), held and released in accordance with Subsection 2.16(c).

                  (b) Restoration or Repair. The Company shall not be obligated to prepay the Loans pursuant to Section 2.09(b) if the conditions specified in the following clauses (i) through (v) below shall be satisfied within 60 days of the determination of the occurrence of the Event of Loss and within 90 days of the event giving rise to such determination (in either case, subject to extension in accordance with the provisions of Section 2.09(b) hereof):

                           (i) the Company shall notify the Agent within 30 days
                  of the determination of the occurrence of such Event of Loss of the Company's intention to repair, rebuild and/or restore the Burlington South Plant to its original condition, wear and tear excepted, pursuant to this Subsection;

                           (ii) no Default or Event of Default (other than a
                  Default or Event of Default caused solely by such Event of
                  Loss) shall have occurred and be continuing;


                           (iii) the Agent shall have received a written
                  application of the Company accompanied by a certificate of a Responsible Officer showing in reasonable detail (A) the nature (including scope and timing) of such repair, rebuilding or restoration, (B) the actual cash expenditures made to date for such repair, rebuilding or restoration, and (C) expected total cash expenditures required to complete the work;

                           (iv) the Agent shall have received a written
                  certificate from its independent engineer confirming (A) the reasonableness of the matters in subclauses (A) and (B) of clause (iii) above and substantially concurring in the matters in subclause (C) of clause (iii) above, (B) that such proposed repair, rebuilding and restoration can be expected to restore the Burlington South Plant to its original condition (ordinary wear and tear excepted), and (C) the reasonableness of the schedule of the repair, rebuilding and restoration; and

                           (v) the Company shall have provided evidence
                  satisfactory to the Agent that the amount of proceeds available, together with the additional amounts irrevocably agreed to be provided by any Person acceptable to the Majority Lenders, such agreement to be between the Company and the Person agreeing to provide such amount (and, if applicable, the Person agreeing to guarantee such obligations), and the benefits of any such agreement to be assigned to the Agent, for the benefit of the Lenders, shall be sufficient to complete the construction, repair, rebuilding and restoration of the Burlington South Plant, pay debt service on the Loans during the period of such construction, repair, rebuilding and restoration, and pay operating expenses of the Burlington South Plant during such period.

                  (c) Priority of Payments. In the case of any Event of Loss with respect to the Burlington South Plant, if the conditions specified in Subsection 2.16(b) shall have been satisfied, and in the case of any other damage or destruction to or any condemnation, confiscation, seizure requisition or forced shutdown with respect to the Burlington South Plant, if no Default (other than a Default caused solely by the events giving rise to such damage, destruction, condemnation, confiscation, seizure, requisition or forced shutdown) shall have occurred and be continuing, the amounts then available in the Restoration Account shall be released by the Agent from time to time during the period of repair, rebuilding and restoration in the following order of priority: first, to payments then due hereunder and under the Notes, if any; second, in payment for the repair, rebuilding or restoration of the Burlington South Plant, against presentation to the Agent of the following:

                           (i) a certificate executed by a Responsible Officer,
                  dated not more than 30 days prior to the date of the request for the withdrawal and payment of funds from the Restoration Account, setting forth that (A) expenditures have been made, or costs incurred, by or for the account of the Company in a specified amount for the purpose of making certain repairs, rebuilding and restoration, which shall be briefly described, including the amount of any such expenditures or costs for the acquisition of a major item of Property, which shall be separately specified, in replacement of any destroyed or damaged Property; (B) no part of such expenditures or costs has been or is being made the basis for the withdrawal of any cash or the release of any Property from the Lien of the Financing Documents or has been paid out of the proceeds of insurance not required to be paid to the Agent under Subsection 5.01(e)(ii)(B); (C) there is no outstanding Indebtedness, other than costs for which payment is being requested, known to the Company, after due inquiry, for the purchase price or construction of such repairs, rebuilding or restoration, or for labor, wages, materials or supplies in connection with the making thereof, which, if unpaid when due, could reasonably be expected to become the basis of a Lien upon any of such repairs, rebuilding or restoration, which Lien might, in the opinion of the Responsible Officer signing such certificate, materially impair the security afforded by such repairs, rebuilding or restoration; (D) no Default exists; and (E) that all conditions precedent herein provided relating to such withdrawal and payment have been complied with;

                           (ii) an opinion of counsel stating that (A) the
                  documents which have been or are therewith delivered to the Agent conform to the requirements of this Agreement; (B) upon the basis of the related request, the funds, the withdrawal of which is then requested, may be lawfully paid over under this Subsection, and all conditions precedent herein provided relating to such withdrawal and payment have been complied with; (C) the Company has acquired, or upon payment of the costs to be paid as requested will acquire, title to such repairs, rebuilding and restoration at least equivalent to its title to the Property being repaired, rebuilt or restored, subject only to the Liens permitted by Section 5.04(b); and
                  (D) the right, title and interest of the Company in and to any of such repairs, rebuilding and restoration are subject to the Lien of the Agent for the benefit of the Lenders;

         and third, upon completion of all repair, rebuilding and restoration to the reasonable satisfaction of the Agent, the balance remaining in the Restoration Account, if any, shall be paid to the Company. Any amount of proceeds paid directly to the Company shall be applied by the Company in the order of priority set forth above.

                                   ARTICLE III

                         CONDITIONS TO BORROWINGS AND TO
                       PURCHASE, RENEWAL AND REARRANGEMENT

         The obligation of each Lender to make a Loan or the Issuing Bank to issue a Letter of Credit hereunder is subject to the satisfaction of the following conditions:

         Section 3.01 Closing. The Company shall have delivered to the Agent (unless waived by the Agent) at least three Business Days' advance written notice of the proposed Effective Date, which shall be a Business Day not later than 10 days from the Closing Date, for the delivery of all instruments, certificates and opinions referred to in Section 3.02 not theretofore delivered.

         Section 3.02 Conditions Precedent to Initial Loan. At the time of the making by such Lender of its initial Loan hereunder or the issuance by the Issuing Bank of the initial Letter of Credit, all obligations of the Company hereunder to the Agent or any Lender incurred prior to such initial Loan or Letter of Credit (including, but not limited to, the Company's obligation to reimburse the reasonable fees and disbursements of counsel to the Agent), shall have been paid in full, and the Agent shall have received the following, each dated as of the Closing Date, in form and substance satisfactory to the Agent, with an original thereof for the Agent and with sufficient copies thereof for each Lender (except that in the case of the Notes, the originals thereof will be delivered to the respective Lenders):

                  (a) Notes - A duly completed and executed Revolving Credit Note and Term Note for each Lender and in each case payable to the order of the Agent for the benefit of such Lender.

                  (b)      Resolutions and Incumbency Certificates -

                           (i) certified copies of the resolutions of the Board
                  of Directors of the Company approving, as appropriate, the Loans, the Notes, this Agreement and the other Financing Documents, and all other documents, if any, to which the Company is a party evidencing corporate authorization with respect to such documents; and

                           (ii) a certificate of the Secretary or an Assistant
                  Secretary of the Company certifying (A) the name, title and true signature of each officer of the Company authorized to execute the Notes, this Agreement, Applications and the other Financing Documents, (B) the name, title and true signature of each officer of the Company authorized to provide the certifications required pursuant to this Agreement including, but not limited to, certifications required pursuant to
                  Section 5.02, Borrowing Requests, and Borrowing Base Reports, and (C) that attached thereto is a true and complete copy of the articles of incorporation and bylaws of the Company, as amended to date, and a recent good standing certificate.

                  (c) Opinions of Counsel - The opinion of Connell, Foley & Geiser, counsel to the Company, addressed to the Agent, the Issuing Bank and each of the Lenders, substantially in the form of Exhibit D, and covering such other matters as any Lender through the Agent, the Issuing Bank or the Agent may reasonably request.

                  (d)      The Security Instruments -

                           (i) Security Agreement dated as of the Closing Date
                  executed by the Company granting to the Agent a first priority security interest in all personal Property described therein of the Company, as security for the indebtedness respectively defined therein as the "Obligations;"

                           (ii) Pledge Agreement dated as of the Closing Date
                  executed by Ozite granting to the Agent a first priority security interest in 100% of the capital stock of the Company, as security for the Lender Indebtedness;

                           (iii) the Mortgage;

                           (iv) Financing Statements, as appropriate, to perfect
                  the security interests created by the instruments delivered under clauses (i) through (iii) above;

                           (v) Stock certificates and corresponding stock powers
                  to perfect the Agent's security in the stock pledged by the instrument delivered under clause (ii) above;

                           (vi) the Cash Collateral Account Agreement described
                  in the definition of "Cover"; and

                           (vii) all Property in which the Agent shall, at such
                  time, be entitled to have a Lien pursuant to this Agreement or any other Financing Document shall have been physically delivered to the possession of the Agent or any bailee accepted by the Agent to the extent that such possession is necessary for the purpose of perfecting the Agent's Lien in such collateral security.


                  (e) Insurance. A certificate of insurance coverage of the Borrower evidencing that the Borrower is carrying insurance in accordance with Section 5.01(e) hereof. In addition, the Agent shall have received evidence satisfactory to the Agent that the Burlington South Plant is not situated in an area that has been identified by the Director of the Federal Emergency Management Agency or any other Governmental Authority as an area having special flood hazards. Should it be determined, however, that any portion of the Burlington South Plant is situated in an area identified as having special flood hazards, the Agent shall have received a copy of the applicable flood insurance policies (or policy applications), in form and substance satisfactory to the Agent, indicating that the maximum limits of coverage have been obtained and that the full premium therefor has been paid in full.

                  (f) Assigned Agreements. A copy of each executed Assigned Agreement.

                  (g) Title Insurance; Survey. A Mortgagee's Policy of Title Insurance in form and substance satisfactory to the Agent insuring the lien granted pursuant to the Mortgage and a current survey covering the Burlington South Plant.

                  (h) Environmental Report. A review by an environmental consultant approved by the Agent, in its sole discretion, of prior environmental site assessments for the Burlington South Plant and such other reviews or further assessments that may be determined to be required by the Agent, in its sole discretion, to assess existence of any environmental items which could reasonably be expected to have a Material Adverse Affect.

                  (i) Equity Contribution. Evidence of the contribution by the direct or indirect owners of the Company of $13,500,000 towards the purchase of the Burlington South Plant, which such contribution shall be in form and substance satisfactory to the Agent.

                  (j) Borrowing Base Audit. A review by an independent collateral field examiner with respect to the Eligible Accounts and Eligible Inventory components of the Borrowing Base satisfactory to the Agent.

                  (k) Assignment and Assumption Agreement. A copy of an executed Assignment and Assumption Agreement dated as of the Closing Date in form and substance satisfactory to the Agent pursuant to which Ozite has assigned to the Company its rights, titles, interests and obligations under the Assigned Agreements.

                  (l) Consent Agreement. A copy of the executed Consent and Agreement dated as of the Closing Date among OxyChem, the Agent and the Company in the form attached as Exhibit G.

                  (m) Miscellaneous. Such other documents or conditions precedent which the Agent may reasonably have requested or require in its sole discretion.

                  (n) Acquisition. The acquisition by the Company of the Burlington South Plant from OxyChem has been consummated, subject only to funds being available under this Agreement.

         Section 3.03 Conditions Precedent to Each Loan. At the time of the making by such Lender of each Loan, including the initial Loan (before as well as after giving effect to such Loan and to the proposed use of the proceeds thereof):

                  (a) Notes. The Company shall have issued, executed and delivered the Notes;

                  (b) No Default. There shall exist no Default or Event of Default;

                  (c) Representations and Warranties. Except for facts timely disclosed to the Agent from time to time in writing, not materially more adverse to the Company than those existing on the Effective Date, all representations and warranties contained herein and in the other Financing Documents executed and delivered on or after the date hereof shall be true and correct in all material respects with the same effect as though such representations and warranties had been made on and as of the date of such Loan; and

                  (d) Documentation. The Agent shall have received such other documents as the Agent or any Lender or counsel to the Agent may reasonably request, all in form and substance satisfactory to the Agent.

         Each Borrowing Request submitted by the Company, and the acceptance by the Company of the proceeds of such Borrowing, shall constitute a representation and warranty by the Company, as of the date of the Loans comprising such Borrowing, that the conditions specified in Subsections 3.03(b) and (c) have been satisfied.

         Section 3.04 Recordings. The Security Instruments and accompanying financing statements covering the Mortgaged Property, or other notices related thereto if necessary or appropriate, shall have been duly delivered by the Agent to the appropriate offices for filing or recording.

                                   ARTICLE IV

                         REPRESENTATIONS AND WARRANTIES

         In order to induce the Lenders to enter into this Agreement, the Company represents and warrants to the Lenders (which representations and warranties will survive the delivery of the Notes) that:

         Section 4.01 Corporate Existence. The Company is a corporation duly organized, legally existing and in good standing under the laws of the jurisdictions in which it is incorporated and is duly qualified as a foreign corporation in all jurisdictions wherein the Property owned or the business transacted by it makes such qualification necessary, except where the failure to be so qualified would not have a Material Adverse Effect.

         Section 4.02 Corporate Power and Authorization. The Company is authorized and empowered to create and issue the Notes, and to execute, deliver and perform the Financing Documents, including this Agreement; and all corporate action on the Company's part requisite for the due creation and issuance of the Notes and for the due execution, delivery and performance of the Financing Documents, including this Agreement, has been duly and effectively taken.

         Section 4.03 Binding Obligations. This Agreement does, and the Notes and other Financing Documents upon their creation, issuance, execution and delivery will, when issued and delivered under this Agreement, constitute valid and binding obligations of the Company, and will be enforceable in accordance with their respective terms (except that enforcement may be subject to any applicable bankruptcy, insolvency or similar laws generally affecting the enforcement of creditors' rights and subject to the availability of equitable remedies).

         Section 4.04 No Legal Bar or Resultant Lien. The Notes and the other Financing Documents, including this Agreement, do not and will not violate or create a default under any provisions of the articles or certificate of incorporation or bylaws of the Company, or any contract, agreement, instrument or Governmental Requirement to which the Company is subject, or result in the creation or imposition of any Lien upon any Properties of the Company, other than those violations and defaults that would not affect the Company's use of such Properties or those permitted by this Agreement.

         Section 4.05 No Consent. Except as set forth on Schedule 4.05, the Company's execution, delivery and performance of the Notes and the other Financing Documents, including this Agreement, do not require notice to or filing or registration with, or the authorization, consent or approval of or other action by any other Person, including, but not limited to, any Governmental Authority.

         Section 4.06 Financial Information.

                  (a) Financial Statements. The April 30, 1995 pro forma consolidated financial statements of the Company heretofore delivered to the Lenders were prepared in accordance with GAAP applied on a consistent basis and fairly present the consolidated financial condition and operations of the Company at such date and the results of its operations for the period then ended on a pro forma basis.

                  (b) No Material Adverse Effect. Since April 30, 1995, there has been no event or occurrence that could reasonably be expected to have a Material Adverse Effect.

         Section 4.07 Investments and Guaranties. At the date of this Agreement, the Company has not made investments in or advances to any Person or guaranties of the obligations of any Person, except those permitted by Subsections 5.04(e)(i) through (vii), those reflected in the Financial Statements or described in Schedule 4.07.

         Section 4.08 Litigation. Except as set forth in Schedule 4.08, there is no action, suit or proceeding, or any governmental investigation or any arbitration, in each case pending or, to the knowledge of the Company, threatened against the Company or any material Property thereof before any court or arbitrator or any Governmental Authority which (i) challenges the validity of this Agreement, any Note, any Application, or any of the other Financing Documents or (ii) if adversely determined would have a Material Adverse Effect.

         Section 4.09 Federal Reserve Regulations. The Company is not engaged principally, or as one of its important activities, in the business of extending credit for the purpose, whether immediate, incidental or ultimate, of buying or carrying Margin Stock (within the meaning of Regulation U or X). Neither the Company nor any Person acting on behalf of the Company has taken any action which might cause the Notes or any of the Financing Documents, including this Agreement, to violate Regulation U or X or any other regulation of the Board of Governors of the Federal Reserve System or to violate Section 7 of the Securities Exchange Act of 1934, as amended, (or any successor thereto) or any rule or regulation thereunder, in each case as now in effect or as the same may hereinafter be in effect.

         Section 4.10 Compliance with ERISA.

                  (a) The Company and each ERISA Affiliate have complied in all material respects with ERISA and, where applicable, the Code regarding each Plan.

                  (b) Each Plan is, and has been, maintained in substantial compliance with ERISA and, where applicable, the Code.

                  (c) No act, omission or transaction has occurred which could result in imposition on the Company or any ERISA Affiliate (whether directly or indirectly) of (i) either a civil penalty assessed pursuant to subsections (c), (i) or (l) of section 502 of ERISA or a tax imposed pursuant to section 4975 of the Code or (ii) breach of fiduciary duty liability damages under section 409 of ERISA.

                  (d) No Plan (other than a defined contribution plan) or any trust created under any such Plan has been terminated since September 2, 1974. No liability to the PBGC (other than for the payment of current premiums which are not past due) by the Company or any ERISA Affiliate has been or is expected by the Company or any ERISA Affiliate to be incurred with respect to any Plan. No ERISA Event with respect to any Plan has occurred.

                  (e) Full payment when due has been made of all amounts which the Company or any ERISA Affiliate is required under the terms of each Plan or applicable law to have paid as contributions to such Plan as of the date hereof, and no accumulated funding deficiency (as defined in section 302 of ERISA and section 412 of the Code), whether or not waived, exists with respect to any Benefit Plan.

                  (f) The actuarial present value of the benefit liabilities under each Benefit Plan which is subject to Title IV of ERISA does not, as of the end of the Company's most recently ended fiscal year, exceed the current value of the assets (computed on a plan termination basis in accordance with Title IV of ERISA) of such Benefit Plan allocable to such benefit liabilities. The term "actuarial present value of the benefit liabilities" shall have the meaning specified in section 4041 of ERISA.

                  (g) Neither the Company nor any ERISA Affiliate sponsors, maintains, or contributes to an employee welfare benefit plan, as defined in section 3(1) of ERISA, including, without limitation, any such plan maintained to provide benefits to former employees of such entities, that may not be terminated by the Company or any ERISA Affiliate in its sole discretion at any time without any material liability.

                  (h) Neither the Company nor any ERISA Affiliate sponsors, maintains or contributes to, or has at any time in the six-year period preceding the date of this Agreement sponsored, maintained or contributed to, any Multiemployer Plan other than those listed on
         Schedule 4.10 attached hereto. Prior to the execution of this Agreement, the Company has furnished to the Agent with respect to each Multiemployer Plan listed on Schedule 4.10 hereto (i) a true and complete listing of the contributions required to be made by the Company and all ERISA Affiliates to such Multiemployer Plan for each of the five calendar years preceding the date of this Agreement, and (ii)

         true and complete copies of all information which has been provided to the Company or any ERISA Affiliate regarding assessed or potential withdrawal liability under any such Multiemployer Plan.

                  (i) Neither the Company nor any ERISA Affiliate is required to provide security under section 401(a)(29) of the Code due to a Plan amendment that results in an increase in current liability for the Plan.

         Section 4.11 Taxes; Governmental Charges. The Company has filed all tax returns and reports required to be filed and has paid all taxes, assessments, fees and other governmental charges levied upon it or upon its Properties or income which are due and payable, including interest and penalties, or has provided adequate reserves for the payment thereof if required in accordance with GAAP for the payment thereof, except such interest and penalties as are being contested in good faith by appropriate actions or proceedings and for which adequate reserves for the payment thereof as required by GAAP have been provided.

         Section 4.12 Titles, etc. The Company has indefeasible title to its material (individually or in the aggregate) Properties, free and clear of all Liens except (i) Liens referred to in the Financial Statements, (ii) Liens disclosed to the Lenders in Schedule 4.12, (iii) Liens and minor irregularities in title which do not materially interfere with the occupation, use and enjoyment by the Company of any of its Properties in the normal course of business as presently conducted or materially impair the value thereof for such business, or (iv) Liens otherwise permitted or contemplated by this Agreement or the other Financing Documents.

         Section 4.13 Defaults. The Company is not in default nor has any event or circumstance occurred which, but for the passage of time or the giving of notice, or both, would constitute a default (in any respect that would have a Material Adverse Effect) under any loan or credit agreement, indenture, mortgage, deed of trust, security agreement or other instrument or agreement evidencing or pertaining to any Indebtedness of the Company, or under any material agreement or instrument to which the Company is a party or by which the Company is bound, except as disclosed to the Lenders in Schedule 4.13. No Default hereunder has occurred and is continuing.

         Section 4.14 Casualties; Taking of Properties. Since the date of the Financial Statements, neither the business nor the Properties of the Company have been affected in a manner that has had or would have a Material Adverse Effect as a result of any fire, explosion, earthquake, flood, drought, windstorm, accident, strike or other labor disturbance, embargo, requisition or taking of Property or cancellation of contracts, permits or concessions by any domestic or foreign government or any agency thereof, riot, activities of armed forces or acts of God or of any public enemy.

         Section 4.15 Compliance with the Law.  The Company:

                  (a) is not in violation of any Governmental Requirement; and

                  (b) has not failed to obtain any license, permit, franchise or other governmental authorization necessary to the ownership of any of its Properties or the conduct of its business, including but not limited to, (i) approval from the Federal Trade Commission as required pursuant to the Stipulation and Final Order of the United States Court of Appeals for the Second Circuit in Occidental Petroleum Corporation, et al. vs. The Federal Trade Commission, Docket 93-4122, modifying the order of the Federal Trade Commission entered December 22, 1992 in Commission Docket No. 9205 and (ii) authorizations and approvals from the New Jersey Department of Environmental Protection for the transfer of the Burlington South Plant in accordance with the New Jersey Industrial Site Recovery Act, NJSA 13:lk-6, et. seq., as amended;

which violation or failure would have (in the event that such a violation or failure were asserted by any Person through appropriate action) a Material Adverse Effect.

         Section 4.16 No Material Misstatements. No information, exhibit or report furnished to the Agent or the Lenders by or at the direction of the Company in connection with the negotiation of this Agreement contained any material misstatement of fact or, when such statement is considered with all other written statements furnished to the Lenders in that connection, omitted to state a material fact or any fact necessary to make the statement contained therein not misleading.

         Section 4.17 Investment Company Act. The Company is not an "investment company" or a company "controlled" by an "investment company" that is incorporated in or organized under the laws of the United States or any "State," as those terms are defined in the Investment Company Act of 1940, as amended. The execution and delivery by the Company of this Agreement and the other Financing Documents and its performance of the obligations provided for therein, will not result in a violation of the Investment Company Act of 1940, as amended.

         Section 4.18 Public Utility Holding Company Act. The Company is not a "holding company," or a "subsidiary company" of a "holding company," or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company," or a "public-utility company" within the meaning of the Public Utility Holding Company Act of 1935, as amended.


         Section 4.19 Subsidiaries.  The Company has no Subsidiaries.

         Section 4.20 Insurance. Schedule 4.20 attached hereto contains an accurate and complete description of all material policies of fire, liability, workmen's compensation, casualty, flood, business interruption and other forms of insurance owned or held by the Company. All such policies are in full force and effect, all premiums with respect thereto have been paid in accordance with their respective terms, and no notice of cancellation or termination has been received with respect to any such policy. Such policies are sufficient for compliance with all requirements of law and of all agreements to which the Company is a party; are valid, outstanding and enforceable policies; provide adequate insurance coverage in at least such amounts and against at least such risks (but including in any event public liability) as are usually insured against in the same general area by companies engaged in the same or a similar business for the assets and operations of the Company; and will not in any way be affected by, or terminate or lapse by reason of, the transactions contemplated by this Agreement. Schedule 4.20 identifies all material risks, if any, which the Company and its Board of Directors or officers have designated as being self insured. The Company has not been unable to obtain any insurance with respect to its assets or operations, nor has its coverage been limited below usual and customary policy limits during the last three years.

         Section 4.21 Mortgaged Property. Substantially all of the Mortgaged Property is described in and covered by the written reports which have previously been delivered to and relied upon by the Lenders in connection with this Agreement.

         Section 4.22 Solvency. After giving effect to the Transaction, (a) the assets of the Company, at a fair valuation, will exceed its liabilities, including contingent liabilities, (b) the remaining capital of the Company will not be unreasonably small to conduct its business; and (c) the Company has not incurred debts, and does not intend to incur debts, beyond its ability to pay such debts as they mature. For purposes of this Section 4.22, "debt" means any liability on a claim, and "claim" means (i) any right to payment, whether or not such right is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured, or unsecured, or (ii) any right to an equitable remedy for breach of performance if such breach gives rise to a right to payment, whether or not such right to an equitable remedy is reduced to judgment, fixed, contingent, matured, unmatured, disputed, undisputed, secured or unsecured.

         Section 4.23 Environmental Matters.

                  (a) Environmental Laws, etc. Except as disclosed to the Lenders in Schedule 4.23, neither any Property of the Company nor the operations conducted thereon violate any applicable order of any court or Governmental Authority or Environmental Laws, which violation could reasonably be expected to result in liability to the Company that has not been indemnified by OxyChem pursuant to the Purchase Agreement in excess of $250,000 individually, or $500,000 in the aggregate, or which could reasonably be expected to result in remedial obligations of the Company that have not been indemnified by OxyChem pursuant to the Purchase Agreement in excess of $250,000 individually, or $500,000 in the aggregate assuming disclosure to the applicable Governmental Authority of all relevant facts, conditions and circumstances, if any, pertaining to the relevant Property.

                  (b) No Litigation. Without limitation of clause (a) above, no Property of the Company nor the operations currently conducted thereon or by any prior owner or operator of such Property or operation, are in violation of or subject to any existing, pending or threatened action, suit, investigation, inquiry or proceeding by or before any court or Governmental Authority or to any remedial obligations under Environmental Laws, which violation, action, suit, investigation, inquiry or proceeding could reasonably be expected to result in liability in excess of $250,000 individually, or $500,000 in the aggregate, or which could reasonably be expected to result in remedial obligations in excess of $250,000 individually, or $500,000 in the aggregate assuming disclosure to the applicable Governmental Authority of all relevant facts, conditions and circumstances, if any, pertaining to the relevant Property.

                  (c) Notices, Permits, etc. Except as disclosed to the Lenders in Schedule 4.23, all notices, permits, licenses or similar authorizations, if any, required to be obtained or filed by the Company in connection with the operation or use of any and all Property of the Company, including but not limited to past or present treatment, storage, disposal or release of a hazardous substance or solid waste into the environment, have been duly obtained or filed except to the extent the failure to obtain or file such notices, permits, licenses or similar authorizations could not reasonably be expected to result in liability to the Company that has not been indemnified by OxyChem pursuant to the Purchase Agreement in excess of $250,000 individually, or $500,000 in the aggregate, or which could not reasonably be expected to result in remedial obligations of the Company that have not been indemnified by OxyChem pursuant to the Purchase Agreement in excess of $250,000 individually, or $500,000 in the aggregate assuming disclosure to the applicable Governmental Authority of all relevant facts, conditions and circumstances, if any, pertaining to the relevant Property.

                  (d) Hazardous Substances Carriers. All hazardous substances or solid waste generated at any and all Property of the Company have in the past been transported, treated and disposed of only by carriers maintaining valid permits under RCRA and any other Environmental Law, except to the extent the failure to have such substances or waste transported, treated or disposed by such carriers could not reasonably be expected to result in liability in excess of $250,000 individually, or $500,000 in the aggregate, or which could not reasonably be expected to result in remedial obligations in excess of $250,000 individually, or $500,000 in the aggregate, and only at treatment, storage and disposal facilities maintaining valid permits under RCRA and any other Environmental Law, which carriers and facilities have been and are operating in compliance with such permits, except to the extent the failure to have such substances or waste treated, stored or disposed at such facilities, or the failure of such carriers or facilities to so operate, could not reasonably be expected to result in liability in excess of $250,000 individually, or $500,000 in the aggregate, or which could not reasonably be expected to result in remedial obligations in excess of $250,000 individually, or $500,000 in the aggregate assuming disclosure to the applicable Governmental Authority of all relevant facts, conditions and circumstances, if any, pertaining to the relevant Property.

                  (e) Hazardous Substances Disposal. The Company has taken all reasonable steps necessary to determine and has determined that no hazardous substances or solid waste have been disposed of or otherwise released and there has been no threatened release of any hazardous substances on or to any Property of the Company except in compliance with Environmental Laws, except to the extent the failure to do so could not reasonably be expected to result in liability in excess of $250,000 individually, or $500,000 in the aggregate, or which could not reasonably be expected to result in remedial obligations in excess of $250,000 individually, or $500,000 in the aggregate assuming disclosure to the applicable Governmental Authority of all relevant facts, conditions and circumstances, if any, pertaining to the relevant Property.

                  (f) OPA Requirements. To the extent applicable, the Company has complied with all design, operation and equipment requirements imposed by OPA or scheduled to be imposed by OPA during the term of this Agreement, and the Company does not have reason to believe that it will not be able to maintain such compliance with OPA requirements during the term of this Agreement, except to the extent the failure to so comply could not reasonably be expected to result in liability in excess of $250,000 individually, or $500,000 in the aggregate, or which could not reasonably be expected to result in remedial obligations in excess of $250,000 individually, or $500,000 in the aggregate assuming disclosure to the applicable Governmental Authority of all relevant facts, conditions and circumstances, if any, pertaining to the relevant Property.

                  (g) No Contingent Liability. The Company has no material contingent liability in connection with any release or threatened release of any hazardous substance or solid waste into the environment other than such contingent liabilities at any one time and from time to time which could reasonably be expected to exceed $250,000 in excess of applicable insurance coverage and for which adequate reserves for the payment thereof as required by GAAP have not been provided, or which could reasonably be expected to result in remedial obligations in excess of $250,000 individually or $500,000 in the aggregate assuming disclosure to the applicable Governmental Authority of all relevant facts, conditions and circumstances, if any, pertaining to such release or threatened release.


                                    ARTICLE V

                                    COVENANTS

         Section 5.01 Certain Affirmative Covenants. So long as any Lender has any Commitment hereunder or any Loan remains unpaid or any Revolving Credit Exposure remains outstanding, the Company will at all times comply with the following covenants:

                  (a) Maintenance and Compliance, etc. The Company will (i) except as permitted by Section 5.04(c), preserve and maintain its corporate existence, rights and franchises and (ii) observe and comply in all material respects with all Governmental Requirements, except where failure to do so could not reasonably be expected to have a Material Adverse Effect.

                  (b) Payment of Taxes and Claims, etc. The Company will pay (i) all taxes, assessments and governmental charges imposed upon it or upon its Property, and (ii) all claims (including, but not limited to, claims for labor, materials, supplies or services) which might, if unpaid, become a Lien upon its Property, unless, in each case, the validity or amount thereof is being contested in good faith by appropriate action or proceedings and the Company has established adequate reserves in accordance with GAAP with respect thereto.

                  (c) Further Assurances. The Company will cure promptly any defects in the creation and issuance of the Notes, and the execution and delivery of the Financing Documents, including this Agreement. The Company at its expense will, as promptly as practical, execute and deliver to the Agent or the Issuing Bank upon request all such other and further documents, agreements and instruments in compliance with or performance of the covenants and agreements of the Company in the Financing Documents, including this Agreement, or to further evidence and more fully describe the collateral intended as security for the Notes or other Lender Indebtedness, or to correct any omissions in the Financing Documents, or more fully to state the security obligations set out herein or in any of the Financing Documents, or to perfect, protect or preserve any Liens created pursuant to any of the Financing Documents, or to make any recordings, to file any notices, or obtain any consents, all as may be necessary or appropriate in connection therewith.

                  (d) Performance of Obligations. The Company will pay the Notes according to the reading, tenor and effect thereof; and the Company will do and perform every act and discharge all of the obligations provided to be performed and discharged by the Company under the Financing Documents, including this Agreement, at the time or times and in the manner specified.

                  (e) Insurance. The Company will provide, or cause to be provided, insurance in accordance with the terms of this Subsection, which insurance shall be placed and maintained with insurers of recognized responsibility and who are approved by the Agent.

                           (i) Coverage. At all times subsequent to the Closing
                  Date, the Company shall provide, or cause to be provided, the following property and liability coverages:


                                    (A) with respect to the Burlington South
                           Plant, all-risk property coverage, with limits of coverage at least equal to the replacement cost (which limits shall be not less than $82,000,000 for the Burlington South Plant, or such higher amount as the Company may determine after its annual review thereof and consultation with the Agent or its insurance consultant) of the Burlington South Plant. Such insurance shall include, without limitation, coverage for (1) floods, windstorms, hurricanes, tornados, earthquakes, collapse and other perils (including, without limitation, debris and hazardous substance removal and cleanup) customarily included under all-risk policies available with respect to

                           Property similar in construction, location, occupancy and operation to the Burlington South Plant, and (2) "boiler and machinery" property damage insurance on a comprehensive basis with respect to damage to the machinery, plants, equipment or similar apparatus (including production machinery) included in the Burlington South Plant, from risks and in amounts normally insured against under machinery policies. Such insurance may include deductible amounts for the account of the Company and other insureds in the aggregate not to exceed the following:


                 Type                                     Amount

         all-risk property coverage                  $   100,000
         boiler and machinery/property
         damage/business interruption/
         extra expense                               $50,000,000
         earthquake                                  $15,000,000
         debris removal                              $5,000,000,
                                                     or 25% of loss,
                                                     whichever is greater

         pollution clean-up                          $25,000,000

                                    (B) with respect to the Burlington South
                           Plant, business interruption insurance covering perils at least as broad as described in Subsections 5.01(e)(i)(A)(1) and (2), in an amount sufficient to cover projected gross earnings less non-continuing expenses arising from the Burlington South Plant for a period of not less than 24 months. Such insurance may include a waiting period not to exceed 30 days.

                                    (C) with respect to the Burlington South
                            Plant:

                                            (1) statutory workers' compensation
                                    and occupational disease insurance
                                    (including, without limitation, coverage under the U.S. Longshoremen's and Harbor Workers' Act) in accordance with applicable state and federal law, and employer's liability insurance with limits complying with the underlying requirements of the excess liability policy described in Subsection 5.01(e)(i)(C)(4), with respect to
                                    (x) the Company and (y) any contractor or subcontractor in any tier involved in the operation of, or any construction with respect to, the Burlington South Plant;

                                            (2) commercial general liability
                                    insurance covering operations of the
                                    Company, including coverage for hazards
                                    customarily insured with respect to Property similar in construction, location, occupancy and operation to the Burlington South Plant, but in no event less than the standard coverage provided by the "occurrence" form approved for use in the State of New Jersey on the date hereof, with limits complying with the underlying requirements of the excess liability policy described in Subsection 5.01(e)(i)(C)(4), with respect to
                                    (x) the Company and (y) any contractor or subcontractor in any tier involved in the operation of, or any construction with respect to, the Burlington South Plant;

                                            (3) automobile liability insurance
                                    including coverage for owned, non-owned, hired and leased vehicles, with limits of liability complying with the underlying requirements of the excess liability policy described in Subsection 5.01(e)(i)(C)(4), with respect to (x) the Company and (y) any contractor or subcontractor in any tier involved in the operation of the Burlington South Plant; and

                                            (4) (x) excess commercial liability
                                    insurance in excess of the liability
                                    policies described in Subsections
                                    5.01(e)(i)(C)(1), (2) and (3) with limits of
                                    not less than $10,000,000 for each
                                    occurrence and in the aggregate per year with respect to the Company, (y) excess commercial liability insurance in excess of the liability policies described in Subsections 5.01(e)(i)(C)(1), (2) and (3)
                                    with limits of not less than $1,000,000 for each occurrence and in the aggregate per year with respect to any general contractor involved in the operation of, or any construction with respect to, the Burlington South Plant, and (z) excess commercial liability insurance in excess of the liability policies described in Subsections 5.01(e)(i)(C)(1), (2) and (3) with limits of not less than $1,000,000 for each occurrence and in the aggregate per year with respect to any contractor or subcontractor in any tier involved in the operation of, or any construction with respect to, the Burlington South Plant.

                           (ii) Insurance Endorsements. Any insurance carried in

                  accordance with clause (i) of this Subsection shall, except as hereinafter permitted, provide or be endorsed to provide that:

                                    (A) the Agent on behalf of itself and the
                           Lenders, as their interests may appear, shall be included as additional insureds or named as loss payees, with the understanding that any obligation imposed upon the insured (including, without limitation, the liability to pay premiums) shall be the obligation of the Company and not that of the Agent or any Lender;

                                    (B) losses, if any, under any property
                           insurance with respect to the Burlington South Plant shall be adjusted as provided in Subsection 5.01(e)(iii), and insurance proceeds with respect to losses, if any, in excess of $100,000 per occurrence (including such amount) in respect of the Burlington South Plant shall be paid into the Restoration Account, and insurance proceeds with respect to losses less than $100,000 in respect of the Burlington South Plant shall be payable to the Company;

                                    (C) except with respect to the coverage
                           required by Subsections 5.01(e)(i)(A), 5.01(e)(i)(B) and 5.01(e)(i)(C)(1), a cross-liability and severability of interest endorsement providing that to the extent the policy is written to cover more than one insured, all terms, conditions, insuring agreements and endorsements, with the exception of limits of liability and deductibles, shall operate in the same manner as if there were a separate policy covering each insured;

                                    (D) the interests of the Agent and the
                           Lenders shall not be invalidated by any action or inaction of the Company or any other Person and shall insure the Agent and the Lenders regardless of any breach or violation by the Company or any other Person of any warranties, declarations or conditions contained in such policies;

                                    (E) the insurer thereunder waives all rights
                           of subrogation against the Agent or the Lenders;

                                    (F) such insurance shall be primary without

                           right of contribution of any other insurance carried by or on behalf of the Agent or the Lenders with respect to its or their interests in the Burlington South Plant; and

                                    (G) if such insurance is cancelled for any
                           reason whatsoever (including, without limitation, nonpayment of premium) or any material change is made in the coverage that affects the interests of the Agent or the Lenders, such cancellation or change shall not be effective as to the Agent for 10 days for nonpayment of premiums and otherwise for 45 days, in both cases after receipt by the Agent (at the address provided pursuant to Section 8.01) of written notice sent by certified mail from such insurer of such cancellation or change.

                           (iii) Adjustment of Property Losses. The loss, if
                  any, under any property insurance covering the Burlington South Plant required to be carried by this Section shall be adjusted with the insurance companies or otherwise collected, including, without limitation, the filing of appropriate proceedings, by the Company in consultation with the Agent.

                           (iv) Reinstatement of Limits. The Company shall, or
                  shall cause its insurance broker to, notify promptly the Agent and the Lenders at any time when the limits of the excess commercial liability insurance required by Subsection 5.01(e)(ii)(C)(4) shall have been reduced, either by reason of payments of, or the establishment of reserves for the ultimate payment of, claims which have been asserted during the term of such insurance, by an aggregate amount in excess of $250,000. At such time, the Company shall, if so requested by the Agent, use its best efforts to reinstate such insurance so as to comply with the requisite limits prescribed herein.

                           (v) Evidence of Insurance. On or before the Effective
                  Date and each anniversary thereof, the Company shall arrange to furnish to the Agent and its insurance consultant, if any, satisfactory certification of all insurance required as of such date under this Agreement, together with receipts evidencing the payment of all premiums therefor. Such certification shall be executed by each insurer or by an authorized representative of each insurer where it is not practical for such insurer to execute the certificate itself. Such certification shall identify the underwriters, the type of insurance, the insurance limits (including applicable deductibles), the policy term, the principal exclusions, restrictions, limitations and similar provisions, shall specifically list the special provisions enumerated for such insurance required by this Section, and, with respect to the policy or policies obtained pursuant to Subsection 5.01(e)(ii)(A), shall be accompanied by an estimate of a Responsible Officer stating the full replacement value of the Burlington South Plant, as of the effective date of such insurance or renewal thereof.

                           On or before the Effective Date, and at any time upon
                  request, the Company will furnish the Agent and its insurance consultant, if any, copies of all insurance policies, binders and cover notes or other evidence of such insurance relating to the Burlington South Plant.

                           (vi) Report. Concurrently with the furnishing of the
                  certification referred to in clause (v), the Company will furnish the Agent a report of Marsh & McLennan, Incorporated or another independent insurance broker setting forth the insurance obtained by the Company in accordance with this Section and stating that, in the opinion of such broker, such insurance complies with the requirements of this Section (or, in the event of any non-compliance, specifying the same) and is in full force and effect, and that the Company is not delinquent in the payment of any premiums then due thereon. The Agent may at its sole option obtain such insurance if not obtained by the Company and, in such event, the Company shall reimburse the Agent, upon demand, for the cost thereof (together with interest thereon at the Base Rate from the date the Agent expends such funds to the date of such repayment).

                           (vii) Additional Insurance by the Lenders or the
                  Company. Nothing in this Section shall prohibit any Lender or the Company, as their respective interests may appear, from maintaining for its own account, at the expense of the Person purchasing such insurance, additional insurance on or with respect to the Burlington South Plant, or any part thereof, with coverage exceeding that otherwise required under this Section, unless such insurance would conflict with or limit the insurance otherwise required under this Section.

                  (f) Accounts and Records. The Company will keep proper books of record and account in which full, true and correct entries will be made of all financial or business dealings or transactions in relation to their respective business and activities.

                  (g) Right of Inspection. The Company will permit any officer, employee or agent of the Agent or any of the Lenders to visit and inspect any of the Properties of the Company, examine the Company's books of record and accounts, take copies and extracts therefrom, and discuss the affairs, finances and accounts of the Company with the Company's officers, accountants and auditors, as often and all at such reasonable times during normal business hours as may be reasonably requested by the Agent or any of the Lenders.

                  (h) Operation and Maintenance of Mortgaged Property. The Company will operate its Properties or cause its Properties to be operated in accordance with prudent industry practice and in compliance with all material terms and provisions of all applicable leases, contracts and agreements and in compliance with all applicable proration and conservation laws of the jurisdiction in which such Properties may be situated, and all applicable laws, rules and regulations of every other agency and authority from time to time constituted to regulate the development and operation of such Properties.

                  (i) Syndication Efforts. The Company agrees to use its good faith efforts to enable the Agent's syndication efforts to benefit materially from the Company's banking and institutional relationships. The Company further agrees to coordinate the syndication effort with any other syndicated bank financings by it or any of its affiliates and to refrain from any such syndicated bank financings during such syndication process unless otherwise agreed to by the Agent.

         Section 5.02 Reporting Covenants. So long as any Lender has any Commitment hereunder or any Loan remains unpaid or any Revolving Credit Exposure remains outstanding, the Company will furnish to each Lender:

                  (a) Annual Financial Statements. As soon as available and in any event within 90 days after the end of each fiscal year of the Company, a balance sheet of the Company as at the end of such year and the related statements of income, retained earnings and cash flows of the Company for such fiscal year, setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail and accompanied by a report thereon of Deloitte & Touche or other independent public accountants of comparable recognized national standing, which such report shall state that such financial statements present fairly the financial condition as at the end of such fiscal year, and the results of operations and cash flows for such fiscal year, of the Company in accordance with GAAP, applied on a consistent basis.

                  (b) Quarterly Financial Statements. As soon as available and in any event within 45 days after the end of each fiscal quarter of the

         Company, a balance sheet of the Company as at the end of such quarter and the related statements of income, retained earnings and cash flows of the Company for such fiscal quarter and for the portion of the Company's fiscal year ended at the end of such quarter, setting forth in each case in comparative form the figures for the corresponding quarter and the corresponding portion of the Company's previous fiscal year, all in reasonable detail and certified by a Responsible Officer that such financial statements are complete and correct and fairly present the financial condition as at the end of such fiscal quarter, and the results of operations and cash flows for such fiscal quarter and such portion of the Company's fiscal year, of the Company in accordance with GAAP (subject to normal, year-end adjustments).

                  (c) Monthly Financial Statements. As soon as available and in any event within 25 days after the end of each fiscal month of the Company, a balance sheet of the Company as at the end of such month and the related statements of income, retained earnings and cash flows of the Company for such fiscal month and for the portion of the Company's fiscal year ended at the end of such month, setting forth in each case in comparative form the figures for the corresponding month and the corresponding portion of the Company's previous fiscal year, all in reasonable detail and certified by a Responsible Officer that such financial statements are complete and correct and fairly present the financial condition as at the end of such fiscal month, and the results of operations and cash flows for such fiscal month and such portion of the Company's fiscal year, of the Company in accordance with GAAP (subject to normal, year-end adjustments).

                  (d) No Default/Compliance Certificate. Together with the financial statements required pursuant to subsections (a), (b) and (c) above, a certificate of a Responsible Officer (i) stating that a review of such financial statements during the period covered thereby and of the activities of the Company has been made under such Responsible Officer's supervision with a view to determining whether the Company has fulfilled all of its obligations under this Agreement, the other Financing Documents, and the Notes; (ii) stating that the Company has fulfilled its obligations under such instruments and that all representations made in this Agreement continue to be true and correct (or specifying the nature of any change), or if there shall be a Default or Event of Default, specifying the nature and status thereof and the Company's proposed response thereto; (iii) demonstrating in reasonable detail compliance (including, but not limited to, showing all material calculations) as at the end of such fiscal year, such fiscal quarter or such fiscal month with Subsections 5.03(a) through

         (g) and Subsection 5.04(o); and (iv) containing or accompanied by such financial or other details, information and material as the Agent may reasonably request to evidence such compliance.

                  (e) Auditors' No Default Certificate; Management Letters. Together with the financial statements required pursuant to subsection
         (a) above, a certificate of the independent public accountants who audited the annual report referred to therein to the effect that their audit has not disclosed the existence of an Event of Default or a Default under this Agreement, or if there exists an Event of Default or a Default hereunder, specifying the nature thereof; and, as soon as available, copies of each management letter issued to the Company by such accountants promptly following consideration or review by the Board of Directors of the Company, or any committee thereof (together with any response thereto prepared by the Company).

                  (f) Title Information. Within a reasonable time after a request by the Agent, additional title information in form and substance acceptable to the Majority Lenders as is reasonably necessary covering the Mortgaged Property so that the Lenders shall have received, together with the title information previously received by the Lenders, satisfactory title information covering all of the Mortgaged Property.

                  (g) Events or Circumstances with respect to Mortgaged Property. Promptly after the occurrence of any event or circumstance concerning or changing any of the Mortgaged Property that would have a Material Adverse Effect, notice of such event or circumstance in reasonable detail.

                  (h) Monthly Borrowing Base Reports. As soon as available and in any event within 15 days after the end of each calendar month, a Borrowing Base Report dated and reflecting amounts as of the last day of such calendar month which have been reconciled to the financial statements delivered pursuant to Subsection 5.02(c).

                  (i) Notice of Certain Events. As soon as practicable after the Company learns of the receipt or occurrence of any of the following, a certificate of a Responsible Officer specifying (i) any official notice of any violation, possible violation, non-compliance or possible non-compliance, or claim made by any Governmental Authority pertaining to all or any part of the Properties of the Company which, if adversely determined, would have a Material Adverse Effect; (ii) any event which constitutes a Default or Event of Default, together with a detailed statement specifying the nature thereof and the steps being taken to cure such Default or Event of Default; (iii) the receipt of any notice from, or the taking of any other action by, the holder of any promissory note, debenture or other evidence of indebtedness in excess of $100,000 of the Company with respect to a claimed default, together with a detailed statement specifying the notice given or other action taken by such holder and the nature of the claimed default and what action the Company is taking or proposes to take with respect thereto;
         (iv) any default or noncompliance of any party to any of the Financing Documents with any of the terms and conditions thereof or any notice of termination or other proceedings or actions which could reasonably be expected to adversely affect any of the Financing Documents; (v) the creation, dissolution, merger or acquisition of any Subsidiary of the Company with material operations; (vi) any event or condition which violates any Environmental Law and which could potentially have a Material Adverse Effect or which could potentially result in remedial obligations having a Material Adverse Effect, assuming disclosure to the applicable Governmental Authority of all relevant facts, conditions and circumstances, if any, pertaining to such event or condition; or
         (vii) any event or condition which may reasonably be expected to have a Material Adverse Effect.

                  (j) Shareholder Communications, Filings, etc. Promptly upon the mailing or filing thereof, copies of all financial statements, reports and proxy statements mailed to the Company's shareholders, and copies of all registration statements, periodic reports and other documents (excluding the related exhibits except to the extent expressly requested by the Agent) filed with or received by the Company in connection therewith from the Securities and Exchange Commission (or any successor thereto) or any national securities exchange.

                  (k) Litigation. As soon as practicable after (i) the occurrence thereof, notice of the institution of or any material adverse development in any action, suit or proceeding or any governmental investigation or any arbitration, before any court or arbitrator or any governmental or administrative body, agency or official, against the Company or any material Property thereof; or (ii) actual knowledge thereof, notice of the threat of any such action, suit, proceeding, investigation or arbitration, in either case in which the amount involved is material and is not covered by insurance or which, if adversely determined, would have a Material Adverse Effect.

                  (l) ERISA Information and Compliance. Promptly and will cause any ERISA Affiliate to furnish (i) promptly after the filing thereof with the United States Secretary of Labor, the Internal Revenue Service or the PBGC, copies of each annual and other report with respect to each Benefit Plan or any trust created thereunder, (ii) immediately upon becoming aware of the occurrence of any ERISA Event or of any "prohibited transaction," as described in section 406 of ERISA or in section 4975 of the Code, in connection with any Plan or any trust created thereunder, a written notice signed by the President or the principal financial officer of the Company or the ERISA Affiliate, as the case may be, specifying the nature thereof, what action the Company or the ERISA Affiliate is taking or proposes to take with respect thereto, and, when known, any action taken or proposed by the Internal Revenue Service, the Department of Labor or the PBGC with respect thereto,
         (iii) promptly after receipt of each actuarial report for any Plan and each annual report for any Multiemployer Plan, true and complete copies of each such report, (iv) immediately upon receipt of a notice from a Multiemployer Plan regarding the imposition of withdrawal liability, a true and complete copy of such notice, (v) immediately upon becoming aware that a Multiemployer Plan has been terminated, that the administrator or plan sponsor of a Multiemployer Plan intends to terminate a Multiemployer Plan, or that the PBGC has instituted or intends to institute proceedings under section 4042 of ERISA to terminate a Multiemployer Plan, a written notice signed by the President or the principal financial officer of the Company or the ERISA Affiliate, as the case may be, specifying the nature of such occurrence and any other information relating thereto requested by the Agent, and (vi) immediately upon receipt thereof, copies of any notice of the PBGC's intention to terminate or to have a trustee appointed to administer any Benefit Plan. With respect to each Benefit Plan, the Company will, and will cause each ERISA Affiliate to, (i) satisfy in full and in a timely manner, without incurring any late payment or underpayment charge or penalty (excluding any interest charge for a quarterly payment) and without giving rise to any lien, all of the contribution and funding requirements of section 412 of the Code (determined without regard to subsections (d), (e), (f) and (k) thereof) and of section 302 of ERISA (determined without regard to sections 303, 304 and 306 of ERISA), and (ii) pay, or cause to be paid, to the PBGC in a timely manner, without incurring any late payment or underpayment charge or penalty (excluding any interest change for a quarterly payment), all premiums required pursuant to sections 4006 and 4007 of ERISA.

                  (m) Borrowing Base Audit. Annually, as of a date to be designated by the Agent, but at the cost of the Company, a report of an independent collateral field examiner approved by the Agent in writing and reasonably acceptable to the Company (which may be the Agent or an affiliate thereof) with respect to the Eligible Accounts and Eligible Inventory components included in the Borrowing Base, and the Agent shall have the option to receive such additional reports as the Agent or the Majority Lenders shall reasonably request; provided, however, that so long as no Default has occurred and is continuing, neither the Agent nor the Majority Lenders shall request more than one such additional report (for a total of two such reports) per calendar year.

                  (n) Aged Accounts. On or before the fifteenth day of each calendar month, a report listing by obligor's name and showing the aggregate amount of each account receivable of the Company.

                  (o) Business Plan. On or before the day prior to the commencement of the fiscal year of the Company to which it applies, an annual business plan setting forth the Company's strategies, projections and assumptions.

                  (p) Other Information. With reasonable promptness, such other information about the business and affairs and financial condition of the Company as any Lender may reasonably request from time to time.

         Section 5.03 Financial Covenants. So long as any Lender has any Commitment hereunder or any Loan remains unpaid or any Revolving Credit Exposure remains outstanding, the Company will:

                  (a) Tangible Net Worth. Maintain Tangible Net Worth in an amount not less than (i) for the fiscal year ending July 31, 1996, $12,000,000, and (ii) for the fiscal year beginning August 1, 1996, and for each fiscal year thereafter, the sum of the amount calculated pursuant to this Subsection for the previous year plus 75% of the Company's net income for such previous year;

                  (b) Current Ratio. Maintain at all times a ratio of (i) Current Assets of the Company to (ii) Current Liabilities of the Company of not less than 1.00 to 1.00 during the period from the Closing Date through January 31, 1996 and 1.05 to 1.00 thereafter.

                  (c) Fixed Charge Coverage Ratio. Maintain a ratio of (i) EBITDA minus all current taxes, to the extent paid during the applicable Rolling Period and not reimbursed during such Rolling Period to the payer of such taxes by a Person other than the Borrower to (ii) Fixed Charges determined as of any Quarterly Date of not less than 1.25 to 1.00.

                  (d) Interest Coverage Ratio. Maintain an Interest Coverage Ratio for itself as of any Quarterly Date of at least 2.50 to 1.00.

         Section 5.04 Certain Negative Covenants. So long as any Lender has any Commitment hereunder or any Loan remains unpaid or any Revolving Credit Exposure remains outstanding, the Company will not:

                  (a) Indebtedness. Create, incur, assume or suffer to exist, any Indebtedness, other than:

                           (i)  the Lender Indebtedness;


                           (ii) Indebtedness outstanding on the date hereof
                  which is set out in the Company's Financial Statements or on
                  Schedule 5.04(a) and any renewal, extension, refinancing or refunding of such Indebtedness; provided that (A) the principal amount of such Indebtedness that renews, extends, refinances or refunds any such Indebtedness shall not exceed the principal amount of such renewed, extended, refunded or refinanced Indebtedness, and (B) the Indebtedness that renews, extends, refinances or refunds such Indebtedness is scheduled to mature no earlier than the Indebtedness being renewed, extended, refunded or refinanced;

                           (iii) accounts payable (for the deferred purchase
                  price of Property or services) from time to time incurred in the ordinary course of business and which are not in excess of 60 days past the invoice or billing date, or if in excess of 60 days past the invoice or billing date are being currently contested in good faith by appropriate actions or proceedings diligently conducted and, during the period beginning on the Closing Date and ending on the date of nine months thereafter, accounts payable incurred in connection with the purchase of VCM from OxyChem which are not in excess of 90 days past the invoice or billing date;

                           (iv) obligations for current taxes, assessments and
                  other governmental charges and taxes, assessments or other governmental charges which are not yet due or are being contested in good faith by appropriate action or proceeding promptly initiated and diligently conducted, if such reserve as shall be required by GAAP shall have been made therefor;

                           (v) Capital Lease Obligations not to exceed $100,000
                  at any one time;

                           (vi) Indebtedness relating to personal injury or
                  property claims against the Company in an amount not to exceed $1,000,000 in the aggregate unless and to the extent such claims are covered by insurance;

                  (b) Liens. Create, incur, assume or suffer to exist any Lien on any of its Property now owned or hereafter acquired to secure any Indebtedness of any Person, other than:


                           (i) Liens existing on the date hereof and set out on
                  Schedule 5.04(b);

                           (ii)  Liens securing the Lender Indebtedness;

                           (iii) Liens for taxes, assessments or other
                  governmental charges or levies not yet due or which are being contested in good faith by appropriate action or proceedings and with respect to which adequate reserves are being maintained;

                           (iv) statutory Liens of landlords and Liens of
                  carriers, warehousemen, mechanics, materialmen, repairmen, workmen, and other Liens imposed by law created in the ordinary course of business for amounts which are not past due for more than 30 days or which are being contested in good faith by appropriate proceedings and with respect to which adequate reserves in accordance with GAAP are being maintained;

                           (v) Liens (other than any inchoate Lien imposed by
                  ERISA) incurred or deposits or pledges made in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security, old age or other similar obligations, or to secure the performance of tenders, statutory obligations, surety and appeal bonds, bids, leases, government contracts, performance and return-of-money bonds and other similar obligations (exclusive of obligations for the payment of borrowed money);

                           (vi) easements, rights-of-way, restrictions,
                  servitudes, permits, reservations, exceptions, conditions, covenants and other similar charges or encumbrances not interfering with the ordinary conduct of the business of the Company.

                           (vii)  inchoate Liens arising under ERISA;

                           (viii) any obligations or duties affecting any of the
                  Property of the Company to any municipality or public authority with respect to any franchise, grant, license or permit which do not materially impair the use of such Property for the purposes for which it is held;

                           (ix) defects, irregularities and deficiencies in

                  title of any rights of way or other Property of the Company which in the aggregate do not materially impair the use of such rights of way or other Property for the purposes for which such rights of way and other Property are held by the Company, and defects, irregularities and deficiencies in title to any Property of the Company, which defects, irregularities or deficiencies have been cured by possession under applicable statutes of limitation;

                           (x) extensions, renewals or replacements of any Lien
                  referred to in Subsections 5.04(b)(i) through (ix), provided that the principal amount of the Indebtedness or obligation secured thereby is not increased and that any such extension, renewal or replacement is limited to the Property originally encumbered thereby.

                  (c) Mergers, Sales, etc. Merge into or with or consolidate with any other Person, or sell, lease or otherwise dispose of (whether in one transaction or in a series of transactions) all or any part of its Property to any other Person, other than (i) with the consent of the Agent, a merger of the Company with any other Person if the Company is the surviving corporation, provided, however, that in each such case, immediately thereafter and giving effect thereto, no event shall have occurred and be continuing which constitutes a Default, or (ii) sales, leases or other dispositions of all or any part of its Property by the Company to any other Person not in excess of $250,000 in any 12-month period and not to exceed $500,000 cumulatively from the Closing Date and provided further, that the Company receives fair market consideration for any such sale, lease or disposition of such Properties. Notwithstanding the foregoing limitations, the Company may
         (A) sell inventory and other similar assets in the ordinary course of business and (B) sell, transfer or otherwise dispose of personal property (including, but not limited to, equipment, machinery and vehicles) in the ordinary course of business or when, in the reasonable judgment of the Company, such property is no longer used or useful in the conduct of its business or the business.

                  (d) Dividends, etc. Declare or pay any dividend on its capital stock (including, without limitation, its Class A Preferred Convertible Stock), make any payment to purchase, redeem, retire or otherwise acquire any of its capital stock (including, without limitation, its Class A Preferred Convertible Stock) or any option, warrant, or other right to acquire such capital stock (including, without limitation, its Class A Preferred Convertible Stock), now or hereafter outstanding, return any capital to its stockholders, make any distribution of its assets, capital stock, warrants, rights, options, obligations or securities to its stockholders, except that the Company may declare and deliver dividends payable solely in shares of its capital stock or in options, warrants or rights to purchase shares of capital stock.

                           (e) Investments, Loans, etc. Make or permit any loans
                  to or investments in any Person other than:

                           (i) investments, loans or advances, the material

                  details of which have been set forth in the Financial Statements or are disclosed to the Agent in Schedule 4.07;

                           (ii) investments in direct obligations of the United
                  States of America or any agency thereof;

                           (iii) investments in certificates of deposit of
                  maturities less than one year, issued by commercial banks in the United States having capital and surplus in excess of $500,000,000;

                           (iv) investments in commercial paper of maturities
                  less than one year rated A1 or P1 by Standard & Poor's Ratings Group or Moody's Investors Service, Inc., respectively, or any equivalent rating from any other rating agency satisfactory to the Agent;

                           (v) routine loans or advances to employees made in
                  the ordinary course of business not to exceed (A) $100,000 at any one time outstanding to any one employee and (B) $250,000 in the aggregate;

                           (vi) investments in securities purchased by the
                  Company under repurchase obligations pursuant to which arrangements are made with selling financial institutions (being a financial institution having unimpaired capital and surplus of not less than $500,000,000 and with a rating of A1 or P1 by Standard & Poor's Ratings Group or Moody's Investors Service, Inc., respectively) for such financial institutions to repurchase such securities within 30 days from the date of purchase by the Company, and other similar short-term investments made in connection with the Company's cash management practices; and

                           (vii) the purchase, redemption or acquisition of
                  capital stock of the Company as permitted by Section 5.04(d).

                  (f) Lease Payments. Create, incur, assume or suffer to exist any obligation for the payment of rent or hire of Property of any kind whatsoever (real or personal), whether directly or as a guarantor, if, after giving effect thereto, the aggregate amount of all payments required to be made by the Company pursuant to such leases or lease agreements (excluding Capital Lease Obligations) would exceed $350,000 in any fiscal year.


                  (g) Sales and Leasebacks. Enter into any arrangement, directly or indirectly, with any Person whereby the Company shall sell or transfer any Property, whether now owned or hereafter acquired, and whereby the Company shall then or thereafter rent or lease as lessee such Property or any part thereof or other Property which the Company intends to use for substantially the same purpose or purposes as the Property sold or transferred.

                  (h) Nature of Business. Permit any material change to be made in the character of its business as carried on at the date hereof, except as may be permitted pursuant to this Agreement.

                  (i)      ERISA Compliance.

                           (i) Engage in, or permit any ERISA Affiliate to
                  engage in, any transaction in connection with which the Company or any ERISA Affiliate could be subjected to either a civil penalty assessed pursuant to subsections (c), (i) or (l) of section 502 of ERISA or a tax imposed by section 4975 of the Code;

                           (ii) Terminate, or permit any ERISA Affiliate to
                  terminate, any Benefit Plan in a manner, or take any other action with respect to any Benefit Plan, which could result in any liability of the Company or any ERISA Affiliate to the PBGC;

                           (iii) Fail to make, or permit any ERISA Affiliate to
                  fail to make, full payment when due of all amounts which, under the provisions of any Plan, agreement relating thereto or applicable law, the Company or any ERISA Affiliate is required to pay as contributions thereto;

                           (iv) Permit to exist, or allow any ERISA Affiliate to
                  permit to exist, any accumulated funding deficiency within the meaning of section 302 of ERISA or section 412 of the Code, whether or not waived, with respect to any Benefit Plan;

                           (v) Permit, or allow any ERISA Affiliate to permit,
                  the actuarial present value of the benefit liabilities under any Benefit Plan maintained by the Company or any ERISA Affiliate which is regulated under Title IV of ERISA to exceed the current value of the assets on an ongoing basis of such

                  Benefit Plan allocable to such benefit liabilities. The term "actuarial present value of the benefit liabilities" shall have the meaning specified in section 4041 of ERISA;

                           (vi) Contribute to or assume an obligation to
                  contribute to, or permit any ERISA Affiliate to contribute to or assume an obligation to contribute to, any Multiem ployer Plan other than those listed on Schedule 4.10 attached hereto;

                           (vii) Acquire, or permit any ERISA Affiliate to
                  acquire, an interest in any Person that causes such Person to become an ERISA Affiliate with respect to the Company or with respect to any ERISA Affiliate of the Company if such Person sponsors, maintains or contributes to, or at any time in the six-year period preceding such acquisition has sponsored, maintained, or contributed to, (A) any Multiemployer Plan, or
                  (B) any Benefit Plan that is subject to Title IV of ERISA under which the actuarial present value of the benefit liabilities under such Benefit Plan exceeds the current value of the assets (computed on a plan termination basis in accordance with Title IV of ERISA) of such Benefit Plan allocable to such benefit liabilities;

                           (viii) Incur, or permit any ERISA Affiliate to incur,
                  a liability to or on account of a Plan under sections 515, 4062, 4063, 4064, 4201 or 4204 of ERISA;

                           (ix) Except for a Plan maintained pursuant to the
                  requirements of any collective bargaining agreement, contribute to or assume an obligation to contribute to, or permit any ERISA Affiliate to contribute to or assume an obligation to contribute to, any employee welfare benefit plan, as defined in section 3(1) of ERISA, including, without limitation, any such plan maintained to provide benefits to former employees of such entities, that may not be terminated by such entities in their sole discretion at any time without any material liability;



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                           (x) Amend, or permit any ERISA Affiliate to amend, a
                  Plan resulting in an increase in current liability such that the Company or any ERISA Affiliate is required to provide security to such Plan under section 401(a)(29) of the Code; or

                           (xi) Permit, or allow any ERISA Affiliate to permit,
                  the aggregate potential withdrawal liability with respect to all Multiemployer Plans listed on Schedule 4.10 attached hereto to exceed $1,000,000 in the event that the Company and the ERISA Affiliates, as the case may be, were to completely withdraw from such Multiemployer Plans.

                  (j) Sale or Discount of Receivables. Discount or sell (with or without recourse), any of its notes receivable or accounts receivable.

                  (k) Proceeds of Loans. Use any proceeds of the Term Loans for any purpose other than to finance the acquisition of the Burlington South Plant or use any proceeds of the Revolving Credit Loans for any purpose other than (i) to finance receivables and inventory or (ii) to provide working capital for general corporate purposes. The Letters of Credit shall not be used for any purpose other than as provided in
         Section 2.03. No part of the proceeds of any Loan hereunder will be used to buy or carry any Margin Stock (within the meaning of Regulation U or X). Neither the Company nor any Person acting on behalf of the Company will take any action which might cause the Notes or any of the Financing Documents, including this Agreement, to violate Regulation U or X or any other regulation of the Board of Governors of the Federal Reserve System or to violate Section 7 of the Securities Exchange Act of 1934, as amended, (or any successor thereto) or any rule or regulation thereunder, in each case as now in effect or as the same may hereinafter be in effect.

                  (l) Transactions with Affiliates. Enter into any transaction or series of transactions with Affiliates of the Company which involve an outflow of money or other Property from the Company to an Affiliate of the Company, including but not limited to repayment of Indebtedness, management fees, compensation, salaries, asset purchase payments or any other type of fees or payments similar in nature, other than on terms and conditions substantially as favorable to the Company as would be obtainable by the Company in a reasonably comparable arm's-length transaction with a Person other than such an Affiliate of the Company. Notwithstanding the foregoing, the restrictions set forth in this
         Section 5.04(l) shall not apply to: (i) the payment of reasonable and customary fees to directors of the Company who are not employees of the Company, (ii) routine loans or advances to employees made in the ordinary course of business not to exceed $100,000 at any one time outstanding to any one employee, or (iii) any other transaction with any employee, officer or director of the Company pursuant to employee benefit plans and compensation arrangements in amounts customary for corporations similarly situated to the Company and entered into the ordinary course of business and approved by the Board of Directors of the Company or any committee thereof.

                  (m) Unconditional Purchase Obligations. Enter into or be a party to any contract for the purchase of materials, supplies or other property or services, if such contract requires that payment be made by it regardless of whether or not delivery is ever made of such materials, supplies or other property or services.

                  (n) Stock. Authorize, issue or permit to remain issued any preferred stock other than (i) the issuance of non-redeemable preferred stock to replace one or more of the Company's outstanding issues of preferred stock and (ii) the issuance of 1000 shares of Class A Preferred Convertible Stock to Pure Tech; provided, that the issuance of such preferred stock does not otherwise result in a Default under this Agreement.

                  (o) Capital Expenditures. Make Capital Expenditures in any fiscal year in excess of $1,300,000.

                  (p) Preservation of Assigned Agreements. Without the written consent of the Majority Lenders, terminate, assign, amend or modify any of the Assigned Agreements in a manner that would materially and adversely affect the Company's ability to perform its obligations under the Financing Documents, including this Agreement. In addition, the Company will not take any action or permit any action to be taken by others that would release any Person from its obligations or liabilities under the Assigned Agreements, or enter into any contract, agreement or other undertaking other than the Assigned Agreements with respect to the operation and maintenance of the Burlington South Plant other than in the ordinary course of business and in accordance with prudent industry practice.

                  (q) Subsidiaries and Partnerships. Create any Subsidiaries or partnerships.

                  (r) Restoration Account. Make or request, or cause to be made or requested, any withdrawals or transfers from the Restoration Account except as expressly permitted herein or in the Security Agreement.

                  (s) Prepayment on Subordinated Note. Make any voluntary prepayment on the term loan made pursuant to the Term Loan Agreement dated as of August 18, 1995 between the Company and OxyChem, as the same may be modified, amended, supplemented or replaced.

                                   ARTICLE VI

                                EVENTS OF DEFAULT

         Upon the occurrence and during the continuance of any of the following specified events (each an "Event of Default"):

         Section 6.01 Payments. (a) The Company shall fail to pay when due (including, but not limited to, by mandatory prepayment required pursuant to Section 2.09) any principal of any Loan or any Note, or any Reimbursement Obligation; or (b) the Company shall fail to pay when due any interest on any

Loan or Note, any fee or any other amount payable hereunder;

         Section 6.02 Covenants Without Notice. The Company shall fail to observe or perform any covenant or agreement contained in Subsections 5.01(e),
(g) and (i), Section 5.03 or Section 5.04 (excluding Subsections 5.04(a)(iii) and (iv));



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         Section 6.03 Other Covenants. The Company shall fail to observe or perform any covenant or agreement contained in (a) Subsections 5.02(a), (b),
(c), (d), (e), (g), (h), (i), (j), (k), (m), (n) or (o), Subsections
5.04(a)(iii) or (iv), and, if capable of being remedied, such failure shall remain unremedied for 10 days after the earlier of (i) the Company's obtaining knowledge thereof, or (ii) written notice thereof shall have been given to the Company by any Lender, the Issuing Bank or the Agent; and (b) this Agreement, other than those referred to in Sections 6.01, 6.02, or clause (a) of this
Section 6.03, and, if capable of being remedied, such failure shall remain unremedied for 30 days after the earlier of (i) the Company's obtaining knowledge thereof, or (ii) written notice thereof shall have been given to the Company by any Lender, the Issuing Bank or the Agent;

         Section 6.04 Other Financing Document Obligations. Default is made in the due observance or performance by the Company of any of the covenants or agreements contained in any Financing Document other than this Agreement, and such default continues unremedied beyond the expiration of any applicable grace period which may be expressly allowed under such Financing Document;

         Section 6.05 Representations. Any representation, warranty or statement made or deemed to be made by the Company or any of such Company's officers herein or in any other Financing Document, or in any certificate, request or other document furnished pursuant to or under this Agreement or any other Financing Document, shall have been incorrect in any material respect as of the date when made or deemed to be made;

         Section 6.06 Non-Payments of Other Indebtedness. The Company shall fail to make any payment or payments of principal of or interest on any Indebtedness of the Company in excess of $250,000 in the aggregate (other than (i) the Lender Indebtedness and (ii) any trade account subject to a bona fide dispute and the trade creditor has neither filed a lawsuit nor caused a Lien to be placed upon any Property of the Company) when due (whether at stated maturity, by acceleration, on demand or otherwise) after giving effect to any applicable grace period;

         Section 6.07 Defaults Under Other Agreements. The Company shall fail to observe or perform any covenant or agreement contained in any agreement(s) or instrument(s) relating to Indebtedness of $250,000 or more in the aggregate within any applicable grace period, or any other event shall occur, if the effect of such failure or other event is to accelerate, or to permit the holder of such Indebtedness or any other Person to accelerate, the maturity of $250,000 or more in the aggregate of such Indebtedness; or $250,000 or more in the aggregate of any such Indebtedness shall be, or if as a result of such failure or other event may be, required to be prepaid (other than by a regularly scheduled required prepayment) in whole or in part prior to its stated maturity;

         Section 6.08 Bankruptcy. The Company shall commence a voluntary case concerning itself under Title 11 of the United States Code entitled "Bankruptcy" as now or hereafter in effect, or any successor thereto (the "Bankruptcy Code"); or an involuntary case is commenced against the Company and the petition is not controverted within 10 days, or is not stayed or dismissed within 60 days, after commencement of the case; or a custodian (as defined in the Bankruptcy Code) is appointed for, or takes charge of, all or any substantial part of the property of the Company; or the Company commences any other proceeding under any reorganization, arrangement, adjustment of debt, relief of debtors, dissolution, insolvency or liquidation or similar law of any jurisdiction whether now or hereafter in effect relating to the Company or there is commenced against the Company any such proceeding which remains unstayed or undismissed for a period of 60 days; or the Company is adjudicated insolvent or bankrupt; or any order of relief or other order approving any such case or proceeding is entered; or the Company suffers any appointment of any custodian or the like for it or any substantial part of its Property to continue undischarged or unstayed for a period of 60 days; or the Company makes a general assignment for the benefit of creditors; or the Company shall fail to pay, or shall state that it is unable to pay, or shall be unable to pay, its debts generally as they become due; or the Company shall by any act or failure to act indicate its consent to, approval of or acquiescence in any of the foregoing; or any corporate action is taken by the Company for the purpose of effecting any of the foregoing;

         Section 6.09 ERISA. A Plan shall fail to maintain the minimum funding standard required by Section 412 of the Code for any plan year or a waiver of such standard is sought or granted under Section 412(d), or a Plan is, shall have been or is likely to be, terminated or the subject of termination proceedings under ERISA, or the Company or an ERISA Affiliate has incurred or is likely to incur a liability to or on account of a Plan under Section 515, 4062, 4063, 4064, 4201 or 4204 of ERISA, and there shall result from any such event or events either a liability or a material risk of incurring a liability to the PBGC or a Plan, which will have a Material Adverse Effect;

         Section 6.10 Money Judgment. A judgment or order for the payment of money in excess of $500,000 or that would otherwise have a Material Adverse Effect shall be rendered against the Company and such judgment or order shall continue unsatisfied in accordance with the terms of such judgment or order (in the case of a money judgment) and in effect for a period of 30 days during which execution shall not be effectively stayed or deferred (whether by action of a court, by agreement or otherwise);

         Section 6.11 Discontinuance of Business. The Company shall cease to carry on its business as currently conducted or as contemplated to be conducted;

         Section 6.12 Security Instruments. The material terms of the Security Instruments after delivery thereof shall for any reason, except to the extent permitted by the terms thereof, cease to be in full force and effect and valid, binding and enforceable (except as enforceability may be limited as stated in Section 4.03) in accordance with their terms, or cease to create a valid and perfected Lien of the priority contemplated thereby on any of the collateral purported to be covered thereby, or the Company (or any other Person who may have granted or purported to grant such Lien) shall so state in writing;

         Section 6.13 Change of Control. The occurrence of a Change of Control;

         Section 6.14 Mandatory Prepayments. The Company shall fail to make any mandatory prepayment required by Section 2.09; or

         Section 6.15 Material Adverse Event. The occurrence of any event or condition that the Majority Lenders believe in good faith to have resulted in a Material Adverse Effect;

then, and in any such event, and at any time thereafter, if any Event of Default shall then be continuing, the Agent, upon the written or telex request of the Majority Lenders, shall, by written notice to the Company, take any or all of the following actions, without prejudice to the rights of the Agent, any Lender or the holder of any Note, to enforce its claims against the Company: (i) declare the Revolving Credit Commitment and other lending obligations, if any, terminated, whereupon the Revolving Credit Commitment and other lending obligations, if any, of each Lender shall terminate immediately; or (ii) declare the entire principal amount of and all accrued interest on all Lender Indebtedness then outstanding to be, whereupon the same shall become, forthwith due and payable without presentment, demand, protest, notice of protest or dishonor, notice of acceleration, notice of intent to accelerate or other notice of any kind, all of which are hereby expressly waived by the Company, and thereupon take such action as it may deem desirable under and pursuant to the Financing Documents; provided, that, if an Event of Default specified in Section 6.08 shall occur, the result which would occur upon the giving of written notice by the Agent to the Company, as specified in clauses (i) and (ii) above, shall occur automatically without the giving of any such notice.

                                   ARTICLE VII

                                    THE AGENT

         Section 7.01 Appointment of Agent. Each Lender and the Issuing Bank hereby designate Texas Commerce Bank National Association, as Agent to act as herein specified. Each Lender and the Issuing Bank hereby irrevocably authorizes the Agent to take such action on its behalf under the provisions of this Agreement, the Notes, and the other Financing Documents and to exercise such powers and to perform such duties hereunder and thereunder as are specifically delegated to or required of the Agent by the terms hereof and thereof and such other powers as are reasonably incidental thereto. The Agent may perform any of its duties hereunder by or through its agents or employees.

         Section 7.02 Nature of Duties of Agent. The Agent shall have no duties or responsibilities except those expressly set forth with respect to the Agent in this Agreement. Neither the Agent, nor any of its respective officers, directors, employees or agents shall be liable for any action taken or omitted by it as such hereunder or in connection herewith, unless caused by its gross negligence or willful misconduct. The duties of the Agent shall be mechanical and administrative in nature; the Agent shall not have by reason of this Agreement a fiduciary relationship in respect of any Lender; and nothing in this Agreement, expressed or implied, is intended to or shall be so construed as to impose upon the Agent any obligations in respect of this Agreement except as expressly set forth herein.

         Section 7.03 Lack of Reliance on the Agent.

                  (a) Independent Investigation. Independently and without reliance upon the Agent, each Lender, to the extent it deems appropriate, has made and shall continue to make (i) its own independent investigation of the financial condition and affairs of the Company in connection with the taking or not taking of any action in connection herewith, and (ii) its own appraisal of the creditworthiness of the Company, and, except as expressly provided in this Agreement, the Agent shall have no duty or responsibility, either initially or on a continuing basis, to provide any Lender with any credit or other information with respect thereto, whether coming into its possession before the consummation of the transactions contemplated herein or at any time or times thereafter.

                  (b) Agent Not Responsible. The Agent shall not be responsible to any Lender or the Issuing Bank for any recitals, statements, information, representations or warranties herein or in any document, certificate or other writing delivered in connection herewith or for the execution, effectiveness, genuineness, validity, enforceability, collectibility, priority or sufficiency of this Agreement, the Notes, the Letters of Credit or the other Financing Documents





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


         or the financial condition of the Company or be required to make any inquiry concerning either the performance or observance of any of the terms, provisions or conditions of this Agreement, the Notes or the other Financing Documents, or the financial condition of the Company, or the existence or possible existence of any Default or Event of Default.

         Section 7.04 Certain Rights of the Agent. If the Agent shall request instructions from the Majority Lenders with respect to any act or action (including the failure to act) in connection with this Agreement, the Notes and the other Financing Documents, the Agent shall be entitled to refrain from such act or taking such action unless and until the Agent shall have received instructions from the Majority Lenders; and the Agent shall not incur liability to any Person by reason of so refraining. Without limiting the foregoing, no Lender shall have any right of action whatsoever against the Agent as a result of the Agent acting or refraining from acting under this Agreement, the Notes and the other Financing Documents in accordance with the instructions of the Majority Lenders.

         Section 7.05 Reliance by Agent. The Agent shall be entitled to rely, and shall be fully protected in relying, upon any note, writing, resolution, notice, statement, certificate, telex, teletype or telecopier message, cablegram, radiogram, order or other documentary, teletransmission or telephone message believed by it to be genuine and correct and to have been signed, sent or made by the proper Person. The Agent may consult with legal counsel (including counsel for the Company), independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken by it in good faith in accordance with the advice of such counsel, accountants or experts.

         Section 7.06 INDEMNIFICATION OF AGENT. TO THE EXTENT THE AGENT IS NOT REIMBURSED AND INDEMNIFIED BY THE COMPANY, EACH LENDER WILL REIMBURSE AND INDEMNIFY THE AGENT, IN PROPORTION TO ITS PERCENTAGE SHARE, FOR AND AGAINST ANY AND ALL LIABILITIES, OBLIGATIONS, LOSSES, DAMAGES, PENALTIES, ACTIONS, JUDGMENTS, SUITS, COSTS, EXPENSES (INCLUDING COUNSEL FEES AND DISBURSEMENTS) OR DISBURSEMENTS OF ANY KIND OR NATURE WHATSOEVER WHICH MAY BE IMPOSED ON, INCURRED BY OR ASSERTED AGAINST THE AGENT IN PERFORMING ITS DUTIES HEREUNDER, IN ANY WAY RELATING TO OR ARISING OUT OF THIS AGREEMENT; PROVIDED THAT NO LENDER SHALL BE LIABLE TO THE AGENT FOR ANY PORTION OF SUCH LIABILITIES, OBLIGATIONS, LOSSES, DAMAGES, PENALTIES, ACTIONS, JUDGMENTS, SUITS, COSTS, EXPENSES OR DISBURSEMENTS RESULTING FROM THE AGENT'S GROSS NEGLIGENCE OR WILLFUL MISCONDUCT.

         Section 7.07 The Agent in its Individual Capacity. With respect to its obligations under this Agreement, the Loans made by it and the Notes issued to it, the Agent shall have the same rights and powers hereunder as any other Lender or holder of a Note and may exercise the same as though it were not performing the duties, if any, specified herein; and the terms "Lenders," "Majority Lenders," "holders of Notes" or any similar terms shall, unless the context clearly otherwise indicates, include the Agent in its individual capacity. The Agent may accept deposits from, lend money to, and generally engage in any kind of banking, trust, financial advisory or other business with the Company or any affiliate of the Company as if it were not performing the duties, if any, specified herein, and may accept fees and other consideration from the Company for services in connection with this Agreement and otherwise without having to account for the same to the Lenders.

         Section 7.08 May Treat Lender as Owner. The Agent may deem and treat each Lender as the owner of such Lender's Note for all purposes hereof unless and until a written notice of the assignment



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



or transfer thereof shall have been filed with the Agent. Any request, authority or consent of any Person who at the time of making such request or giving such authority or consent is the owner of a Note shall be conclusive and binding on any subsequent owner, transferee or assignee of such Note or any promissory note or notes issued in exchange therefor.

         Section 7.09 Successor Agent.

                  (a) Agent Resignation. The Agent may resign at any time by giving written notice thereof to the Lenders, the Issuing Bank and the Company and may be removed at any time with or without cause by the Majority Lenders. Upon any such resignation or removal, the Majority Lenders shall have the right, upon five days' notice to the Company, to appoint a successor Agent. If no successor Agent shall have been so appointed by the Majority Lenders, and shall have accepted such appointment, within 30 days after the retiring Agent's giving of notice of resignation or the Majority Lenders' removal of the retiring Agent, then, upon five days' notice to the Company, the retiring Agent may, on behalf of the Lenders, appoint a successor Agent, which shall be a bank which maintains an office in the United States, or a commercial bank organized under the laws of the United States of America or of any State thereof, or any Affiliate of such bank, having a combined capital and surplus of at least $250,000,000.

                  (b) Rights, Powers, etc. Upon the acceptance of any appointment as Agent hereunder by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations under this Agreement. After any retiring Agent's resignation or removal hereunder as Agent, the provisions of this Article VII shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent under this Agreement.


                                  ARTICLE VIII

                                  MISCELLANEOUS

         Section 8.01 Notices. All notices, requests and other communications to any party hereunder shall be in writing (including, telecopy or similar teletransmission or writing) and shall be given to such party at its address or telecopy number set forth on the signature pages hereof or such other address or telecopy number as such party may hereafter specify by notice to the Agent and the Company. Each such notice, request or other communication shall be effective
(i) if given by mail, 72 hours after such communication is deposited in the mails with first class postage prepaid, addressed as aforesaid, or (ii) if given by any other means (including, but not limited to, by air courier), when delivered at the address specified in this Section; provided that notices to the Agent shall not be effective until received.

         Section 8.02 Amendments, etc. Any provision of this Agreement or any other Financing Document may be amended, modified or waived with the Company's and the Majority Lenders' prior written consent; provided that (a) no amendment, modification or waiver which extends the due date or maturity of the Loans, or the Final Maturity Date, releases all or substantially all of the collateral, reduces the interest rate applicable to the Loans or the fees payable to the Lenders generally, releases the Company from its obligation to pay principal or interest on the Loans, affects this Section 8.02 or




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Section 8.04 or modifies the definition of "Majority Lenders", shall be effective without consent of all Lenders; (b) no amendment, modification or waiver which increases the Commitment of any Lender shall be effective without the consent of such Lender; (c) no amendment, modification or waiver which modifies the rights, duties or obligations of the Agent shall be effective without the consent of the Agent; and (d) no amendment, modification or waiver which modifies the rights, duties or obligations of the Issuing Bank shall be effective without the consent of the Issuing Bank. Notwithstanding anything in this Section to the contrary, unless instructed to the contrary by the Majority Lenders, the Issuing Bank shall extend each Letter of Credit prior to any expiration date thereof pursuant to the terms of such Letter of Credit or its related Application if a failure to so extend such Letter of Credit would result in entitling the beneficiary thereof to draw thereon.

         Section 8.03 No Waiver; Remedies Cumulative. No failure or delay on the part of the Company or the Agent or any Lender or any holder of any Note in exercising any right or remedy under this Agreement or any other Financing Document and no course of dealing between the Company and the Agent or any

Lender or any holder of any Note shall operate as a waiver thereof, nor shall any single or partial exercise of any right or remedy under the Notes, this Agreement or any other Financing Document preclude any other or further exercise thereof or the exercise of any other right or remedy under the Notes, this Agreement or any other Financing Document. The rights and remedies herein expressly provided are cumulative and not exclusive of any rights or remedies which the Company, the Agent or any Lender would otherwise have. No notice to or demand on the Company not required under the Notes, this Agreement or any other Financing Document in any case shall entitle the Company to any other or further notice or demand in similar or other circumstances or constitute a waiver of the rights of the Agent or the Lenders to any other or further action in any circumstances without notice or demand.

         Section 8.04 Payment of Expenses, Indemnities, etc. The Company agrees to (and shall be liable for):

                  (a) Expenses. Whether or not the transactions hereby contemplated are consummated, pay all reasonable out-of-pocket costs and expenses of the Agent and the Issuing Bank in the administration (both before and after the execution hereof and including advice of counsel as to the rights and duties of the Agent and the Lenders with respect thereto) of, and in connection with the preparation, execution and delivery of, recording or filing of, preservation of rights under, enforcement of, and, after a Default, refinancing, renegotiation or restructuring of, this Agreement, the Notes, and the other Financing Documents and any amendment, waiver or consent relating thereto (including, but not limited to, the reasonable fees and disbursements of counsel for the Agent and in the case of enforcement for any of the Lenders) and promptly reimburse the Agent for all amounts expended, advanced, or incurred by the Agent or the Lenders to satisfy any obligation of the Company under this Agreement or any other Financing Document;

                  (b) INDEMNIFICATION. INDEMNIFY THE AGENT, THE ISSUING BANK AND EACH LENDER, EACH OF THEIR RESPECTIVE OFFICERS, DIRECTORS, EMPLOYEES, REPRESENTATIVES, AGENTS AND AFFILIATES FROM, HOLD EACH OF THEM HARMLESS AGAINST, AND PROMPTLY UPON DEMAND PAY OR REIMBURSE EACH OF THEM FOR, ANY AND ALL ACTIONS, SUITS, PROCEEDINGS (INCLUDING ANY INVESTIGATIONS, LITIGATION OR INQUIRIES), CLAIMS, COSTS, LOSSES, LIABILITIES, DAMAGES OR EXPENSES OF ANY KIND OR




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         NATURE WHATSOEVER WHICH MAY BE INCURRED BY OR ASSERTED AGAINST OR
         INVOLVE ANY OF THEM (WHETHER OR NOT ANY OF THEM IS DESIGNATED A PARTY THERETO) AS A RESULT OF, ARISING OUT OF OR IN ANY WAY RELATED TO (I)

         ANY ACTUAL OR PROPOSED USE BY THE COMPANY OF THE PROCEEDS OF ANY OF THE LOANS; OR (II) ANY OTHER ASPECT OF THIS AGREEMENT, THE NOTES, AND THE FINANCING DOCUMENTS, INCLUDING BUT NOT LIMITED TO THE REASONABLE FEES AND DISBURSEMENTS OF COUNSEL (INCLUDING ALLOCATED COSTS OF INTERNAL COUNSEL) AND ALL OTHER EXPENSES INCURRED IN CONNECTION WITH INVESTIGATING, DEFENDING OR PREPARING TO DEFEND ANY SUCH ACTION, SUIT, PROCEEDING (INCLUDING ANY INVESTIGATIONS, LITIGATION OR INQUIRIES) OR CLAIM, AND INCLUDING ALL ACTIONS, SUITS, PROCEEDINGS (INCLUDING ANY INVESTIGATIONS, LITIGATION OR INQUIRIES), CLAIMS, COSTS, LOSSES, LIABILITIES, DAMAGES OR EXPENSES ARISING BY REASON OF ORDINARY NEGLIGENCE OF ANY OF THE AGENT, THE ISSUING BANK AND EACH LENDER, EACH OF THEIR RESPECTIVE OFFICERS, DIRECTORS, EMPLOYEES, REPRESENTATIVES, AGENTS AND AFFILIATES; PROVIDED, HOWEVER, THE PROVISIONS OF THIS
         SECTION 8.04(B) SHALL NOT APPLY TO ANY ACTION, SUITS, PROCEEDINGS, CLAIMS, COSTS, LOSSES, LIABILITIES, DAMAGES, OR EXPENSES TO THE EXTENT, BUT ONLY TO THE EXTENT, CAUSED BY THE GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF THE PARTY SEEKING INDEMNIFICATION;

                  (c) ENVIRONMENTAL INDEMNIFICATION. INDEMNIFY AND HOLD HARMLESS FROM TIME TO TIME THE AGENT, THE ISSUING BANK AND THE LENDERS, EACH PERSON CLAIMING BY, THROUGH, UNDER OR ON ACCOUNT OF ANY OF THE FOREGOING AND THE RESPECTIVE DIRECTORS, OFFICERS, COUNSEL, EMPLOYEES, AGENTS, SUCCESSORS AND ASSIGNS OF EACH OF THE FOREGOING FROM AND AGAINST ANY AND ALL LOSSES, CLAIMS, COST RECOVERY ACTIONS, ADMINISTRATIVE ORDERS OR PROCEEDINGS, DAMAGES AND LIABILITIES (WHICH RELATE TO OR ARISE AS A RESULT OF THE LOANS, THE LETTERS OF CREDIT OR ANY FINANCING DOCUMENT) TO WHICH ANY SUCH PERSON MAY BECOME SUBJECT AND INCLUDING ANY AND ALL LOSSES, CLAIMS, COST RECOVERY ACTIONS, ADMINISTRATIVE ORDERS OR PROCEEDINGS, DAMAGES AND LIABILITIES (WHICH RELATE TO OR ARISE AS A RESULT OF THE LOANS, THE LETTERS OF CREDIT OR ANY FINANCING DOCUMENT) ARISING BY REASON OF THE ORDINARY NEGLIGENCE OF THE AGENT, THE ISSUING BANK AND THE LENDERS, EACH PERSON CLAIMING BY, THROUGH, UNDER OR ON ACCOUNT OF ANY OF THE FOREGOING AND THE RESPECTIVE DIRECTORS, OFFICERS, COUNSEL, EMPLOYEES, AGENTS, SUCCESSORS AND ASSIGNS OF EACH OF THE FOREGOING (1) UNDER ANY ENVIRONMENTAL LAW APPLICABLE TO THE COMPANY OR ANY OF ITS PROPERTIES, INCLUDING WITHOUT LIMITATION, THE TREATMENT OR DISPOSAL OF HAZARDOUS SUBSTANCES ON ANY OF ITS PROPERTIES,
         (2) AS A RESULT OF THE BREACH OR NON-COMPLIANCE BY THE COMPANY WITH ANY ENVIRONMENTAL LAW APPLICABLE TO THE COMPANY, (3) DUE TO PAST OWNERSHIP BY THE COMPANY OF ANY OF ITS PROPERTIES OR PAST ACTIVITY ON ANY OF ITS PROPERTIES OR PAST ACTIVITY ON ANY OF ITS PROPERTIES WHICH, THOUGH LAWFUL AND FULLY PERMISSIBLE AT THE TIME, COULD RESULT IN PRESENT LIABILITY, (4) THE PRESENCE, USE, RELEASE, STORAGE, TREATMENT OR DISPOSAL OF HAZARDOUS SUBSTANCES ON OR AT ANY OF THE PROPERTIES OWNED OR OPERATED BY THE COMPANY, OR (5) ANY OTHER ENVIRONMENTAL, HEALTH OR SAFETY CONDITION IN CONNECTION WITH THIS AGREEMENT, THE NOTES OR ANY OTHER FINANCING DOCUMENT; PROVIDED, HOWEVER, NO INDEMNITY SHALL BE AFFORDED UNDER THIS SECTION 8.04(C) IN RESPECT OF ANY PROPERTY FOR ANY OCCURRENCE ARISING SOLELY AND DIRECTLY FROM

         THE ACTS OR OMISSIONS OF THE AGENT OR ANY LENDER DURING THE PERIOD AFTER WHICH SUCH PERSON, ITS SUCCESSORS OR ASSIGNS SHALL HAVE OBTAINED POSSESSION OF SUCH PROPERTY (WHETHER BY FORECLOSURE OR DEED IN LIEU OF FORECLOSURE, AS MORTGAGEE-IN-POSSESSION OR OTHERWISE); AND

                  (d) ENVIRONMENTAL WAIVER. WITHOUT LIMITING THE FOREGOING PROVISIONS, AND HEREBY DOES WAIVE, RELEASE AND COVENANT NOT TO BRING AGAINST ANY OF THE PERSONS IDENTIFIED IN THIS SECTION 8.04 ANY DEMAND, CLAIM, COST RECOVERY ACTION OR LAWSUIT THEY MAY NOW OR HEREAFTER HAVE OR ACCRUE (WHICH RELATE TO OR ARISE AS A RESULT OF THE LOANS, THE LETTERS OF CREDIT OR ANY FINANCING DOCUMENT) ARISING FROM (1) ANY ENVIRONMENTAL LAW NOW OR HEREAFTER ENACTED (INCLUDING THOSE APPLICABLE TO THE COMPANY) UNLESS THE ACTS OR OMISSIONS OF ANY SUCH PERSON OR THEIR RESPECTIVE SUCCESSORS AND ASSIGNS ARE THE SOLE AND DIRECT CAUSE OF THE CIRCUMSTANCES GIVING RISE TO SUCH DEMAND, COST RECOVERY ACTION OR LAWSUIT, (2) THE PRESENCE, USE, RELEASE, STORAGE, TREATMENT OR DISPOSAL OF HAZARDOUS SUBSTANCES ON OR AT ANY OF THE PROPERTIES OWNED OR OPERATED BY THE COMPANY, OR (3) THE BREACH OR NON-COMPLIANCE BY THE COMPANY WITH ANY ENVIRONMENTAL LAW OR ENVIRONMENTAL COVENANT APPLICABLE TO THE COMPANY, UNLESS THE ACTS OR OMISSIONS OF SUCH PERSON, ITS SUCCESSORS AND ASSIGNS ARE THE SOLE AND DIRECT CAUSE OF THE CIRCUMSTANCES GIVING RISE TO SUCH DEMAND, CLAIM, COST RECOVERY ACTION OR LAWSUIT.

If and to the extent that the obligations of the Company under this Section are unenforceable for any reason, the Company hereby agrees to make the maximum contribution to the payment and satisfaction of such obligations which is permissible under applicable law. The Company's obligations under this Section shall survive any termination of this Agreement and the payment of the Notes.

         Section 8.05 Right of Setoff. In addition to and not in limitation of all rights of offset that any Lender or the Issuing Bank may have under applicable law, each Lender or other holder of a Note, or any other Lender Indebtedness shall, upon the occurrence of any Event of Default and at any time during the continuance thereof and whether or not such Lender, the Issuing Bank or such holder has made any demand or the Company's obligations are matured, have the right at any time and from time to time, without notice to the Company (any such notice being expressly waived by the Company) to set-off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by any Lender or the Issuing Bank to or for the credit or the account of the Company against any and all of the Lender Indebtedness then outstanding.

         Section 8.06 Benefit of Agreement.

                  (a) Benefit of Parties. The Notes, this Agreement and the other Financing Documents shall be binding upon and inure to the benefit of and be enforceable by the respective successors and assigns of the parties hereto, provided that the Company may not assign or transfer any of its interest hereunder or thereunder without the prior written consent of the Lenders. In the event that any Lender sells participations in the Notes or other Lender Indebtedness of the Company incurred or to be incurred pursuant to this Agreement, to other banks or entities, each of such other banks or entities shall have the rights of set-off against such

         Lender Indebtedness and similar rights or Liens to the same extent as may be available to the Agent or the Lenders.

                  (b) Branch Offices, Affiliates. Any Lender may make, carry or transfer Loans at, to or for the account of, any of its branch offices or the office of an Affiliate of such Lender.

         Section 8.07 Assignments and Participations.

                  (a) No Company Assignments. The Company may not assign its rights and obligations hereunder or under the Notes.

                  (b) Assignment by Lenders. Each Lender may, upon the written consent of the Agent (which consent shall not be unreasonably withheld), assign to one or more Eligible Transferees all or a portion of its rights and obligations under this Agreement pursuant to an Assignment and Acceptance Agreement substantially in the form of Exhibit E (an "Assignment and Acceptance") provided, however, that (i) any such assignment shall be in the aggregate amount of at least $2,500,000 or such lesser amount to which the Company has consented (or if the aggregate amount of any Lender's Loans and Commitments is less than $2,500,000, then the entire amount of such Lender's Loans and Commitments), and (ii) the assignee shall pay to the Agent a processing and recordation fee of $2,500. Any such assignment will become effective upon the recording by the Agent of such assignment in the Register of the resultant effects thereof on the Commitment of the assignor and assignee, and the principal amount outstanding of the Loans owed to the assignor and assignee, the Agent hereby agreeing to effect such recordation no later than five Business Days after its receipt of an Assignment and Acceptance executed by all parties thereto. Promptly after receipt of an Assignment and Acceptance executed by all parties thereto, the Agent shall send to the Company a copy of such executed Assignment and Acceptance. Upon receipt of such executed Assignment and Acceptance, the Company, will, at its own expense, execute and deliver new Notes to the assignor and/or assignee, as appropriate, in accordance with their respective interests as they appear on the Register. Upon the effectiveness of any assignment pursuant to this subsection, the assignee shall be deemed automatically to have become a party hereto, if not already a party hereto, and shall become a "Lender," if not already a "Lender," for all purposes of this Agreement and the other Financing Documents. The assignor shall be relieved of its obligations hereunder to the extent of such assignment (and if the assigning Lender no longer holds any rights or obligations under this Agreement, such assigning Lender shall cease to be a "Lender" hereunder). The Agent will prepare on the last Business Day of each month during which an assignment has become effective pursuant to this subsection a new schedule giving effect to all such assignments effected during such month, and will promptly provide the same to the Company, the Issuing Bank and each of the Lenders.

                  (c) Participations. Each Lender may transfer, grant or assign participations in all or any part of such Lender's interests hereunder pursuant to this subsection to any Person, provided that: (i) such Lender shall remain a "Lender" for all purposes of this Agreement and the transferee of such participation shall not constitute a "Lender" hereunder; and (ii) no participant under any such participation shall have rights to approve any amendment to or waiver of this Agreement, the Notes or any Financing Document except to the extent such amendment or waiver would (x) extend the Final Maturity Date of any of the Commitments or Loans in which such participant is participating, (y) reduce the interest rate (other than as a result of waiving the applicability of any post-default increases in interest rates) or fees applicable to any of the Commitments or Loans in which



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



         such participant is participating, or postpone the payment of any thereof, or (z) release all or substantially all of the collateral or guaranties (except as expressly provided in the Financing Documents) supporting any of the Commitments or Loans in which such participant is participating. In the case of any such participation, the participant shall not have any rights under this Agreement or any of the Financing Documents (the participant's rights against the granting Lender in respect of such participation to be those set forth in the agreement with such Lender creating such participation), and all amounts payable by the Company hereunder shall be determined as if such Lender had not sold such participation. In addition, each agreement creating any participation must include an agreement by the participant to be bound by the provisions of Section 8.15. Notwithstanding anything in this
         Section 8.07(c) to the contrary, the purchase by each Lender of a participation in the Letters of Credit on the Effective Date and any subsequent assignment of all or any part of any such Lender's Percentage Share in any Letter of Credit and its related Letter of Credit Liabilities pursuant to Section 8.07(b) shall not be considered a participation pursuant to this Section 8.07(c).

                  (d) Registration Statements; Blue Sky Laws. Notwithstanding any other provisions of this Section 8.07, no transfer or assignment of the interests or obligations of any Lender hereunder or any grant of participations therein shall be permitted if such transfer, assignment or grant would require the Company to file a registration statement with the Securities and Exchange Commission or to qualify the Loans under the "Blue Sky" laws of any state.

                  (e) Certain Representations. Each Lender initially party to this Agreement hereby represents, and each Person that becomes a Lender pursuant to an assignment permitted by subsection (b) above will, upon its becoming party to this Agreement, represent that it is an Eligible Transferee, and that it will make or acquire Loans only for its own account in the ordinary course of its business; provided, however, that subject to the preceding Subsections (b) through (d), the disposition of any promissory notes or other evidences of or interests in Lender Indebtedness held by such Lender shall at all times be within its exclusive control.

                  (f) Assignees Treated as Lenders. The entries in the Register shall be conclusive in the absence of manifest error and the Company, the Agent, the Issuing Bank and the Lenders may treat each person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement and the other Financing Documents. The Register shall be available for inspection by the Company and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

                  (g) Assignment to Federal Reserve Bank. Notwithstanding anything in this Section 8.07 to the contrary, any Lender may assign and pledge all or any of its Notes to any Federal Reserve Bank or the United States Treasury as collateral security pursuant to Regulation A of the Board of Governors of the Federal Reserve System and any operating circular issued by such Federal Reserve System and/or such Federal Reserve Bank. No such assignment and/or pledge shall release the assigning and/or pledging Lender from its obligations hereunder.

         Section 8.08 Governing Law; Submission to Jurisdiction; Etc.

                  (a) GOVERNING LAW. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER AND UNDER THE NOTES SHALL BE CONSTRUED IN ACCORDANCE WITH AND BE GOVERNED BY THE LAWS OF THE STATE

         OF NEW JERSEY AND TO THE EXTENT CONTROLLING, LAWS OF THE UNITED STATES OF AMERICA.

                  (b) SUBMISSION TO JURISDICTION. ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT, THE NOTES OR THE OTHER FINANCING DOCUMENTS MAY BE BROUGHT IN THE COURTS OF THE STATE OF NEW JERSEY OR OF THE UNITED STATES OF AMERICA FOR THE DISTRICT OF NEW JERSEY, AND, BY EXECUTION AND DELIVERY OF THIS AGREEMENT, THE COMPANY HEREBY ACCEPTS FOR ITSELF AND IN RESPECT OF ITS PROPERTY, GENERALLY AND UNCONDITIONALLY, THE JURISDICTION OF THE AFORESAID COURTS. THE COMPANY HEREBY IRREVOCABLY WAIVES ANY OBJECTION, INCLUDING, BUT NOT LIMITED TO, ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY SUCH ACTION OR PROCEEDING IN SUCH RESPECTIVE JURISDICTIONS.

                  (c) Designation of Agent. The Company hereby irrevocably designates CT Corporation System located at Trenton, New Jersey, as the designee, appointee and agent of the Company to receive, for and on behalf of the Company, service of process in such respective jurisdictions in any legal action or proceeding with respect to this Agreement, the Notes, or the other Financing Documents. It is understood that a copy of such process served on such agent will be promptly forwarded by mail to the Company at its address set forth opposite its signature below, but the failure of the Company to receive such copy shall not affect in any way the service of such process. The Company further irrevocably consents to the service of process of any of the aforementioned courts in any such action or proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, to the Company at its said address, such service to become effective 30 days after such mailing.

                  (d) Service of Process. Nothing herein shall affect the right of the Agent or any Lender or any holder of a Note to serve process in any other manner permitted by law or to commence legal proceedings or otherwise proceed against the Company in any other jurisdiction.

         Section 8.09 Independent Nature of Lenders' Rights. The amounts payable at any time hereunder to each Lender shall be a separate and independent debt, and each Lender shall be entitled to protect and enforce its rights arising out of this Agreement, and it shall not be necessary for any other Lender to be joined as an additional party in any proceeding for such purpose.

         Section 8.10 Invalidity. In the event that any one or more of the provisions contained in the Notes, this Agreement or in any other Financing Document shall, for any reason, be held invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision of the Notes, this Agreement or any other Financing Document.

         Section 8.11 Satisfaction Requirement. If any agreement, certificate, instrument or other writing, or any action taken or to be taken, is by the terms of this Agreement required to be satisfactory




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



to any party, the determination of such satisfaction shall be made by such party in its sole and exclusive judgment exercised reasonably and in good faith.

         Section 8.12 Renewal, Extension or Rearrangement. All provisions of this Agreement and of any other Financing Documents relating to the Notes or other Lender Indebtedness shall apply with equal force and effect to each and all promissory notes hereafter executed which in whole or in part represent a renewal, extension for any period, increase or rearrangement of any part of the Lender Indebtedness originally represented by the Notes, or of any part of such other Lender Indebtedness.

         Section 8.13 Interest. It is the intention of the parties hereto to conform strictly to usury laws applicable to the Agent, the Issuing Bank and the Lenders (collectively, the "Financing Parties") and the Transactions. Accordingly, if the Transactions would be usurious as to any Financing Party under laws applicable to it, then, notwithstanding anything to the contrary in the Notes, this Agreement or in any other Financing Document or agreement entered into in connection with the Transactions or as security for the Notes, it is agreed as follows: (i) the aggregate of all consideration which constitutes interest under law applicable to any Financing Party that is contracted for, taken, reserved, charged or received by such Financing Party under the Notes, this Agreement or under any of such other Financing Documents or agreements or otherwise in connection with the Transactions shall under no circumstances exceed the maximum amount allowed by such applicable law, (ii) in the event that the maturity of the Notes is accelerated for any reason, or in the event of any required or permitted prepayment, then such consideration that constitutes interest under law applicable to any Financing Party may never include more than the maximum amount allowed by such applicable law, and (iii) excess interest, if any, provided for in this Agreement or otherwise in connection with the Transactions shall be cancelled automatically by such Financing Party and, if theretofore paid, shall be credited by such Financing Party on the principal amount of such Financing Party's Indebtedness (or, to the extent that the principal amount of such Financing Party's Indebtedness shall have been or would thereby be paid in full, refunded by such Financing Party to the Company). The right to accelerate the maturity of the Notes does not include the right to accelerate any interest which has not otherwise accrued on the date of such acceleration, and the Financing Parties do not intend to collect any unearned interest in the event of acceleration. All sums paid or agreed to be paid to the Financing Parties for the use, forbearance or detention of sums included in the Lender Indebtedness shall, to the extent permitted by law applicable to such Financing Party, be amortized, prorated, allocated and spread throughout the full term of the Notes until payment in full so that the rate or amount of interest on account of the Lender Indebtedness does not exceed the applicable usury ceiling, if any. As used in this Section, the terms "applicable law" or "laws applicable to any Financing Party" shall mean the law of any jurisdiction whose laws may be mandatorily applicable notwithstanding other provisions of this Agreement, or law of the United States of America applicable to any Financing Party and the Transactions which would permit such Financing Party to contract for, charge, take, reserve or receive a greater amount of interest than under such jurisdiction's law.

         Section 8.14 Taxes, etc. Any taxes (excluding income taxes) payable or ruled payable by federal or state authority in respect of the Notes, this Agreement or the other Financing Documents shall be paid by the Company, together with interest and penalties, if any.

         Section 8.15 Confidential Information. The Agent and each Lender agree that all documentation and other information made available by the Company to the Agent or such Lender under the terms of this Agreement shall (except to the extent such documentation or other information is


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



publicly available or hereafter becomes publicly available other than by action of the Agent or such Lender, or was theretofore known or hereinafter becomes known to the Agent or such Lender independent of any disclosure thereto by the Company) be held in the strictest confidence by the Agent or such Lender and used solely in the administration and enforcement of the Loans from time to time outstanding from such Lender to the Company and in the prosecution of defense of legal proceedings arising in connection herewith; provided that (i) the Agent or such Lender may disclose documentation and information to the Agent and/or to any other Lender which is a party to this Agreement or any Affiliates thereof and (ii) the Agent or such Lender may disclose such documentation or other information to any other bank or other Person to which such Lender sells or proposes to make an assignment or sell a participation in its Loans hereunder if such other bank or Person, prior to such disclosure, agrees in writing to be bound by the terms of the confidentiality statement customarily employed by the Agent in connection with such potential transfers. Notwithstanding the foregoing, nothing contained herein shall be construed to prevent the Agent or a Lender from (a) making disclosure of any information (i) if required to do so by applicable law or regulation or accepted banking practice, (ii) to any governmental agency or regulatory body having or claiming to have authority to regulate or oversee any aspect of such Lender's business or that of such Lender's corporate parent or affiliates in connection with the exercise of such authority or claimed authority, (iii) pursuant to any subpoena or if otherwise compelled in connection with any litigation or administrative proceeding, (iv) to correct any false or misleading information which may become public concerning such Person's relationship to the Company, or (v) to the extent the Agent or such Lender or its counsel deems necessary or appropriate to effect or preserve its security for any Lender Indebtedness or to enforce any remedy provided in the Financing Documents, the Notes or this Agreement or otherwise available by law; or (b) making, on a confidential basis, such disclosures as such Lender reasonably deems necessary or appropriate to its legal counsel or accountants (including outside auditors). If the Agent or such Lender is compelled to disclose such confidential information in a proceeding requesting such disclosure, the Agent or such Lender shall seek to obtain assurance that such confidential treatment will be accorded such information; provided, however, that the Lender shall have no liability for the failure to obtain such treatment.

         Section 8.16 ENTIRE AGREEMENT. THE NOTES, THIS AGREEMENT AND THE OTHER FINANCING DOCUMENTS EMBODY THE ENTIRE AGREEMENT AND UNDERSTANDING BETWEEN THE AGENT, THE ISSUING BANK OR THE LENDERS AND THE OTHER RESPECTIVE PARTIES HERETO AND THERETO AND SUPERSEDE ALL PRIOR AGREEMENTS AND UNDERSTANDINGS BETWEEN SUCH PARTIES RELATING TO THE SUBJECT MATTER HEREOF AND THEREOF AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

         Section 8.17 Attachments. The exhibits, schedules and annexes attached to this Agreement are incorporated herein and shall be considered a part of this Agreement for the purposes stated herein, except that in the event of any conflict between any of the provisions of such exhibits and the provisions of this Agreement, the provisions of this Agreement shall prevail.

         Section 8.18 Counterparts. This Agreement may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which when so executed and delivered shall be an original but all of which shall together constitute one and the same instrument.

         Section 8.19 Survival of Agreements. The Company's obligations under Sections 2.12, 2.14 and 8.04 shall survive the payment in full of the Loans and the Letter of Credit Liabilities. All representations and warranties of the Company or any other Person herein or in the other Financing

Documents, and all covenants and agreements herein not fully performed before the Effective Date, shall survive such date or dates.

         Section 8.20 Headings Descriptive. The headings of the several sections and subsections of this Agreement, and the Table of Contents, are inserted for convenience only and shall not in any way affect the meaning or construction of any provision of this Agreement.

         Section 8.21 Effectiveness. This Agreement shall not be effective until executed by all signatories hereto and delivered to the Agent.

         Section 8.22 EXCULPATION PROVISIONS. EACH OF THE PARTIES HERETO SPECIFICALLY AGREES THAT IT HAS A DUTY TO READ THIS AGREEMENT AND THE OTHER FINANCING DOCUMENTS AND AGREES THAT IT IS CHARGED WITH NOTICE AND KNOWLEDGE OF THE TERMS OF THIS AGREEMENT AND THE OTHER FINANCING DOCUMENTS; THAT IT HAS IN FACT READ THIS AGREEMENT AND IS FULLY INFORMED AND HAS FULL NOTICE AND KNOWLEDGE

OF THE TERMS, CONDITIONS AND EFFECTS OF THIS AGREEMENT; THAT IT HAS BEEN REPRESENTED BY LEGAL COUNSEL OF ITS CHOICE THROUGHOUT THE NEGOTIATIONS PRECEDING ITS EXECUTION OF THIS AGREEMENT AND THE OTHER FINANCING DOCUMENTS; AND HAS RECEIVED THE ADVICE OF ITS ATTORNEYS IN ENTERING INTO THIS AGREEMENT AND THE OTHER FINANCING DOCUMENTS; AND THAT IT RECOGNIZES THAT CERTAIN OF THE TERMS OF THIS AGREEMENT AND THE OTHER FINANCING DOCUMENTS RESULT IN ONE PARTY ASSUMING THE LIABILITY INHERENT IN SOME ASPECTS OF THE TRANSACTION AND RELIEVING THE OTHER PARTY OF ITS RESPONSIBILITY FOR SUCH LIABILITY. EACH PARTY HERETO AGREES AND COVENANTS THAT IT WILL NOT CONTEST THE VALIDITY OR ENFORCEABILITY OF ANY EXCULPATORY PROVISION OF THIS AGREEMENT AND THE OTHER FINANCING DOCUMENTS ON THE BASIS THAT THE PARTY HAD NO NOTICE OR KNOWLEDGE OF SUCH PROVISION OR THAT THE PROVISION IS NOT "CONSPICUOUS."

         IN WITNESS WHEREOF, the parties hereto have caused this instrument to be duly executed as of the date first above written.

COMPANY:                              BURLINGTON RESINS, INC.

                                      By: /s/ Fred W. Broling
                                          ------------------------------------
Address:                                  Fred W. Broling
                                          President and Chief Executive Officer

65 Railroad Avenue
Ridgefield, New Jersey  07657



                              [Signature Page - 1]

AGENT AND ISSUING BANK                TEXAS COMMERCE BANK
                                      NATIONAL ASSOCIATION
                                      Individually, as Issuing Bank and as Agent

                                      By: /s/ P. Stan Burge
                                          ------------------------------------
Address:                                  P. Stan Burge
                                          Vice President

707 Travis Street
7th Floor North
Houston, Texas  77002

Attention:  P. Stan Burge



                              [Signature Page - 2]

                                     ANNEX I

                                   COMMITMENTS

                                          Revolving   Term
                                          Credit      Loan         Total
                                          Commitment  Commitment   Commitments

Texas Commerce Bank National Association  $5,500,000  $5,500,000   $11,000,000






                                   Annex I - 1

                                    EXHIBIT A

                          FORM OF REVOLVING CREDIT NOTE

$__________                                                  ___________, 1995


         BURLINGTON RESINS, INC., a Delaware corporation (the "Company"), for value received, promises and agrees to pay to ______________________ (the "Lender"), or order, at the Payment Office of TEXAS COMMERCE BANK NATIONAL ASSOCIATION (the "Agent"), at 712 Main Street, Houston, Texas 77002, the principal sum of ___________________________________ DOLLARS
($___________________), or such lesser amount as shall equal the aggregate unpaid principal amount of the Revolving Credit Loans made by Lender hereunder to the Company under the Credit Agreement, as hereafter defined, in lawful money of the United States of America and in immediately available funds, on the dates and in the principal amounts provided in the Credit Agreement referred to below, and to pay interest on the unpaid principal amount as provided in the Credit Agreement for such Revolving Credit Loans made by the Lender to the Company under the Credit Agreement, at such office, in like money and funds, for the period commencing on the date of each such Revolving Credit Loan until such Revolving Credit Loan shall be paid in full, at the rates per annum and on the dates provided in the Credit Agreement.

         In addition to and cumulative of any payments required to be made against this note pursuant to the Credit Agreement, this note, including all principal and accrued interest then unpaid, shall be due and payable on the Final Maturity Date. All payments shall be applied first to accrued interest and the balance to principal, except as otherwise expressly provided in the Credit Agreement. Prepayments on this note shall be applied in the manner set forth in the Credit Agreement.

         This note is one of the Revolving Credit Notes referred to in the Credit Agreement dated as of the 18th day of August, 1995, by and among the Company and Texas Commerce Bank National Association, individually, as Issuing Bank and as Agent, and financial institutions parties thereto (including the Lender) (such Credit Agreement, together with all amendments or supplements thereto, being the "Credit Agreement"). This note evidences the Revolving Credit Loans made by the Lender thereunder and shall be governed by the Credit Agreement. Capitalized terms used but not defined in this note and which are defined in the Credit Agreement shall have the meanings herein as are assigned in the Credit Agreement.

         The Lender is hereby authorized by the Company to endorse on Schedule A (or a continuation thereof) attached to this note, the amount and date of each payment or prepayment of principal of each Revolving Credit Loan received by the Lender, and interest rates applicable to each Revolving Credit Loan, provided that any failure by the Lender to make any such endorsement shall not affect the obligations of the Company under the Credit Agreement or under this note in respect of such Revolving Credit Loans.


         Except only for any notices which are specifically required by the Credit Agreement or the other Financing Documents, the Company and any and all co-makers, endorsers, guarantors and sureties severally waive notice (including but not limited to notice of intent to accelerate and notice of acceleration, notice of protest and notice of dishonor), demand, presentment for payment, protest, diligence in collecting and the filing of suit for the purpose of fixing liability, and consent that the time of payment hereof may be extended and re-extended from time to time without notice to any of them. Each such person agrees that his, her or its liability on or with respect to this note shall not be affected by any release of or change in any guaranty or security at any time existing or by any failure to perfect or maintain perfection of any lien against or security interest in any such security or the partial or complete enforceability of any guaranty or other surety obligation, in each case in whole or in part, with or without notice and before or after maturity.

         The Credit Agreement provides for the acceleration of the maturity of this note upon the occurrence of certain events and for prepayment of Revolving Credit Loans upon the terms and conditions specified therein. Reference is made to the Credit Agreement for all other pertinent purposes.

         This note is issued pursuant to and is entitled to the benefits of the Credit Agreement and is secured by the Security Instruments.

         THIS NOTE SHALL BE CONSTRUED IN ACCORDANCE WITH AND BE GOVERNED BY THE LAW OF THE STATE OF NEW JERSEY AND THE UNITED STATES OF AMERICA FROM TIME TO TIME IN EFFECT.

                                       BURLINGTON RESINS, INC.

                                      By:______________________________
                                         Name:
                                         Title:

                                   SCHEDULE A

This Note evidences Revolving Credit Loans made by the Lender under the within-described Credit Agreement to the Company, in the principal amounts set forth below, which Revolving Credit Loans are at the Interest Rate and were made on the dates set forth below, subject to the payments of principal set forth below:

       Principal
       Amount of                            Date of      Amount     Balance
Date   Revolving     Interest   Maturity    Payment or   Paid or    Out-
Made   Credit Loan   Rate       Date        Prepayment   Prepaid    Standing
----   -----------   --------   --------    ----------   -------    --------

                                    EXHIBIT B

                                FORM OF TERM NOTE

$__________                                              ______________, 1994


     BURLINGTON RESINS, INC., a Delaware corporation (the "Company"), for value received, promises and agrees to pay to _______________________ (the "Lender"), or order, at the Payment Office of TEXAS COMMERCE BANK NATIONAL ASSOCIATION, at 712 Main Street, Houston, Texas 77002, the principal sum of ___________________________________ DOLLARS ($___________________), in lawful money of the United States of America and in immediately available funds, in installments on the dates and in the principal amounts provided in the Credit Agreement referred to below, and to pay interest on the unpaid principal amount of the Term Loans made by the Lender to the Company under the Credit Agreement, at such office, in like money and funds, for the period commencing on the date of each such Term Loan until such Term Loan shall be paid in full, at the rates per annum and on the dates provided in the Credit Agreement.

     In addition to and cumulative of any payment required to be made against this note pursuant to the Credit Agreement, this note, including all principal and accrued interest then unpaid, shall be due and payable on the Final Maturity Date. All payments shall be applied first to accrued interest and the balance to principal, except as otherwise expressly provided in the Credit Agreement. Prepayments on this note shall be applied in the manner set forth in the Credit Agreement.

     This note is one of the Term Notes referred to in the Credit Agreement dated as of the 18th day of August, 1995, by and among the Company and Texas Commerce Bank, individually, as Issuing Bank, and as Agent, and the financial institutions parties thereto (including the Lender) (such Credit Agreement, together with all amendments or supplements thereto, being the "Credit Agreement"). This note evidences the Term Loans made by the Lender thereunder and shall be governed by the Credit Agreement. Capitalized terms used but not defined in this note and which are defined in the Credit Agreement shall have the meanings herein as are assigned in the Credit Agreement.

     The Lender is hereby authorized by the Company to endorse on Schedule A (or a continuation thereof) attached to this note, the amount and date of each payment or prepayment of principal of each Term Loan received by the Lender and the interest rates applicable to each Term Loan, provided that any failure by the Lender to make any such endorsement shall not affect the obligations of the Company under the Credit Agreement or under this note in respect of such Term Loans.

     Except only for any notices which are specifically required by the Credit Agreement or the other Financing Documents, the Company and any and all co-makers, endorsers, guarantors and sureties severally waive notice (including but not limited to notice of intent to accelerate and notice of acceleration, notice of protest and notice of dishonor), demand, presentment for payment, protest, diligence in collecting and the filing of suit for the purpose of fixing liability, and consent that the time of payment hereof may be extended and re-extended from time to time without notice to any of them. Each such person agrees that his, her or its liability on or with respect to this note shall not be affected by any release of or change in any guaranty or security at any time existing or by any failure to perfect or maintain perfection of any lien against or security interest in any such security or the partial or complete enforceability of any guaranty or other surety obligation, in each case in whole or in part, with or without notice and before or after maturity.

     The Credit Agreement provides for the acceleration of the maturity of this note upon the occurrence of certain events and for prepayment of Term Loans upon the terms and conditions specified therein. Reference is made to the Credit Agreement for all other pertinent purposes.

     This note is issued pursuant to and is entitled to the benefits of the Credit Agreement and is secured by the Security Instruments.

     THIS NOTE SHALL BE CONSTRUED IN ACCORDANCE WITH AND BE GOVERNED BY THE LAW OF THE STATE OF NEW JERSEY AND THE UNITED STATES OF AMERICA FROM TIME TO TIME IN EFFECT.

                                       BURLINGTON RESINS, INC.

                                      By:______________________________
                                         Name:
                                         Title:

                                   SCHEDULE A

This Note evidences Term Loans made by the Lender under the within-described Credit Agreement to the Company, in the principal amounts set forth below, which Term Loans are at the Interest Rate and were made on the dates set forth below, subject to the payments of principal set forth below:


       Principal
       Amount of                            Date of      Amount     Balance
Date   Term          Interest   Maturity    Payment or   Paid or    Out-
Made   Loan          Rate       Date        Prepayment   Prepaid    Standing
----   -----------   --------   --------    ----------   -------    --------

                                   EXHIBIT C-1

              FORM OF BORROWING REQUEST FOR REVOLVING CREDIT LOANS

                              ____________, 19__

     BURLINGTON RESINS, INC., a Delaware corporation (the "Company"), hereby requests a Borrowing on the date and in the amount as follows:

     $_______________  under the Revolving Credit Notes
     Requested funding date:  ________________

pursuant to the Credit Agreement dated as of August 18, 1995 (as the same may be amended or supplemented, the "Credit Agreement") among the Company, Texas Commerce Bank National Association, individually, as Issuing Bank, and as Agent, and the financial institutions now or hereafter parties thereto. The undersigned certifies that he is the ______________ of the Company, and that as such he is authorized to execute this certificate on behalf of the Company. The undersigned further certifies, represents and warrants on behalf of the Company that (i) the Company is entitled to receive the requested Revolving Credit Loan or the issuance of the requested Letter of Credit under the terms and conditions of the Credit Agreement, (ii) the calculation made on the date hereof and set forth below is accurate and complete, and (iii) after giving effect to any requested Revolving Credit Loan or the issuance of any requested Letter of Credit, the aggregate principal amount of outstanding Revolving Credit Loans and the outstanding Letter of Credit Liabilities (computed on line (1) below) will not exceed the Maximum Available Amount (computed on line (3) below).

     A.   Principal amount of all Revolving Credit Loans and Letter of
          Credit Liabilities outstanding (after giving effect to the requested Revolving Credit Loan or the issuance of the
          requested Letter of Credit).                        $____________(1)

     B.   Maximum Revolving Credit Loan Available Amount:

              The lesser of the Aggregate Revolving Credit
              Commitment                                      $____________(2)
              or the eligible Borrowing Base

                Maximum Available Amount after giving effect $____________(3) to the requested Revolving
                Credit Loan or the issuance of the requested
                Letter of Credit) (Line 2 minus Line 1)

                BURLINGTON RESINS, INC.

                    By:___________________________________
                        Name:
                        Title:

                                     (C-1)-1

                                   EXHIBIT C-2

                   FORM OF BORROWING REQUEST FOR THE TERM LOAN

                          __________________, 199__

         BURLINGTON RESINS, INC., a Delaware corporation (the "Company"), hereby requests a Borrowing on the date and in the amount as follows:

         $___________________ under the Term Notes

         Initial Funding Date:  ________________, 199__

pursuant to the Credit Agreement dated as of August 18, 1995 (as the same may be amended or supplemented, the "Credit Agreement") among the Company, Texas Commerce Bank National Association, individually, as Issuing Bank, and as Agent, and the financial institutions now or hereafter parties thereto. The undersigned certifies that he is the __________________ of the Company, and that as such he is authorized to execute this certificate on behalf of the Company. The undersigned further certifies, represents and warrants on behalf of the Company that (i) the Company is entitled to receive the requested Term Loan under the terms and conditions of the Credit Agreement and (ii) after giving effect to the requested Term Loan, the principal amount of the Term Loan made by each Lender will not exceed the amount set forth opposite such Lender's name under the caption "Term Loan Commitment" on Annex I to the Credit Agreement.

                                    BURLINGTON RESINS, INC.

                                    By:___________________________________
                                        Name:
                                        Title:



                                     (C-2)-1

                                    EXHIBIT D

                               FORM OF OPINION OF

                             CONNELL, FOLEY & GEISER

                                    [TO COME]

                                    EXHIBIT E

                                     FORM OF

                            ASSIGNMENT AND ACCEPTANCE

                                  Dated: , 199

         Reference is made to the Credit Agreement dated as of August 18, 1995 (as restated, amended, modified, supplemented and in effect from time to time, the "Credit Agreement"), among BURLINGTON RESINS, INC., a Delaware corporation, TEXAS COMMERCE BANK NATIONAL ASSOCIATION, individually, as Issuing Bank and as Agent, and the financial institutions parties thereto (the "Lenders"). Capitalized terms used herein and not otherwise defined shall have the meanings assigned to such terms in the Credit Agreement. This Assignment and Acceptance, between the Assignor (as defined and set forth on Schedule I hereto and made a part hereof) and the Assignee (as defined and set forth on Schedule I hereto and made a part hereof) is dated as of the Effective Date (as set forth on Schedule I hereto and made a part hereof).

         1. The Assignor hereby irrevocably sells and assigns to the Assignee without recourse to the Assignor, and the Assignee hereby irrevocably purchases and assumes from the Assignor without recourse to the Assignor, as of the Effective Date, an undivided interest (the "Assigned Interest") in and to all the Assignor's rights and obligations under the Credit Agreement respecting the credit facilities contained in the Credit Agreement as set forth on Schedule I (herein referred to as the "Assigned Loans"), in a principal amount for each Assigned Loan as set forth on Schedule I.

         2. The Assignor (i) represents and warrants that it owns the Assigned Interest free and clear from any lien or adverse claim; (ii) other than the representation and warranty set forth in clause (i) above, makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Credit Agreement or any other instrument, document or agreement delivered in connection therewith, or the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Credit Agreement, or any other instrument or document furnished pursuant thereto, other than that it is the legal and beneficial owner of the interest being assigned by it hereunder and that such interest is free and clear of any adverse claim; (iii) makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Company or the performance or observance by the Company of any of its obligations under the Credit Agreement, or any other instrument or document furnished pursuant thereto; and (iv) attaches the Notes held by it evidencing the Assigned Loans and requests that the Agent exchange such Note(s) for a new Note or Notes payable to the Assignor (if the Assignor has retained any interest in the Assigned Loans) and new Notes payable to the Assignee in the respective amounts which reflect the assignment being made hereby (and after giving effect to any other assignments which have become effective on the Effective Date).


         3. The Assignee (i) represents and warrants that it is legally authorized to enter into this Assignment and Acceptance and that it is an Eligible Transferee under of the Credit Agreement; (ii) confirms that it has received a copy of the Credit Agreement, together with copies of the Financial Statements, or if later, the most recent financial statements delivered pursuant to Section 5.02 thereof, and such other documents and information as it has deemed appropriate to make its own credit analysis;

(iii) agrees that it will, independently and without reliance upon the Agent, the Assignor or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement; (iv) appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers under the Credit Agreement as are delegated to the Agent by the terms thereof, together with such powers as are reasonably incidental thereto;
(v) agrees that it will be bound by the provisions of the Credit Agreement and will perform in accordance with its terms all the obligations which by the terms of the Credit Agreement are required to be performed by it as a Lender and hereby makes the Lender representations set forth in Section 2.14(f) of the Credit Agreement; and (vi) if the Assignee is organized under the laws of a jurisdiction outside the United States, attaches the forms prescribed by the Internal Revenue Service of the United States and required pursuant to Section
2.14 of the Credit Agreement certifying as to the Assignee's exemption from United States withholding taxes with respect to all payments to be made to the Assignee under the Credit Agreement or such other documents as are necessary to indicate that all such payments are subject to such tax at a rate reduced by an applicable tax treaty.

         4. Following the execution of this Assignment and Acceptance, it will be delivered to the Agent and the Company for acceptance by each of them and recording by the Agent pursuant to Section 8.07(b) of the Credit Agreement, effective as of the Effective Date (which Effective Date shall, unless otherwise agreed to by the Agent, be at least five Business Days after the execution of this Assignment and Acceptance).

         5. Upon acceptance and recording by the Agent, all payments under the Credit Agreement in respect of the Assigned Interest (including without limitation, all payments of principal, interest and fees with respect thereto) for the period up to, but not including, the Effective Date, shall be made to the Assignor, and for the period from and after the Effective Date shall be made to the Assignee. Assignor and Assignee hereby agree that if Assignor receives any of the payments referred to in the preceding sentence which should have been made to Assignee, or if Assignee receives any of the payments referred to in the previous sentence which should have been made to Assignor, such payments shall promptly be paid by Assignor to Assignee, or by Assignee to Assignor, as the case may be, in full.

         6. From and after the Effective Date, (i) the Assignee shall be a party to the Credit Agreement and, to the extent provided in this Assignment and Acceptance and Section 8.07 of the Credit Agreement, have the rights and obligations of a Lender thereunder, and (ii) the Assignor shall, to the extent provided in this Assignment and Acceptance and Section 8.07 of the Credit Agreement, relinquish its rights and be released from its obligations under the Credit Agreement.

         7. THIS ASSIGNMENT AND ACCEPTANCE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW JERSEY.

         IN WITNESS WHEREOF, the parties hereto have caused this Assignment and Acceptance to be executed by their respective duly authorized officers on
Schedule I hereto.

                                       --------------------------------
                                       as Assignor

                                                 By:
                                                    ------------
                                                    Name:
                                                    Title:

                                       --------------------------------
                                       as Assignee

                                                 By:
                                                    ------------
                                                    Name:
                                                    Title:

                                       ACCEPTED:

                                       BURLINGTON RESINS, INC.

                                                 By:
                                                    ------------
                                                    Name:
                                                    Title:

                                       TEXAS COMMERCE BANK NATIONAL
                                       ASSOCIATION, as Agent

                                                 By:
                                                    ------------
                                                    Name:
                                                    Title:

                     SCHEDULE I TO ASSIGNMENT AND ACCEPTANCE
                        RESPECTING THE CREDIT AGREEMENT,
                        DATED AS OF AUGUST 18, 1995 AMONG
                           BURLINGTON RESINS, INC. AND
                    TEXAS COMMERCE BANK NATIONAL ASSOCIATION,
                   INDIVIDUALLY AS AGENT AND AS ISSUING BANK,
                         AND THE LENDERS PARTIES THERETO

Assignor:
         --------------------------------------------------

Assignee:
         --------------------------------------------------

Effective Date of Assignment:                               , 199
                              ------------------------------     ----

                                                    Percentage Assigned (to at
                           Principal Amount (sum    least 8 decimals) shown as a
Assigned Loans             of Commitment and        percentage of aggregate
     and                   outstanding amounts)     original principal amount
Commitments                      Assigned                 of all Lenders

Term Loans                 $                                        %

Revolving Credit Loans
and Commitments            $                                        %

     Total                 $                                        %

Assignee's Base Rate                                Address for Notice:
Lending Office


--------------------------                          --------------------------
--------------------------                          --------------------------
--------------------------                          --------------------------

                                            Telex No.:
                                                       -----------------------

                                                     Telecopy No.:
                                                                  ------------

                                    EXHIBIT F

                          FORM OF BORROWING BASE REPORT

Pursuant to subsection 5.02(h) of the Credit Agreement dated as of August 18, 1995, 1995, among Burlington Resins, Inc., Texas Commerce Bank National Association, individually, as Issuing Bank and as Agent, and the other financial institutions parties thereto (as amended, restated, modified or supplemen ed and in effect from time to time the "Credit Agreement", defined terms from which being used herein with the meanings assigned to such terms in the Credit Agreement), the undersigned hereby certifies to the Agent and the Lenders that the inventory and accounts have been valued in accordance with the terms of the Credit Agreement.

I.   The Borrowing Base as of __________________________ was $________________
     computed as follows:

     A.  Eligible Accounts

         1.       Eligible Accounts
                  (see Schedule I)       $______________
         2.       80% of Line I.A.1                            $______________

     B.  Eligible Inventory

         1.       Eligible Inventory
                  (see Schedule II)      $______________
         2.       [70% (during the period
                  from the Closing Date
                  through the 120th day
                  following such date)]
                  [50% (thereafter)] of Line I.B.1             $______________

         BORROWING BASE (Sum of Lines 1.A.2 and I.B.2)  $______________

         Certified as of the ______ day of _________________________.

                             BURLINGTON RESINS, INC.

                                      By:_____________________________________
                                      Printed Name:___________________________
                                      Title:___________________________________

                                    EXHIBIT G

                                     FORM OF

                              CONSENT AND AGREEMENT

                     Dated as of                    , 1994

                            made by

                         OCCIDENTAL CHEMICAL CORPORATION

         The undersigned, OCCIDENTAL CHEMICAL CORPORATION, a corporation organized and existing under the laws of the State of New York (the "Company"), BURLINGTON RESINS, INC., a corporation organized and existing under the laws of the State of Delaware (the "Borrower"), and TEXAS COMMERCE BANK NATIONAL ASSOCIATION, as agent on behalf of the Lenders (in such capacity, together with its successors, the "Agent"), hereby agree as follows:

                                    RECITALS

         A. Ozite Corporation, a corporation organized and existing under the laws of the State of Delaware ("Ozite"), and the Company have entered into the Assigned Agreements (as defined below).

         B. Ozite has assigned its rights, titles, interests and obligations under the Assigned Agreements to the Borrower pursuant to an Assignment and Assumption Agreement dated as of _______________, 1995.

         In consideration of the mutual covenants and agreements contained herein, the Company, the Agent and the Borrower hereby agree as follows:

         1. Definitions. Each capitalized term used in this Agreement and not otherwise defined herein shall have the definition assigned to such term (whether by reference to another agreement or otherwise) as specified in Exhibit "A" hereto. Unless otherwise stated, references herein to any Person shall include its permitted successors and assigns.

         2. Representations and Warranties. The Company hereby represents and warrants, subject to Section 3(d) hereof, that:

                           (a) The Company is a corporation duly organized,
                  validly existing and in good standing under the laws of the State of New York. The Company is in good standing in all jurisdictions where necessary in light of the business it conducts or the properties it owns and the transactions contemplated by the Assigned Agreements (as defined below). The Company has the full power, authority and legal right to conduct its business as it is presently conducted, and to execute, deliver and perform its obligations under (i) (A) the Asset Transfer Agreement dated as of September 29, 1994 between the Company and Ozite, as amended by the First Amendment to Asset Transfer Agreement dated as of September 26, 1994 and the Second Amendment to Asset Transfer Agreement dated as of October 15, 1994 (the "Asset Transfer Agreement"),
                  (B) the VCM Supply Agreement dated as of __________ between the Company and Ozite, (C) the VAM Supply Agreement dated as of ____________ between the Company and Ozite, and (D) the AFA Chemical Supply and License Agreement dated as of ________ between the Company and Ozite (collectively, as amended, supplemented or modified as permitted hereby and in effect from time to time the "Assigned Agreements") and (ii) this

                  Agreement.

                           (b) The execution, delivery and performance by the
                  Company of this Agreement and the Assigned Agreements have been duly authorized by all necessary corporate action, and do not and will not (i) require any consent or approval of the board of directors of the Company or any shareholders of the Company or of any other Person which has not been obtained and each such consent and approval that has been obtained is in full force and effect, (ii) result in a breach of or constitute a default under any provision of the certificate of incorporation or by-laws of the Company, or any agreement relating to the management or affairs of the Company or any indenture or loan or credit agreement or any other material agreement, lease or instrument to which the Company is a party, or by which the Company or its properties or assets may be bound or (iii) result in, or require, the creation or imposition of any mortgage, deed of trust, pledge, lien, security interest or other charge or encumbrance of any nature (other than as may be contemplated by this Agreement, the Assigned Agreements, the Credit Agreement or the Security Agreement) upon or with respect to any of the properties or assets of the Company now owned or hereafter acquired. In addition, the execution, delivery, and performance by the Company of the Assigned Agreements do not and will not violate any law, rule, regulation, order, writ, judgment, injunction, decree, determination or award.

                           (c) Each of this Agreement and the Assigned
                  Agreements has been duly executed and delivered by the Company, is in full force and effect and constitutes the legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as the enforceability thereof may be limited by the effect of any applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally and by general principles of equity.

                           (d) No suits or proceedings at law or in equity or by
                  or before any governmental or regulatory authority or agency are pending against the Company or any of its properties, rights or assets which, if adversely determined, individually or in the aggregate, could reasonably be expected to have a material and adverse effect on its ability to perform its obligations hereunder or under the Assigned Agreements.


                           (e) The Company is not in default of any material
                  covenant or obligation under the Assigned Agreements. To the best knowledge of the Company, the Borrower and Ozite are not in default under any material covenant or obligation under the Assigned Agreements and no such default has occurred prior to the date hereof.

                           (f) The representation and warranty made by the
                  Company to the Borrower in Section 5.10 of the Asset Transfer Agreement is incorporated herein by reference as if set forth in full herein and is hereby made to the Agent for the benefit of the Lenders.

                  3. Agreement of Company. Subject to Section 6(a) and Section 3(d) hereof, the Company hereby acknowledges that:

                           (a) The Company has received a copy of the Security
                  Agreement. Upon the occurrence of an Event of Default by the Borrower under the Security Agreement, the Agent may, to the extent provided for in the Security Agreement, attempt to exercise any and all rights of the Borrower under the Assigned Agreements. In such event, the Company shall not oppose the exercise of such rights or the assignment of the Assigned Agreements to the Agent. The Borrower agrees that the Company is authorized to act in accordance with the Agent's or any assignee's exercise of the Borrower's rights in accordance with this
                  Section 3(a) and that the Company shall bear no liability to the Borrower in connection therewith.

                           (b) Except as otherwise provided in the Assigned
                  Agreements, the Company will not agree with the Borrower to terminate any Assigned Agreement (unless required by any governmental or state agency) without the prior written consent of the Agent, which consent shall not be unreasonably withheld.

                           (c) The Company shall provide to the Agent the same
                  rights as the Borrower shall have under and pursuant to the Assigned Agreements or any applicable law, regulation or order, to (i) receive notice, (ii) cure any default or breach thereunder and (iii) participate before governmental or regulatory agencies.


                           (d) In the event that the Agent succeeds to the
                  Borrower's interest under any Assigned Agreement, whether by foreclosure or otherwise, the Agent shall assume liability for all of the Borrower's obligations under such Assigned Agreement including the payment of all amounts due and owing to the Company in connection with the production of polyvinyl chloride resin (other than damages incurred by the Borrower that are not expressly provided for in the Assigned Agreements), in accordance with the Assigned Agreements (such amounts due and owing, the "Amounts Due").

                           (e) Upon the exercise by the Agent of any of its
                  remedies against the Borrower, if the Agent attempts to assign or assigns its rights and interests and the rights and interests of the Borrower under any Assigned Agreement to any purchaser or transferee of the Burlington South Plant, the Company will not oppose such assignment so long as such purchaser or transferee shall (i) assume all of the obligations of the Borrower under such Assigned Agreement and
                  (ii) be at least as capable of performing the services required by such Assigned Agreement as the Borrower is on the date hereof.

                           (f) In the event that the Agent or its designee(s),
                  or any purchaser or transferee of the interests of the Agent or its designee(s) in the Burlington South Plant shall assume or be liable under any Assigned Agreement, liability in respect of any and all obligations of any such party under such Assigned Agreement shall be limited solely to such party's interest in the Burlington South Plant (and no officer, director, employee, shareholder, or agent thereof shall have any liability with respect thereto).

                           (g) Without the written consent of the Agent, the
                  Company will not unilaterally terminate the Union Carbide Contract prior to December 31, 1997.

                           (h) In the event of a default by the Borrower in the
                  performance of any of its obligations under the Assigned Agreements, or upon the occurrence or non-occurrence of any other event or condition under the Assigned Agreements which would immediately or with the passage of any applicable grace period or the giving of notice, or both, enable the Company to terminate or suspend its obligations under any Assigned Agreement (hereinafter a "default"), the Company will not terminate or suspend the performance of its obligations under the Assigned Agreement until it first gives prompt written notice specifying the nature of such default to the Agent and its designees and affords each such party a period of at least 60 days from receipt of such notice to cure such default.

                  4.       Agreement of Agent and Borrower.  The Agent agrees:

                           (a) The Agent will not exercise any of its rights
                  under the Security Agreement in connection with any Assigned Agreement if the exercise thereof would cause a violation of any law, rule, regulation, order, writ, judgment, injunction, decree, determination, award, or certificate of public convenience and necessity, now or in the future.

                           (b) The Agent will not assign any Assigned Agreement
                  to a third party if such assignment would cause a violation of any law, rule, regulation, order, writ, judgment, injunction, decree, determination, award or certificate of public convenience and necessity, now or in the future.

                  5. Arrangements Regarding Payments. After receipt by the Company of written notice from the Agent requesting payments be made directly to the Agent, all payments to be made by the Company to the Borrower under the Assigned Agreements shall be made in lawful money of the United States of America, directly to the Agent, for deposit into the Cash Collateral Account designated by the Agent, at the office of the Agent at 712 Main Street, 7th Floor, Houston, Texas 77002-8079, or to such other Person and/or at such other address as the Agent may from time to time specify in writing to the Company.

                  6.       Miscellaneous.

                           (a) This Agreement and the obligations specified
                  herein shall terminate and be of no further force and effect on the date on which the Company shall have received notice in writing from the Agent that all of the Secured Obligations shall have been paid or performed in full, that the Commitments shall have been terminated and that the security interests granted pursuant to the Security Instruments shall have been extinguished.

                           (b) No amendment or waiver of any provisions of this
                  Agreement nor consent to any departure by any party herefrom shall in any event be effective unless the same shall be in writing and signed by each of the other parties hereto and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which it was given. No amendment or waiver of any provision of this Agreement or consent to any departure herefrom shall in any event be effective against the remaining parties hereto unless the same shall be in writing and signed by the remaining parties hereto and then such amendment or waiver shall be effective only in the specific instance and for the specific purpose for which it was given.

                           (c) THE RIGHTS, OBLIGATIONS, AND REMEDIES OF THE
                  PARTIES AS SPECIFIED IN THIS AGREEMENT SHALL BE INTERPRETED AND GOVERNED IN ALL RESPECTS BY THE LAWS OF THE STATE OF NEW JERSEY, EXCEPT, HOWEVER, ANY CONFLICT OF LAWS RULES WHICH APPLY THE LAWS OF ANOTHER JURISDICTION.

                           (d) If any provision or provisions of this Agreement
                  shall be held to be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired.

                           (e) The parties hereto expressly agree that in the
                  event the assignment by the Borrower of any Assigned Agreement as contained within the Security Agreement is determined to violate any law, rule, regulation, order, writ, judgment, injunction, decree, determination, award or certificate of public convenience and necessity, this Agreement and all provisions herein shall be deemed to be void ab initio unless such violation (i) can be and is cured within a reasonable time after discovery thereof and (ii) could not reasonably be expected to have a material adverse effect upon the validity or enforceability of any Assigned Agreements (in the reasonable judgment of the Company).

                           (f) The headings used in this Agreement are for
                  convenience only and will not affect the construction of any of the terms of this Agreement.

                           (g) This Agreement may be executed in any number of
                  counterparts, all of which taken together shall constitute one and the same instrument, and any of the parties hereto may execute this Agreement by signing any such counterpart; provided, however, this Agreement shall not be enforceable unless and until fully executed by all parties set forth below.

                           (h) In the event of a conflict between the terms of
                  any Assigned Agreement and the terms of this Agreement, the terms of this Agreement shall control.

                           (i) All notices, requests and other communications to

                  any party hereunder shall be in writing (including, telecopy or similar teletransmission or writing) and shall be given to such party at its address or telecopy number set forth on the signature pages hereof or such other address or telecopy number as such party may hereafter specify by notice to the Agent, the Borrower and the Company. Each such notice, request or other communication shall be effective (i) if given by mail, 72 hours after such communication is deposited in the mails with first class postage prepaid, addressed as aforesaid, or (ii) if given by any other means (including, but not limited to, by air courier), when delivered at the address specified in this clause; provided that notices to the Agent shall not be effective until received.

                  IN WITNESS WHEREOF, the undersigned by its officer duly authorized has caused this Consent and Agreement to be duly executed and delivered as of this 18th day of August, 1995.

                                  OCCIDENTAL CHEMICAL CORPORATION

                                  By
                                     -----------------------------
                                     Title:
                                     Name:


                                  ADDRESS FOR NOTICES:

                                  Occidental Tower
                                  5005 LBJ Freeway
                                  Dallas, Texas 75244

                                  Attention: Vice President and General Counsel

AGREED TO AND ACCEPTED THIS       AGREED TO AND ACCEPTED THIS
18th DAY OF AUGUST, 1995          18th DAY OF AUGUST, 1995

TEXAS COMMERCE BANK
NATIONAL ASSOCIATION, as Agent    BURLINGTON RESINS, INC.

By:                            By:
   ------------------              -----------------------------
   P. Stan Burge                         Name:
   Vice President                        Title:

ADDRESS FOR NOTICES:              ADDRESS FOR NOTICES:

712 Main Street, 7th Floor        101 Railroad Avenue
Houston, Texas  77002-8079        Ridgefield, New Jersey  07657

Attention: P. Stan Burge          Attention:  Fred W. Broling

                                   EXHIBIT "A"

                                     to the

                                    AGREEMENT

                                      among

                           OCCIDENTAL CHEMICAL COMPANY
                                BURLINGTON RESINS

                                       and

               TEXAS COMMERCE BANK NATIONAL ASSOCIATION, as Agent

                  "Agent" shall mean Texas Commerce Bank National Association, in its capacity as agent for the Lenders under the Credit Agreement, together with its successors and assigns in such capacity.

                  "Agreement" shall mean the Consent and Agreement dated as of August 18, 1995 among the Company, the Borrower and the Agent.

                  "Commitments" shall mean, as to each Lender, the obligation of such Lender to make loans under and on the terms and conditions of the Credit Agreement.

                  "Credit Agreement" shall mean the Credit Agreement dated as of August 18, 1995, as amended or supplemented from time to time, among the Borrower, the Lenders and the Agent.

                  "Lenders" shall mean the banks or financial institutions that are or may from time to time become party to the Credit Agreement.

                  "Person" shall mean any individual, corporation, company, voluntary association, partnership, joint venture, trust, unincorporated organization or government or any agency, instrumentality or political subdivision thereof, or any other form of entity.

                  "Burlington South Plant" shall mean the buildings, equipment, facilities and real estate interests constituting the specialty polyvinyl chloride resin production facility located at Burlington, New Jersey.

                  "Security Agreement" shall mean that certain Security Agreement of even date with the Credit Agreement among the Borrower and the Agent as amended, supplemented or modified and in effect from time to time.

                  "Secured Obligations" shall have the meaning assigned such term in the Security Agreement.

                  "Union Carbide Contract" shall mean that certain vinyl acetate monomer conversion agreement dated January 1, 1993 between the Company and Union Carbide Corporation.